As filed with the Securities and Exchange Commission on October 29 , 2014

Registration No. 333-179521

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

Post-Effective Amendment No. 6
to
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

__________________

Moody National REIT I, Inc.
(Exact name of registrant as specified in its governing instruments)
6363 Woodway Drive, Suite 110
Houston, Texas 77057
(713) 977-7500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

__________________

Brett C. Moody
6363 Woodway Drive, Suite 110
Houston, Texas 77057
(713) 977-7500
(Name, address, including zip code and telephone number,
including area code, of agent for service)

__________________

Copies to:

Mary E. Smith	Rosemarie A. Thurston
Moody National REIT Sponsor, LLC	Gustav F. Bahn
6363 Woodway Drive,	Alston & Bird LLP
Suite 110	1201 West Peachtree Street
Houston, Texas 77057	Atlanta, Georgia 30309
(713) 977-7500	(404) 881-7000

__________________

Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

__________________

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
 (Do not check if a smaller reporting company)

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No.  6 consists of the following:

1.	The registrant’s prospectus dated April 29, 2014 (the "Prospectus");

2.	Supplement No. 9 to the Prospectus, included herewith, which will be delivered as an unattached document along with the Prospectus;

3.	Part II, included herewith; and

4.	Signatures, included herewith.

MOODY NATIONAL REIT I, INC.

$1,000,000,000 Maximum Offering

          Moody National REIT I, Inc. is a Maryland corporation formed in January 2008 to acquire a portfolio of real estate investments, primarily in the hospitality sector, real estate securities and debt-related investments. We are externally managed by Moody National Advisor I, LLC, which we refer to as our “advisor.” We have elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with the taxable year ended December 31, 2011. As of the date of this prospectus, our investment portfolio is comprised of five hotel properties and a joint venture interest in a mortgage loan secured by a hotel property.

 We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on April 15, 2009. In our initial public offering we offered up to 100,000,000 shares of our common stock to the public at $10.00 per share in the primary offering and up to 10,526,316 shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share. Our initial public offering terminated on October 12, 2012. As of the termination of our initial public offering on October 12, 2012, we had accepted investors’ subscriptions for, and issued, 1,126,253 shares of our common stock in our initial public offering, including 29,582 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in offering proceeds of $10,966,713.

          We are offering up to $1,000,000,000 in shares of our common stock in this follow-on offering. We are offering $900,000,000 in shares of our common stock to the public in our primary offering and $100,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan. We are initially offering shares to the public in our primary offering at a price of $10.00 per share. Our board of directors may change this price from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share value and other factors our board of directors deems relevant. Shares sold under our distribution reinvestment plan are initially being sold for $9.50 per share. Our board of directors may also change this price from time to time, but not more frequently than quarterly. We have no obligation to adjust the offering price of shares of our common stock and any adjustment in our offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. As of December 31, 2013, we had accepted subscriptions for, and issued, 3,267,967 shares of our common stock in our initial public offering and our follow-on offering, including 79,116 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in aggregate gross offering proceeds of $31,888,503. Neither we nor any of our affiliates is related to Moody’s Investors Services.

          This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 14. These risks include, among others:

•
We commenced operations in May 2010, have a limited operating history, have experienced losses in the past and may experience losses in the future. There is no assurance that we will be able to successfully achieve our investment objectives.

•
No public trading market exists for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of our common stock. If you are able to sell your shares, you will likely sell them at a substantial discount.

•
There are restrictions and limitations on your ability to have all or a portion of your shares of our common stock repurchased under our share redemption program, and if you are able to have your shares repurchased pursuant to our share redemption program, it may be for a price less than the price you paid for the shares and the then current value of the shares.

•
The offering price of our shares of common stock for this offering was not determined on an independent basis and bears no relationship to the book or net value of our assets or to our expected operating income.

•
The price of our shares may be adjusted periodically to reflect changes in the net asset value of our assets and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

•
The amount of distributions we make, if any, is uncertain. Our distributions may exceed our earnings, particularly during the period before we have acquired a substantial portfolio of real estate assets. Our distributions may be paid from other sources such as borrowings, offering proceeds or deferral of fees and expense reimbursements by our advisor, in its sole discretion. We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares. To date, a portion of our distributions have been paid from offering proceeds and may be paid from offering proceeds or other sources other than cash from operations, such as borrowings, in the future.

•
This is considered to be a “blind pool” offering because we have made a limited number of investments and, other than any potential acquisitions discussed in this prospectus, we have not identified any other specific assets to acquire with the proceeds from this offering. As a result, you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•
We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor, which were not determined on an arm’s-length basis.

•
Our advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments and for tenants, including (1) conflicts related to compensation payable by us to our advisor and other affiliates that may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, (2) the allocation of time between advising us and other real estate investment programs and (3) the recommendation of investments on our behalf when other affiliated programs are seeking similar investments.

•
We are the first publicly-offered investment program sponsored by our sponsor or its affiliates. Because previous programs and investments sponsored by affiliates of our sponsor were conducted through privately-held entities, not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations we are subject to, you should not assume that the prior performance of these programs will be indicative of our future performance.

•	Our use of leverage increases the risk of loss on our investments.

•	We are subject to risks generally incident to the ownership of real property.

•
We have elected to be taxed as a REIT for federal income tax purposes. If we fail to qualify as a REIT or lose our REIT status, it would adversely affect our operations and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. Projections or forecasts cannot be used in this offering. Any representation to the contrary and no prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is permitted. The shares of common stock offered hereby are subject to certain restrictions on transfer and ownership. See "Description of Common Stock."

	Price to Public(1)	Sales Commission(1)(2)	Dealer Manager Fee(1)(2)	Proceeds to Moody National REIT I, Inc. Before Expenses(1)(3)
Primary Offering Per Share	$10.00	$0.65	$0.35	$9.00
Total Primary Offering	$900,000,000	$58,500,000	$31,500,000	$810,000,000
Distribution Reinvestment Plan Offering Per Share	$9.50	—	$—	$9.50
Total Distribution Reinvestment Plan	$100,000,000	—	$—	$100,000,000

____________________
(1)	Assumes we sell $900,000,000 in the primary offering and $100,000,000 pursuant to our distribution reinvestment plan.

(2)	Discounts are available for certain categories of purchasers.

(3)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses.

          Moody Securities, LLC, an affiliate of our advisor and the dealer manager of this offering, is not required to sell any specific number of shares or dollar amount of our common stock but will use its best efforts to sell the shares offered hereby. The minimum investment is $2,500. This offering will terminate no later than October 12, 2014 (two years from the effective date of the registration statement relating to this offering) unless extended.

This prospectus is dated April 29,  2014

SUITABILITY STANDARDS

          The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for shares of our common stock which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have shares redeemed through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

          In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

          In addition to the suitability requirements set forth above, the following states have established additional suitability standards:

          Alabama—An Alabama investor must have represented to us that such investor has a liquid net worth of at least 10 times their investment in us and other similar programs and that such investor otherwise meets our suitability standards.

  California—A California investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

   Iowa—An Iowa investor’s maximum investment in us and our affiliated programs cannot exceed 10% of the investor’s net worth.

          Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest in the aggregate more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

          Kentucky—A Kentucky investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

  Maine—The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

          Michigan — A Michigan investor’s maximum investment in us and our affiliated programs cannot exceed 10% of the investor’s net worth.

          New Jersey—A New Jersey investor’s total investment in this offering and any similar program may not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

  New Mexico—A New Mexico investor’s aggregate investment in this offering and any affiliated program may not exceed 10% of the investor’s liquid net worth.

  Tennessee—A Tennessee investor's maximum investment in us and in our affiliates cannot exceed 10% of their net worth.

          Due to minimum offering requirements, this offering is currently not available to residents of Ohio and Pennsylvania.

          In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

          These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Our sponsor and each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement. In making this determination, the sponsor and each person selling shares on our behalf shall ascertain that the prospective stockholder meets the minimum income and net worth standards, can reasonably benefit from an investment in us based on the prospective stockholder’s overall investment objectives and portfolio structure, is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation, and has apparent understanding of the fundamental risks of the investment, the risk that the stockholder may lose the entire investment, the relative illiquidity of our shares of common stock, the restrictions on transferability and ownership of our shares of common stock and the tax consequences of an investment in us. The sponsor and each person selling

i

shares on our behalf will make this determination on the basis of information it has obtained from a prospective stockholder regarding the prospective stockholder’s financial situation and investment objectives. Relevant information for this purpose includes age, investment objectives, investment experience, income, net worth, financial situation, and other investments of prospective stockholders, as well as any other pertinent factors. Each person selling shares on our behalf shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder for at least six years.

          The minimum purchase amount is $2,500. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that to create a retirement plan you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

          Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $500.

HOW TO SUBSCRIBE

          Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•
Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Your check should be made payable to “Moody National REIT I, Inc.”

          By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to be bound by all of its terms and attests that he meets the minimum income and net worth standards as described herein.

          Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

          An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

          Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

          The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room. See “Additional Information.”

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

      Set forth below are some of the more frequently asked questions and answers relating to our structure, our management and an offering of this type.

Q:	What is a “REIT”?

A:	In general, a REIT is a company that:

• offers the benefits of a diversified real estate portfolio under professional management;

• is required to make distributions to investors of at least 90% of its taxable income for each year;

•
avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

• combines the capital of many investors to acquire or provide financing for real estate assets.

Q:	How will you structure the ownership and operation of your assets?

A:
We own substantially all of our assets and conduct our operations through an operating partnership, Moody National Operating Partnership I, L.P., which was organized in Delaware on January 18, 2008. We are the sole general partner of Moody National Operating Partnership I, L.P., which we refer to as our “operating partnership.” Because we will conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:
UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the operating partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, typically on a one-for-one basis, for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Do you currently own any assets?

A:
Yes. Our portfolio is currently comprised of five hotel properties with an aggregate of 587 rooms and a joint venture interest in a mortgage loan secured by a hotel property. Please also see "Description of Investments" for additional information regarding our portfolio.

This is considered to be a “blind pool” offering because we have made a limited number of investments and, other than any potential acquisitions discussed in this prospectus, we have not identified any other specific assets to acquire with the proceeds from this follow-on offering. As a result, you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Q:	How has your portfolio performed to date?

A:	This question is best answered with a summary presentation of our selected financial data.

Summary Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2013, incorporated by reference into this prospectus. Our historical results are not necessarily indicative of results for any future period.

	As of December 31
	2013	2012
Selected Financial Data
BALANCE SHEET DATA:
Total assets	$70,917,596	$29,086,245
Total liabilities	$46,281,943	$18,383,618
Special partnership units	1,000	1,000
Total equity	$24,634,653	$10,701,627

	Year Ended December 31, 2013	Year Ended December 31, 2012
STATEMENT OF OPERATIONS DATA:
Total revenue	$8,245,685	$1,094,920
Total expenses	$9,613,342	$1,280,740
Total income from discontinued operations	$-	$1,179,933
Net income (loss)	$(1,367,657)	$994,113

STATEMENT OF CASH FLOWS DATA:
Net cash provided by operating activities	$1,367,849	$387,070
Net cash used in investing activities	$13,007,494	$2,595,923
Net cash provided by financing activities	$14,253,859	$3,852,064

OTHER DATA:
Distributions declared	$1,773,715	$761,640

Q:	Who will choose which investments to make?

A:
Our advisor, Moody National Advisor I, LLC, selects investments for us based on specific investment objectives and criteria and subject to the direction, oversight and approval of our board of directors.

Q:	What kind of offering is this?

A:
Through our dealer manager, we are offering a maximum of $900,000,000 in shares of our common stock in our primary offering on a “best efforts” basis at an initial price of $10.00 per share. Our board of directors may change this price from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. Our advisor will calculate the per-share net asset value by dividing our net asset value by the number of shares of our common stock outstanding. Net asset value will be determined by subtracting (1) our liabilities, including

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the accrued fees and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including real estate properties, real estate related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations), as determined by our advisor. If we revise our offering price, we will disclose the method of calculating the estimated net asset value per share in a supplement to this prospectus.

We are also offering $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. Our board of directors may also change this price from time to time, but not more frequently than quarterly. We have no obligation to adjust the price of our shares and any adjustment in our offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:
When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock. Therefore, no specified dollar amount is guaranteed to be raised.

Q:	How long will this offering last?

A:
We expect to sell the shares of our common stock offered in the primary offering over a two year period. If we have not sold all of the shares to be offered in the primary offering by October 12, 2014, we may continue the primary offering until October 12, 2015 (three years from the date of the commencement of this offering), provided that, under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as April 9, 2016.  If we decide to continue the primary offering beyond October 12, 2014, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Q:	Will I receive a stock certificate?

A:
No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces offering costs.

Q:	Who can buy shares of common stock in this offering?

A:
In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,500. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards.”

Our affiliates may also purchase shares of our common stock. The sales commissions and dealer manager fees that are payable by other investors in this offering may be reduced or waived for our affiliates.

Q:	Are there any special restrictions on the ownership of shares?

A:
Yes. Our charter prohibits the ownership of more than 9.8% in value of our outstanding shares of capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of our then outstanding common stock, unless exempted by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

Q:	How do I subscribe for shares of common stock?

A:	Investors who meet the suitability standards described herein may purchase shares of our common stock. Investors seeking to purchase shares of our common stock should proceed as follows:

• read this entire prospectus and any appendices and supplements accompanying this prospectus;

• complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B; and

•
deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the registered broker-dealer or investment advisor. Your check should be made payable to “Moody National REIT I, Inc.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor represents that the investor meets the minimum income and net worth standards as stated in the subscription agreement.

Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through individual IRAs, Keough plans and 401(k) plans. In the case of investments through IRAs, Keough plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q:	How does the payment of fees and expenses affect my invested capital?

A:
We pay sales commissions and dealer manager fees in connection with this offering. In addition, we reimburse our advisor for our cumulative organizational and offering expenses and we pay our advisor acquisition and origination fees for substantial services provided in the acquisition of investments. The payment of fees and expenses reduce the funds available to us for investment in real estate assets. Depending primarily upon the number of shares we sell in the primary offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use between 83.3% and 87.2% of our gross offering proceeds for investments and 1.3% of our gross offering proceeds for the payment of acquisition and origination fees to our advisor. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to pay any additional amounts in connection with the fees and expenses described in this prospectus.

Q:	How much in compensation has been paid to the advisor and its affiliates to date?

A:
The following chart indicates the compensation paid to our advisor and its affiliates for the years ended December 31, 2013 and 2012. The following table should be read in conjunction with “Management Compensation.”

	Year Ended December 31,
Type of Fee or Reimbursement	2013	2012
Offering Stage:
Selling commissions (1)	$1,387,952	$595,905
Dealer manager fees (1)	422,906	167,783
Organization and offering expense reimbursement (2)	563,000	914,000
Operational Stage:
Acquisition fee	577,650	180,000
Origination fee	—	—
Debt financing fee	271,000	—
Asset management fee (1)	227,306	33,303
Property management and accounting fee	292,787	15,602
Operating expense reimbursement (3)	—	—
Acquisition expense reimbursement	—	—
Disposition Stage:
Disposition fee	—	—

(1)	All selling commissions, dealer manager fees and asset management fees incurred as of December 31, 2013 and 2012 had been paid as of such dates as indicated in the table above.
(2)
As of December 31, 2013, we had reimbursed offering costs of $1,888,458 and organization costs of $28,083 and had offering costs receivable from our advisor of $36,674. As of December 31, 2013, no oganization costs were payable to our advisor.

(3)	As of December 31, 2013, we had reimbursed $56,000 of operating expense to our advisor and had no operating expense payable to our advisor.

Q:	If I buy shares, will I receive distributions and how often?

A:	In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, our board of directors authorizes and we declare distributions based on daily record dates. Since we commenced real estate operations in May 2010, we have authorized and declared distributions based on daily record dates for each day calculated at a rate of $0.002192 per share of our common stock per day, which, if paid each day over a 365-day period, is equivalent to an 8.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock. We pay these distributions on a monthly basis. As of December 31, 2013, including shares issued pursuant to our distribution reinvestment plan, approximately 68% of our distributions have been funded from cash flow from operations and approximately 32% have been funded from offering proceeds. For more information on our distribution policy, see “Description of Capital Stock—Distributions.”

Q:	May I reinvest my distributions?

A:
Yes. Our distribution reinvestment plan allows stockholders to reinvest distributions at a price currently set at $9.50 per share. Our board of directors may change this price from time to time, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. The terms of our distribution reinvestment plan may also be amended or terminated by our board in its discretion upon at least 10 days’ prior written notice. Please see “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:
At the time you purchase the shares of our common stock, the shares will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding shares of capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See “Suitability Standards” and “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” We have adopted a share redemption program which may provide limited liquidity for some of our stockholders. For more information on our share redemption program, see “Description of Capital Stock—Share Redemption Program.”

Q:	What is your exit strategy?

A:
We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within four to six years from the termination of our initial public offering, which occurred on October 12, 2012. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

Q:	Will the distributions I receive be taxable?

A:
For any year that we qualify as a REIT, distributions that you receive, including the market value of our common stock received pursuant to our distribution reinvestment plan, will generally be taxed as ordinary income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our distributions may be designated and treated as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your shares of common stock and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	When will I get my detailed tax information?

A:	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	Where can I find updated information regarding the company?

A:
You may find updated information on our website, www.moodynationalreit.com. In addition, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the Exchange Act, we file reports, proxy statements and other information with the SEC. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC. In addition, you will receive periodic updates directly from us, including three quarterly financial reports and an annual report.

Q:	Who can answer my questions?

A:	If you have additional questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Moody National REIT I, Inc.
6363 Woodway Drive
Suite 110
Houston, Texas 77057
(713) 977-7500
Attn: Investor Relations

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making an investment decision. The use of the words “we,” “us” or “our” refers to Moody National REIT I, Inc. and its subsidiaries, including Moody National Operating Partnership I, L.P., except where the context otherwise requires.

Moody National REIT I, Inc.

We were formed as a Maryland corporation on January 15, 2008 to invest in a diversified portfolio of real estate investments, primarily in the hospitality sector. To a lesser extent, we may also invest in multifamily, office, retail and industrial properties and real estate securities and debt-related investments. We rely on our advisor’s unique investment strategy, referred to as “Moody Core Plus Plus,” which is described below. We have elected to qualify to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with the taxable year ended December 31, 2011.

On April 15, 2009, our Registration Statement on Form S-11 (SEC File No. 333-150612), registering a public offering of up to $1,100,000,000 in shares of our common stock, was declared effective by the SEC and we commenced our initial public offering. In our initial public offering we offered up to 100,000,000 shares of our common stock to the public at $10.00 per share in the primary offering and up to 10,526,316 shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share. Our initial public offering terminated on October 12, 2012. As of  October 12, 2012, we had accepted investors’ subscriptions for, and issued, 1,126,253 shares of our common stock in our initial public offering, including 29,582 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in offering proceeds of $10,966,713.

Prior to the termination of our initial public offering, on February 14, 2012, we filed a registration statement on Form S-11 with the SEC to register a follow-on public offering of up to $1,000,000,000 in shares of our common stock. We are offering up to $900,000,000 in shares of our common stock to the public and up to $100,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan in our follow-on public offering. On October 12, 2012, our follow-on offering was declared effective by the SEC and we terminated our initial public offering and commenced our follow-on offering. As of December 31, 2013, we had accepted subscriptions for, and issued, 3,267,967 shares of our common stock in our initial public offering and our follow-on offering, including 79,116 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in aggregate offering proceeds of $31,888,503.

        We are externally managed by Moody National Advisor I, LLC, an affiliate of ours which we refer to as our “advisor.” Our advisor’s team of real estate professionals has substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to the approval of our board of directors. Our advisor’s management team has substantial experience in the real estate industry and has successfully completed approximately 46 fully subscribed private placements in real estate programs of multiple property types with over 1,308 investors across the United States.

Our sponsor, Moody National REIT Sponsor, LLC, a Delaware limited liability company, is owned and managed by Brett C. Moody, who also serves as our Chief Executive Officer and President and the Chief Executive Officer and President of our advisor. We refer to Moody National REIT Sponsor, LLC as our “sponsor” or “Moody National.” Neither we nor any of our affiliates is related to Moody’s Investors Services.

Our office is located at 6363 Woodway Drive, Suite 110, Houston, Texas 77057, and our main telephone number is 713-977-7500.

Investment Strategy and Objectives: Moody Core Plus Plus

Our investment objectives are to:

•	preserve, protect and return stockholders’ capital contributions;

•	pay regular cash distributions to stockholders; and

•	realize capital appreciation upon the ultimate sale of the real estate assets we acquire.

          The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with an investment in a diversified portfolio of real estate properties, real estate securities and debt-related investments, which we refer to collectively as “real estate assets.” We expect to continue to invest primarily in hotel properties located in the United States that we own exclusively or in joint ventures or other co-ownership arrangements with other persons. We may also invest in other property types consisting of multifamily, office, retail and industrial assets located in the United States and Canada as well as real estate securities and debt-related investments. We may also make opportunistic investments in properties that may be under-developed or newly constructed and in properties that we believe are undervalued.

          In identifying investments, we rely upon the Moody Core Plus Plus investment strategy. The Core Plus Plus strategy utilizes an acquisition philosophy that capitalizes on market inefficiencies and a disciplined approach to analyzing economic fundamentals and demographic trends in major metropolitan markets to identify undervalued real estate investment opportunities. “Core” refers to a stabilized, Class A asset in a major metropolitan market, which can provide predictable and attractive net operating income. However, we believe that a core buying strategy, without a supply-demand imbalance, offers minimal growth potential along with an increased risk of asset devaluation. “Core Plus” builds upon a foundation of a core buying strategy by also targeting core markets, which are major metropolitan areas with stable population growth, high barriers to entry and multiple demand generators. Our Core Plus strategy seeks to capitalize upon potential supply-demand imbalances that we believe will create a technical pressure on a particular asset or asset class. We intend to identify these technical pressures created by demographic, business and industry changes which lead to supply and demand imbalances in a particular market. By utilizing this Core Plus strategy of purchasing undervalued assets with underlying intrinsic value, we believe a core asset will create greater value at disposition. Core Plus Plus builds further upon the acquisition philosophy of Core Plus to combine our real property investments with real estate securities and debt-related investments, including (1) mortgage and mezzanine loans, (2) debt and derivative securities related to real estate, including mortgage-backed securities, and (3) the equity securities of other REITs and real estate companies.

          The Moody Core Plus Plus investment strategy employs an acquisition model that utilizes a market optimization strategy for identifying supply and demand imbalances in our investments in real estate assets. This acquisition model tracks the standard deviations of rental rates for markets, submarkets and asset classes to guide us to the investments that we believe offer the greatest risk-adjusted returns. Through this acquisition model, we seek to purchase real estate assets on a diversified (non-homogeneous) basis, emphasizing market direction rather than properties available on the market. The Moody Core Plus Plus strategy focuses on market forces and the cyclical nature of real estate to pursue acquisitions in anticipation of an increase in demand of a particular type of real estate property. Due to current supply and demand imbalances in the hospitality industry, we believe the hospitality industry provides, and will continue to provide, unique opportunities for attractive, risk- adjusted returns on investment during the period in which we will be investing the proceeds of this offering. Please see “Investment Strategy, Objectives and Policies—Primary Focus—Real Property Investments—The Hospitality Industry” for an overview of the hospitality industry.

Investment Portfolio

          Our portfolio is comprised of (1) five hotel properties located in three states with an aggregate of 587 rooms and (2) a 74.5% joint venture interest in a mortgage note in the original principal amount of $13,000,000, secured by a hotel property. For additional details regarding our investments, see “Description of Investments.”

Borrowing Policy

          Under our Articles of Amendment and Restatement, or our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of building our portfolio when the costs of our investments are most likely to exceed our net offering proceeds. Our aggregate borrowings, secured and unsecured, is reviewed by the board of directors at least quarterly. As of December 31, 2013, our debt-to net assets ratio did not exceed 300%.

Summary of Risk Factors

An investment in shares of our common stock involves significant risks, including the following:

•
We commenced operations in May 2010, have a limited operating history, have experienced losses in the past and may continue to experience losses in the future. There is no assurance that we will be able to successfully achieve our investment objectives.

•
No public trading market exists for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of our common stock. If you are able to sell your shares, you will likely sell them at a substantial discount.

•
There are restrictions and limitations on your ability to have all or a portion of your shares of our common stock repurchased under our share redemption program, and if you are able to have your shares repurchased pursuant to our share redemption program, it may be for a price less than the price you paid for the shares and the then current value of the shares.

•
The offering price of our shares of common stock for this offering was not determined on an independent basis and bears no relationship to the book or net value of our assets or to our expected operating income.

•
The price of our shares may be adjusted periodically to reflect changes in the net asset value of our assets and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

•
The amount of distributions we make, if any, is uncertain. Our distributions may exceed our earnings, particularly during the period before we have acquired a substantial portfolio of real estate assets. Our distributions may be paid from other sources such as borrowings, offering proceeds or deferral of fees and expense reimbursements by our advisor, in its sole discretion. We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares. As of December 31, 2013, including shares issued pursuant to our distribution reinvestment plan, approximately 68% of our distributions have been funded from cash flow from operations and approximately 32% have been funded from offering proceeds.

•
This is considered to be a “blind pool” offering because we have made a limited number of investments and, other than any potential acquisitions described in this prospectus, we have not identified any other specific assets to acquire with the proceeds from our initial public offering or this follow-on offering. As a result, you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•
We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor, which were not determined on an arm’s-length basis.

•
Our advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments and for tenants, including (1) conflicts related to compensation payable by us to our advisor and other affiliates that may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, (2) the allocation of time between advising us and other real estate investment programs and (3) the recommendation of investments on our behalf when other affiliated programs are seeking similar investments.

•
We are the first publicly-offered investment program sponsored by our sponsor or its affiliates. Because previous programs and investments sponsored by affiliates of our sponsor were conducted through privately-held entities, not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations we are subject to, you should not assume that the prior performance of these programs will be indicative of our future performance.

•	Our use of leverage increases the risk of loss on our investments.

•	We are subject to risks generally incident to the ownership of real property.

•
We have elected to be taxed as a REIT for federal income tax purposes.  If we lose our REIT status, it would adversely affect our operations and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have four members on our board of directors, three of whom are independent of us, our advisor and our respective affiliates. Our directors are elected annually by our stockholders. Our board of directors has established an investment committee and an audit committee. The names and biographical information of our directors and officers are set forth under “Management—Directors and Executive Officers.”

Our Advisor

Moody National Advisor I, LLC, our advisor, was formed as a Delaware limited liability company in January 2008. Mr. Brett C. Moody controls and indirectly owns our advisor. We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. In addition, our advisor uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of real estate assets on our behalf consistent with our investment strategy and objectives. Our advisor’s real estate professionals have engaged in investing and managing real estate assets in 46 privately held real estate programs, including performing portfolio management, acquisitions, asset management, dispositions, finance, research, valuation, investor relations, legal and accounting functions.

Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The term of the current advisory agreement ends on April 15, 2014, subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated director are all officers of our advisor.

Our Sponsor

Moody National REIT Sponsor, LLC, our sponsor, was formed as a Delaware limited liability company in January 2008. Mr. Moody controls and indirectly owns our sponsor. Our sponsor has not sponsored any other real estate programs to date. However, Mr. Moody has closed more than 200 commercial real estate transactions totaling over $2.0 billion and has experience owning, financing and managing hotel, multifamily, office, and retail assets throughout the country. Mr. Moody has assembled a team of real estate professionals who have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. We believe that the experience of Mr. Moody and the team of real estate professionals assembled to manage our operations and their disciplined investment approach will allow us to successfully execute our investment strategy. Since 2005, the experience of these individuals includes (as of December 31, 2013):

•	sponsoring 46 privately offered prior real estate programs;

•	raising over $427.9 million of equity from more than 1,308 investors through these privately offered prior real estate programs;

•	acquiring over 67 hotels throughout the United States, with a value totaling approximately $1.4 billion; and

•	operating and/or asset managing over 40 hotels located throughout the United States.

Our Operating Partnership

We own our investments through Moody National Operating Partnership I, L.P., our operating partnership, or its subsidiaries. We are the sole general partner of our operating partnership, and the initial limited partners of our operating partnership are Moody National LPOP I, LLC, an affiliate of our sponsor, or Moody National LPOP, and Moody OP Holdings I, LLC, or Moody OP Holdings. Moody National LPOP has invested $1,000 in our operating partnership in exchange for common limited partnership units, or common units, and Moody OP Holdings has invested $1,000 in our operating partnership and has been issued a separate class of limited partnership units, which we refer to as the special units and which are described below under “—Compensation to Our Advisor and Affiliates.”

Our Affiliates

Various affiliates of ours are involved in this offering and our operations. Moody Securities, LLC, which is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, is the dealer manager for this offering and will provide dealer manager services to us in this offering. Mr. Robert W. Engel, our Chief Financial Officer, is an officer of our dealer manager. Our dealer manager is indirectly owned by Mr. Moody. For more information regarding our officers and the officers of our advisor and dealer manager, see the “Management” section of this prospectus. Another affiliate, Moody National Management, L.P., our property manager, will perform certain property management services for us and our operating partnership. Our property manager is indirectly owned and controlled by Mr. Moody. We refer to our advisor, our property manager and other of our affiliates, each as a “Moody National affiliate” and collectively, as “Moody National affiliates.”

Our Structure

The chart below shows the relationships among various Moody National affiliates. We are the sole general partner of our operating partnership. In the future, we may issue limited partnership units to third parties from time to time in connection with acquisitions of real estate properties. In order for the income from any hotel property investments to constitute “rents from real properties” for purposes of the gross income test required for REIT qualification, the income we earn cannot be derived from the operation of any of these hotels. Therefore, we lease each hotel property to a subsidiary of our operating partnership, which we intend to be treated as a taxable REIT subsidiary, or TRS.

Terms of the Offering

We are offering up to $1,000,000,000 in shares of our common stock, $900,000,000 of which are being offered to the public in our primary offering, and $100,000,000 of which are being offered pursuant to our distribution reinvestment plan. We are initially offering shares to the public in our primary offering at a price of $10.00 per share. Our board of directors may change this price from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. If our board determines to change the price per share in this offering, our advisor will calculate the per-share net asset value by dividing our net asset value by the number of shares of our common stock outstanding. Net asset value will be determined by subtracting (1) our liabilities, including the accrued fees and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including real estate properties, real estate related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations), as determined by our advisor. If we revise our offering price, we will disclose the method of calculating the estimated net asset value per share in a supplement to this prospectus. Shares sold under our distribution reinvestment plan will initially be sold for $9.50 per share. Our board of directors may also change this price from time to time, but not more frequently than quarterly. We have no obligation to adjust the price of our shares and any adjustment in our offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. Our board of directors did not change the offering price during our intial public offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This is a best efforts offering, which means that our affiliate Moody Securities, LLC, which is the dealer manager for this offering, will use its best efforts to sell our shares of common stock, but is not required to sell any specific amount of shares.

           We expect to sell the shares of our common stock offered in the primary offering over a two year period. If we have not sold all of the shares to be offered in the primary offering by October 12, 2014, we may continue the primary offering until October 12, 2015 (three years from the date this offering commenced), provided that, under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as April 9, 2016.  If we decide to continue the primary offering beyond October 12, 2014, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We reserve the right to terminate this offering at any time. We generally accept subscriptions for shares in this offering on a weekly basis.

Compensation to Our Advisor and Affiliates

           Our advisor and other affiliates will receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of our independent directors. In addition, Moody OP Holdings, a wholly-owned subsidiary of our sponsor, has been issued special units in our operating partnership constituting a separate series of partnership interests with special distribution rights. Equity interests in Moody OP Holdings will be issued in the future to certain management personnel, which will serve as an incentive to our advisor’s management to perform services on our behalf consistent with our investment objectives.

           Set forth below is a summary of all of the compensation and fees, including reimbursement of expenses, paid or reimbursed by us to our dealer manager and our advisor and its affiliates for the years ended December 31, 2013 and December 31, 2012 related to our initial public offering and this offering. The estimated maximum dollar amounts reflected in the table assume that we sell all shares in this offering at the highest possible sales commissions and dealer manager fees (with no discounts for any categories of purchasers) and are based on the sale of the maximum of $900,000,000 in shares to the public in the primary offering. The estimated maximum dollar amount does not include compensation and fees paid to our dealer manager, advisor and its affiliates in our initial public offering, which terminated on October 12, 2012. See “Management Compensation Table” for a more detailed explanation of the fees and expenses payable to our advisor and its affiliates in this offering and for a more detailed description of the special units.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Amounts Paid or Reimbursed for the Year Ended December 31, 2013/2012	Estimated Amount Maximum Offering

	Organizational and Offering Stage

Sales Commission—Dealer Manager	6.5% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers).	$1,387,952/$595,905	$58,500,000

Dealer Manager Fee—Dealer Manager	3.5% of the gross offering proceeds from the sale of shares in the primary offering, a portion of which may be reallowed to participating broker-dealers (excluding funds retained for the payment of wholesaling commissions, training and education costs and overhead expenses).	$422,906/$167,783	$31,500,000

Organizational and Offering Expense Reimbursement—Advisor or its affiliates	Reimbursement for organizational and offering expenses incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by	$563,000/$914,000	$19,800,000

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Amounts Paid or Reimbursed for the Year Ended December 31, 2013/2012	Estimated Amount Maximum Offering

the advisor and would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. We estimate that organization and offering expenses (excluding sales commissions and dealer manager fees) will represent approximately 2.2% of gross proceeds from our primary offering, or approximately $19,800,000, if we raise the maximum offering.

Operational Stage

Acquisition Fees—Advisor or its affiliates
1.5% of (1) the cost of investments we acquire or (2) our allocable cost of investments acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in and origination of loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.
		$577,650/$180,000	$11,853,000 (assuming no leverage is used to purchase real estate assets). $47,412,000 (assuming a leverage ratio of 75%).

Origination Fees—Advisor or its affiliates
1.5% of the amount funded by us to acquire or originate mortgage, mezzanine or bridge loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans.
		$0/$0	$11,853,000 (assuming no leverage is used to acquire or originate the loan). $47,412,000 (assuming a leverage ratio of 75%).

Debt Financing Fee—Advisor or its affiliates
1.0% of the amount available under any loan or line of credit we obtain and use to acquire properties or other permitted investments, which will be in addition to the acquisition fee paid to our advisor. Our advisor may pay some or all of the fees to third parties if it subcontracts to coordinate financing. No fee will be paid in connection with (1) the refinancing of a real estate asset already refinanced for which our advisor received a fee and (2) loan proceeds from any line of credit until such time as we have invested all net offering proceeds.
		$271,000/$0	Actual amounts depend upon the amount of debt obtained and services provided, and, therefore, cannot be determined at this time. If we utilize a 75% leverage ratio, the fees would be $23,706,000.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Amounts Paid or Reimbursed for the Year Ended December 31, 2013/2012	Estimated Amount Maximum Offering

Reimbursement of Acquisition Expenses—Advisor	Reimbursement of actual expenses related to the selection and acquisition of real estate investments.	$0/$0	$3,951,000 (assuming no leverage is used to purchase assets). $15,804,000 (assuming a leverage ratio of 75%).

Asset Management Fees—Advisor	A monthly amount equal to one-twelfth of 1.0% of the sum of the cost of all real estate investments we acquire.	$227,306/$33,303	$645,330 (assuming no leverage is used to purchase assets). $2,581,320 (assuming a leverage ratio of 75%).

Property Management and Leasing Fees—Moody National Management, L.P.
A monthly market-based fee, which will depend on geographic location and asset class as determined by a survey of brokers and agents in the area, for services in connection with operating and managing real property, including accounting services. Our property manager may pay some or all of these fees to third parties for management or leasing services. In the event that we contract directly with a non-affiliated third-party property manager, we will pay our property manager a market-based oversight fee.
		$292,787/$15,602	Actual amounts depend upon the gross revenue of the properties and customary leasing fees in the region in which properties are acquired, and, therefore, cannot be determined at this time.

Operating Expenses—Advisor
We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs; provided, however, that we will not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor or its affiliates receives acquisition, origination, disposition or asset management fees or for the personnel costs our advisor pays with respect to persons who serve as our executive officers.
		$0/$0	Actual amounts are dependent upon expenses paid or incurred and, therefore, cannot be determined at the present time.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Amounts Paid or Reimbursed for the Year Ended December 31, 2013/2012	Estimated Amount Maximum Offering

Director Compensation/Long-Term Incentive Plan—Independent Directors and Advisor
We pay each of our independent directors an annual retainer of $50,000. We also pay our independent directors for attending meetings as follows: (1) $2,000 for each in-person board meeting attended, (2) $1,500 for each in-person committee meeting attended and (3) $1,000 for each teleconference board meeting attended. The audit committee chairman receives an additional $10,000 annual retainer. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

We granted each of our independent directors an initial grant of 5,000 shares of restricted stock, which we refer to as the “initial restricted stock grant,” upon raising the minimum offering amount of $2,000,000 in our initial public offering. Going forward, each new independent director that subsequently joins the board of directors will receive the initial restricted stock grant on the date he or she joins the board of directors. Additionally, on the date of each of the first four annual meetings of our stockholders at which an independent director is re-elected to the board of directors, we grant to such directors 2,500 shares of restricted stock. On each of August 24, 2011, August 14, 2012 and August 13, 2013 each of our then current independent directors received 2,500 shares of restricted stock upon his reelection to the board of directors at our annual stockholders meeting. Although we do not currently intend to grant awards under the incentive compensation plan to employees of our advisor, such awards may be granted in the future.
$250,000/$291,000
Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends and the type and amount of awards granted under our long-term incentive plan; we cannot determine these amounts at the present time.

Liquidity Stage

Disposition Fees—Advisor or its affiliates
If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a property or other investment (except for such investments that are traded on a national securities exchange), up to one-half of the brokerage commission paid but in no event an amount greater than 3.0% of the contract sales price of each property or other
		$0/$0	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Amounts Paid or Reimbursed for the Year Ended December 31, 2013/2012	Estimated Amount Maximum Offering

investment sold; provided, however, in no event may the aggregate of the disposition fees paid to our advisor and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.

Special Units—Moody OP Holdings I, LLC
Moody OP Holdings, an affiliate of our advisor, was issued special units upon its initial investment in our operating partnership, and as the holder of the special units will be entitled to receive (1) 15% of specified distributions made upon the disposition of our operating partnership’s assets, and (2) a one time payment, in the form of shares of our common stock, a non-interest bearing promissory note payable solely from the proceeds of asset sales, or a combination thereof, in conjunction with the redemption of the special units upon the occurrence of a listing of our shares on a national securities exchange or upon the occurrence of certain events that result in a termination or non-renewal of our advisory agreement, but in each case only after the other holders of our operating partnership’s units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus an 8.0% cumulative non compounded annual pre tax return on their net contributions. The holder of special units is not entitled to receive any other distributions.
		$0/$0	Actual amounts depend on the sale price of real estate assets, and, therefore, cannot be determined at this time.

Prior Investment Programs

          The section of this prospectus entitled “Prior Performance Summary” contains a discussion of the programs sponsored by Moody National and its affiliates. Certain financial data relating to these programs is also provided in the “Prior Performance Tables” in Appendix A to this prospectus. The prior performance of our affiliates’ previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares.

Conflicts of Interest

Our advisor and certain of our other affiliates will experience conflicts of interest in connection with this offering and the management of our business affairs, including the following:

•
although our advisor does not currently manage other real estate programs, the directors, officers and key personnel of our advisor and our affiliated property manager must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved, including 46 privately offered real estate programs sponsored by affiliates of our sponsor, all of which have investment objectives generally similar to this offering;

•
the compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees, origination fees and asset management fees payable to our advisor and property management fees payable to our affiliated property manager are payable, in most cases, regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders;

•
although our sponsor has agreed generally to provide us with the first opportunity to acquire stabilized and income-producing properties for which we have sufficient uninvested funds, our sponsor will be required to make this determination in its discretion and will be subject to certain conflicts of interest in recommending acquisitions on our behalf when other affiliated programs are also seeking investments;

•
our property manager is an affiliate of our advisor and, as a result, may benefit from our advisor’s determination to retain our assets while our stockholders may be better served by the sale or disposition of our assets; and

•
our dealer manager is an affiliate of ours and, as a result, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

Distribution Policy

We have elected REIT status commencing with the taxable year ended December 31, 2011. To qualify as a REIT, we are required to distribute to our stockholders 90% of our annual REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gain.

In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, our board of directors authorizes and we declare distributions based on daily record dates. Since we commenced real estate operations in May 2010, we have authorized and declared distributions based on daily record dates for each day calculated at a rate of $0.002192 per share of our common stock per day, which, if paid each day over a 365-day period, is equivalent to an 8.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock.  We pay these distributions on a monthly basis.

Generally, our policy is to pay distributions from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of building our portfolio, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. We may fund such distributions from offering proceeds, advances from our advisor or sponsor, from our advisor’s deferral of its fees, from the net proceeds from the sale of real estate and from the receipt of principal payments on our real estate-related investments.

Our distribution policy is not to use the proceeds of this offering to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future or borrowings. As of December 31, 2013, including shares issued pursuant to our distribution reinvestment plan, approximately 68% of our distributions have been funded from cash flow from operations and approximately 32% have been funded from offering proceeds.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $9.50 per share. Our board of directors, in its sole discretion, may change this price from time to time or otherwise amend or terminate the distribution reinvestment plan at its discretion at any time upon 10 days’ prior written notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash.

Distributions Paid

On May 20, 2010, our board of directors authorized and declared a cash distribution to our stockholders contingent upon the closing of our acquisition of our first investment, which occurred in May 2010. The distribution (1) began to accrue daily to our stockholders of record as of the close of business on each day commencing on May 27, 2010; (2) is payable in cumulative amounts on or before the 15th day of each calendar month; and (3) is calculated at a rate of $0.002192 per share of our common stock per day, which, if paid each day over a 365-day period, is equivalent to an 8.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock.

The following table summarizes the distributions we paid in cash and pursuant to our distribution reinvestment plan (DRIP) for the period from July 2010 (the month we first paid distributions) through December 31, 2013:

				Net Cash Provided by
	Distributions Paid(1)			(used in)
Period	Cash	DRIP(3)	Total	Operating Activities
Period From May 20, 2010 to June 30, 2010(2)	$—	$—	$—	$(161,881)
Third Quarter 2010	40,388	20,901	61,289	114,490
Fourth Quarter 2010	39,639	26,375	66,014	156,857
First Quarter 2011	42,398	27,746	70,144	(9,178)
Second Quarter 2011	46,591	29,343	75,934	63,341
Third Quarter 2011	52,391	31,474	83.865	(27,056)
Fourth Quarter 2011	67,284	29,758	97,042	27,835
First Quarter 2012	90,374	26,723	117,097	(25,151)
Second Quarter 2012	114,446	35,856	150,302	199,325
Third Quarter 2012	148,527	52,850	201,377	132,140
Fourth Quarter 2012	177,655	61,594	239,249	80,756
First Quarter 2013	200,579	72,609	273,188	153,310
Second Quarter 2013	283,395	89,775	373,170	438,908
Third Quarter 2013	347,881	107,695	455,576	480,257
Fourth Quarter 2013	406,378	138,908	545,286	295,374
Total	$2,057,926	$751,607	$2,809,533	$1,919,327

(1)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately 15 days following the end of such month.
(2)	Distributions accrued for the period from May 27, 2010 through June 30, 2010 were paid on July 15, 2010, the date we first paid a distribution.
(3)	Amount of distributions paid in shares of common stock pursuant to our distribution reinvestment plan.

For the year ended December 31, 2013, we paid aggregate distributions of $1,647,220, which was comprised of $1,238,233 in cash distributions and $408,987 in shares issued pursuant to our distribution reinvestment plan. For the same period, our net cash provided by operating activities was $1,367,849, and our funds from operations, or FFO, was $(26,678). For the year ended December 31, 2012, we paid aggregate distributions of $708,025. For the same period, our net cash provided by operating activities was $387,070 and our FFO was $(324,661). For the period from July 15, 2010 (the date we first paid distributions) to December 31, 2013, we paid aggregate distributions of $2,809,533. Of the $2,809,533 in distributions we paid in the period from July 15, 2010 to December 31, 2013, $2,057,926, or approximately 73.2%, was paid in cash, and $761,607, or approximately 26.8%, was paid pursuant to our distribution reinvestment plan in the form of additional shares of common stock. Of the $2,809,533 in distributions we paid during the period from our inception through December 31, 2013, including shares issued pursuant to our distribution reinvestment plan, approximately 68% was funded from cash flow from operations and approximately 32% was funded from offering proceeds. Our net income (loss) from our inception through December 31, 2013 was $(635,766). From inception through December 31, 2013, net cash provided by operations was $1,919,327. From inception through December 31, 2013, our FFO was ($295,774). For a discussion of how we calculate FFO, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Funds From Operations and Modified Funds From Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this prospectus.

The tax composition of our distributions declared for the period from July 2010 (the month we first paid distributions) through December 31, 2013 was as follows:

Ordinary Income	21.4%
Capital Gain	23.9%
Return of Capital	54.7%
Total	100.0%

Share Redemption Program

Our share redemption program may provide a limited opportunity for our stockholders to have shares of our common stock redeemed, subject to certain restrictions and limitations, at a price equal to, or at a discount from, the current offering price per share for the shares being redeemed.

Share Purchase Anniversary	Redemption Price as a Percentage of Current Offering Price
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

Notwithstanding the foregoing, following the conclusion of our public offering, shares of common stock will be redeemed, subject to certain restrictions and limitations, at a price equal to, or at a discount from, a price based upon our current per-share net asset value and other factors that our board of directors deems relevant, including the then-current reinvestment price under our distribution reinvestment plan and general market conditions.

Unless the shares are being redeemed in connection with a stockholder’s death or qualifying disability, we may not redeem shares unless you have held the shares for one year. Redemption requests made within two years of the death or qualifying disability of a stockholder will be redeemed at a price equal to the then-current public offering price.

We are not obligated to redeem shares of our common stock under the share redemption program. Our board of directors may, in its sole discretion, accept or reject any share redemption request made by any stockholder at any time. If our board of directors accepts share redemptions, the number of shares to be redeemed during any calendar year is limited to (1) 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however that the above volume limitations shall not apply to redemptions requested within two years after the death of a stockholder.

Our board of directors may, in its sole discretion, amend, suspend or terminate the share redemption program at any time upon 30 days’ prior written notice if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. The share redemption program will terminate if the shares of our common stock are listed on a national securities exchange.

Estimated Use of Proceeds

We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner approved by our board of directors. After paying the sales commission, the dealer manager fee and offering expenses, we will use the net proceeds of the offering to make investments in accordance with our investment strategy and policies and to fund repurchases under our share repurchase program, subject to the limitations set forth therein. Generally, our policy is to pay distributions from cash flow from operations. However, our board of directors has the authority under our charter to fund distributions from any source, including, without limitation, the net proceeds of this offering, advances from our advisor or sponsor, our advisor’s deferral of its fees and the net proceeds from the sale of investments. We have not established a limit on the amount of proceeds from this offering we may use to fund distributions.

Assuming we sell the maximum of $900,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan, and that the full sales commissions and dealer manager fee are paid on all shares sold in the primary offering, we estimate that approximately 86.0% of the funds raised in this offering will be available to fund our investments. See “Estimated Use of Proceeds” for a more detailed explanation of our use of the proceeds from this offering.

Liquidity Strategy

We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within four to six years from the termination of our initial public offering, which occured on October 12, 2012. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is deemed to be an “investment company” if: (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (2) it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of an investment company as we intend to invest primarily in real property, rather than in securities, through our wholly and majority owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. As we are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its wholly owned or majority owned subsidiaries, both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test.
In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority owned subsidiaries, we and the operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or othewise acquiring real property.

Even if the value of investment securities held by one of our subsidiaries were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion for each of these subsidiaries.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our, our operating partnership’s or any of our subsidiaries’ failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority owned subsidiaries of our operating partnership.

Remaining outside the definition of investment company or maintaining compliance with Investment Company Act exceptions will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the risks described below in conjunction with the other information contained in this prospectus before purchasing shares of our common stock. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us may also harm our business.

INVESTMENT RISKS

There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

There is no current public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share redemption program but it is limited in terms of the amount of shares that stockholder may sell back to us each quarter. Our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ prior notice to our stockholders. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

Since the commencement of our initial public offering in 2009, we have raised a relatively limited amount of offering proceeds and have made a limited number of investments.

Based upon our operating history to date and our limited portfolio of investments, there can be no assurance that we will be able to successfully operate our business or achieve our investment objectives.  On April 15, 2009, we commenced our initial public offering. On May 18, 2010, we raised the minimum offering amount of $2,000,000 in our initial public offering and all of the subscription proceeds held in an escrow account, plus interest, were released to us. During the period from the commencement of our initial public offering on April 15, 2009 to December 31, 2013, we accepted investors’ subscriptions for, and issued, 3,267,967 shares of our common stock in our initial public offering, including 79,116 shares of our common stock pursuant to our distribution reinvestment plan, resulting in gross offering proceeds of approximately, $31,888,503.  As of the date hereof we have made only seven investments, one of which, our joint venture interest in the Residence Inn hotel located in Atlanta, Georgia, or the Residence Inn property, we disposed of in August 2012. If we are unable to raise sufficient proceeds in our public offering, we will not be able to meet our investment objectives, which could have an adverse effect on our results of operations and ability to make distributions to our stockholders. Further, there is no guarantee that we will be able to sell all of the $900 million in shares of our common stock registered for sale to the public in this offering.

We have experienced annual net losses in the past and may experience similar losses in the future.

We incurred a net operating loss for the years ended December 31, 2009, 2010, 2011 and 2013. Our losses can be attributed, in part, to the initial start-up costs and operating expenses incurred prior to making investments in properties. In addition, depreciation and amortization expenses substantially reduced our income. We cannot assure you that we will continue to be profitable in the future or that we will realize growth in the value of our assets.

   We are subject to compliance with securities law which exposes us to potential liabilities, including potential rescission rights.

Pannell Kerr Forster of Texas, P.C., or PKF, served as our independent auditor beginning in November 10, 2010 through February 8, 2012. On February 7, 2012, PKF informed our board of directors that it could not be considered independent in accordance with Rule 201 of SEC Regulation S-X for the 2011 fiscal year. On February 10, 2012, PKF informed our board that it could not be considered independent for the 2009 and 2010 fiscal years. Consequently, from March 31, 2011 (the date PKF first issued a report on our financial statemtents) to February 8, 2012, the offer and sale of securities in our continuous initial public offering may have failed to comply fully with Section 5 of the Securities Act which may trigger a right of rescission under the Securities Act for investors that purchased shares of our common stock during this period.  Such stockholders may have the right to rescind their purchase of shares of our common stock and require us to reacquire their shares at a price equal to the price originally paid for such shares with interest, less the amount of any income received with respect to such shares. An investor who acquired shares of our common stock during this period who no longer owns the shares they acquired may have the right to collect damages from us in lieu of the rescission rights described above.  If stockholders were successful in seeking rescission and/or damages, we would face financial demands that could adversely affect our business and operations. Additionally, we may become subject to penalties imposed by the SEC and state securities agencies.  As of the date hereof, we have not received a claim for rescission. If stockholders seek rescission and/or damages or we conduct a rescission offer, we may or may not have the resources to fund the repurchase of the securities.

This is a “blind pool” offering, and as a result, you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

This is considered to be a “blind pool” offering because we have made a limited number of investments and, other than the potential acquisition discussed in this prospectus, we have not identified any other specific assets to acquire with the proceeds from our initial public offering or this follow-on offering. As a result, you will not have the opportunity to evaluate our investments, aside from our limited number of existing investments, prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our future investments in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

We commenced operations on May 27, 2010 and therefore we have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We commenced operations on May 27, 2010 with the acquisition of our first investment, have a limited operating history and have made only seven investments, one of which, our joint venture interest in the Residence Inn property, we disposed of in August 2012. As a result, we may not be able to successfully operate our business or achieve our investment objectives. An investment in our shares of common stock may entail more risk than an investment in the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of real property, real estate securities or debt-related investments owned by other Moody National affiliates to predict our future results. Our investment strategy and key employees differ from the investment strategies and key employees of our affiliates in the past and present and may continue to do so in the future.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. If we are unable to raise sufficient funds in this offering or any subsequent offering, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our real estate assets are located and the types of investments that we make. Further, if we are not able to achieve portfolio diversification consistent with our longer-term investment objectives, the likelihood that any single investment’s poor performance will materially affect our overall investment performance will increase. Our inability to raise substantial funds will also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

Our ability to successfully conduct this offering is dependent, in part, on the ability of our dealer manager to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is Moody Securities, LLC, which we refer to as “Moody Securities.” Other than serving as dealer manager for this offering and our initial public offering, Moody Securities has no experience acting as a dealer manager for a public offering. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to establish and maintain a network of licensed securities broker dealers and other agents. If our dealer manager fails to perform, we may not be able to raise sufficient proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

We presently intend to effect a liquidity event within four to six years from the completion of our initial public offering; however, there can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity in your investment in shares of our common stock.

In the future, our board of directors will consider various forms of liquidity events, including, but not limited to, (1) the sale of all or substantially all of our real estate assets for cash or other consideration, (2) our sale or merger in a transaction that provides our stockholders with cash and/or securities of a publicly traded company and (3) the listing of our common stock on a national securities exchange. We presently intend to effect a liquidity event within four to six years from the termination of our initial public offering, which occurred on October 12, 2012. However, there can be no assurance that we will cause a liquidity event to occur within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share redemption program.

Payment of fees to our advisor and its affiliates reduces cash available for investment, which may result in stockholders not receiving a full return of their invested capital.

Because a portion of the offering proceeds from the sale of our shares and cash flow generated from our operations has been and will continue to be used to pay substantial expenses and fees to our advisor and its affiliates, the amount of cash available for investments in real estate assets will be reduced. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

Investors who invest in us at the beginning of this offering may realize a lower rate of return than later investors.

There can be no assurances as to when we will begin to generate sufficient cash flow to fully fund the payment of distributions. As a result, investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. We expect to have little cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Therefore, until such time as we have sufficient cash flow from operations to fully fund the payment of distributions, some or all of our distributions will be paid from other sources, such as from the proceeds of our public offerings, cash advances to us by our advisor, cash resulting from a waiver of fees by our advisor, and borrowings. As of December 31, 2013, including shares issued pursuant to our distribution reinvestment plan, approximately 68% of our distributions have been funded from cash flow from operations and approximately 32% have been funded from offering proceeds.

The offering price of our shares of common stock for this offering was not determined on an independent basis, and therefore it may not accurately represent the current value of our assets at any particular time.

The offering price of our shares of common stock for this offering was not determined on an independent basis and bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon our liquidation. Further, the offering price may be significantly more than the price at which our shares of common stock would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Until 18 months after we have completed our offering stage, we expect to use the price paid to acquire a share of our common stock in our most recent offering as the estimated per share value of our shares. Even when determining the estimated per share value of our common stock from and after 18 months after completion of our offering stage, the estimated per share value of our shares will be based upon a number of assumptions that may not be accurate or complete.

To assist FINRA members and their associated persons that participate in this offering, we will disclose in each of our annual reports an estimated per share value of our common stock, the method by which the estimated per share value of our common stock was developed and the date of the data used to develop the estimated per share value of our common stock. In addition, our advisor will prepare annual statements of the estimated per share value of our common stock to assist fiduciaries of retirement plans subject to the annual reporting and valuation requirements of ERISA in the preparation of their reports relating to an investment in our shares. Our advisor intends to use the most recent price paid to acquire a share of our common stock in the primary offering (disregarding purchase price discounts for certain categories of purchasers) or a subsequent follow-on public offering as the estimated per share value of our common stock until 18 months after we have completed our offering stage (as defined below). Although this initial estimated per share value of our common stock will represent the most recent price at which most investors will purchase our shares, this estimated per share value of our common stock will likely differ from the price at which a stockholder could resell his or her shares because there will be no public trading market for the shares at that time and the estimated per share value of our common stock will not reflect, and will not be derived from, the fair market value of our assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of our assets. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or a follow-on public offering, provided we have not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, we do not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). If our board of directors determines that it is in our best interest, we may conduct additional follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

When determining the estimated per share value of our common stock from and after 18 months after the completion of our offering stage, our advisor, or another firm chosen for that purpose, will estimate the per share value of our common stock based upon a number of assumptions that may not be accurate or complete, and our board of directors will approve such estimated per share value of our common stock. We do not currently anticipate obtaining independent appraisals or valuations of our properties or other assets in connection with determining the estimated per share value of our common stock and, accordingly, the estimated per share values should not be viewed as an accurate reflection of the fair market value of our assets or the amount of net proceeds that would result from an immediate sale of our assets.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

Additionally, while we would no longer bear the costs of the various fees and expenses we pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have a great deal of know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our real estate assets.

If we were to internalize our management or if another investment program, whether sponsored by our sponsor or otherwise, hires the employees of our advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on persons employed by our advisor and its affiliates to manage our day-to-day operations. If we were to effectuate an internalization of our advisor, we may not be able to retain all of the employees of our advisor and its affiliates or to maintain a relationship with our sponsor. In addition, some of the employees of our advisor and its affiliates may provide services to one or more other investment programs. These programs or third parties may decide to retain some or all of our advisor’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by our advisor and its affiliates who are most familiar with our business and operations, thereby potentially adversely impacting our business.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid.

Our share redemption program may provide you with a limited opportunity to have your shares of common stock redeemed by us at a price equal to or at a discount from the current offering price per share for the shares being redeemed. Following the conclusion of our public offering, shares of common stock will be redeemed, subject to certain restrictions and limitations, at a price equal to, or at a discount from, a price based upon the per-share net asset value of the company and other factors our board of directors deems relevant. Shares of our common stock are redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we limit the number of shares to be redeemed during any calendar year to no more than (1) 5.0% of the weighted average of the shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above limitation does not apply to redemptions requested within two years after the death of a stockholder. In addition, our board of directors reserves the right to reject any redemption request for any reason or no reason or to amend, suspend or terminate the share redemption program at any time upon 30 days’ prior written notice. Therefore, you may not have the opportunity to make a redemption request prior to a termination of the share redemption program and you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed.

The actual value of shares that we repurchase under our share redemption program may be substantially less than what we pay.

Under our share redemption program, shares currently may be repurchased at varying prices depending on (a) the number of years the shares have been held, (b) the purchase price paid for the shares and (c) whether the redemptions are sought upon a stockholder’s death or qualifying disability. The current maximum price that may be paid under the program is $10.00 per share, which is the offering price of our shares of common stock in our primary offering (ignoring purchase price discounts for certain categories of purchasers). The offering price of our shares of common stock for this offering was not determined on an independent basis, may not accurately represent the current value of our assets at any particular time, and is likely to differ from the price at which a stockholder could resell his or her shares. Thus, when we repurchase shares of our common stock at $10.00 per share, the actual value of the shares that we repurchase will be less, and the repurchase will be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.

We began paying a distibution in July 2010 at a rate which, if paid each day over a 365-day period, is equivalent to an 8.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock.  The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, we can give no assurance as to when we will be able to pay distributions solely from funds from operations.To the extent we do not have sufficient funds, or sources, of funds to pay distributions, we may be forced to reduce the rate at which we pay distributions or stop paying distributions entirely. Distributions payable to our stockholders may also include a return of capital, rather than a return on capital.

We have and may continue to pay distributions from sources other than our cash flow from operations. To the extent that we pay distributions from sources other than our cash flow from operations, we will have reduced funds available for investment and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay distributions from any source, including net proceeds from our public offerings, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Since our inception, our cash flow from operations has not been sufficient to fund all of our distributions, and as a consequence we have funded a significant portion of our distributions with the net proceeds of our public offerings. Of the $2,809,533 in total distributions we paid during the period from our inception through December 31, 2013, including shares issued pursuant to our distribution reinvestment plan, approximately 68% was funded from cash flow from operations and approximately 32% was funded from offering proceeds. In the future, our cash flow from operations may not be sufficient to fund our distributions and we may continue to fund all or a portion of our distributions from offering proceeds or other sources other than cash flow from operations. Until we make substantial investments, we may continue to fund distributions from the net proceeds from this offering or sources other than cash flow from operations. We have not established a limit on the amount of offering proceeds, or other sources other than cash flow from operations, which we may use to fund distributions.

If we are unable to consistently fund distributions to our stockholders entirely from our cash flow from operations, the value of your shares upon a listing of our common stock, the sale of our assets or any other liquidity event may be reduced. To the extent that we fund distributions from sources other than our cash flow from operations, our funds available for investment will be reduced relative to the funds available for investment if our distributions were funded solely from cash flow from operations, our ability to achieve our investment objectives will be negatively impacted and the overall return to our stockholders may be reduced. In addition, if we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, please see “Federal Income Tax Considerations–Taxation of Taxable U.S. Stockholders.”

Payments to the holder of the special units of our operating partnership may reduce cash available for distribution to our stockholders and the value of our shares of common stock upon consummation of a liquidity event.

Moody OP Holdings I, LLC, as the holder of the special units of our operating partnership, may be entitled to receive 15% of specified distributions made upon dispositions of our operating partnership’s assets and a promissory note, cash or shares of our common stock of such amount upon the occurrence of specified events, including, among other events, a listing of our shares on an exchange or the termination or non-renewal of the advisory agreement. Payments to the holder of the special units upon dispositions of our operating partnership’s assets and redemptions of the special units may reduce cash available for distribution to our stockholders and the value of shares of our common stock upon consummation of a liquidity event.  See “Management Compensation Table.”

The price of our shares of common stock may be adjusted to a price less than the price you paid for your shares of common stock.

The price of our shares of common stock may be adjusted periodically, in the sole and absolute discretion of our board of directors, to reflect changes in the net asset value of our assets and other factors our board of directors deems relevant and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

Recently enacted and potential further financial regulatory reforms could have a significant impact on our business, financial condition and results of operations.

On July 21, 2010, President Barack Obama signed the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” into law. The Dodd-Frank Act represents a significant change in the American financial regulatory environment and impacts nearly every aspect of the U.S. financial services industry. The Dodd-Frank Act requires various federal agencies to adopt hundreds of new rules to implement the Dodd-Frank Act and to deliver to Congress numerous studies and reports that may influence future legislation. The Dodd-Frank Act leaves significant discretion to federal agencies as to exactly how to implement the broad provisions of the Dodd-Frank Act. To date, many of the details and much of the impact of the Dodd-Frank Act is not known and may not be known for some time. The changes resulting from the Dodd-Frank Act may impact the profitability of business activities, require changes to certain business practices, impose more stringent capital, liquidity and leverage requirements or otherwise adversely affect our business.

Further, we may be required to invest significant management attention and resources to evaluate and make any changes necessary to comply with new statutory and regulatory requirements under the Dodd-Frank Act, which may negatively impact our results of operations and financial condition.

RISKS RELATED TO OUR BUSINESS

We, our sponsor and our advisor have limited experience in operating a public company or a REIT, and our failure to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow.

We and our advisor were formed in connection with our initial public offering. Other than our company, neither our advisor nor our sponsor nor any of our advisor’s or sponsor’s respective officers or employees in their capacities with our advisor and our sponsor have operated a public company or an entity that has elected, or intends to elect, to be taxed as a REIT, and we may not be able to operate such an entity successfully. You should not rely upon the past performance of other real estate investment programs of our affiliates to predict our future results. As of the date of this prospectus, we have only five investments. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their development and acquisition stage. To be successful, we must, among other things:

•	continue to identify and acquire investments that align with our investment strategies;

•	establish and maintain contacts with licensed securities brokers and other agents to successfully complete this offering;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties, real estate securities and debt-related investments as well as for potential investors in our shares; and

•	continue to build and expand our operations structure to support our business.

Our failure, or our advisor’s or sponsor’s failure, to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our shares.

Our success is dependent on the performance of our sponsor and Moody National affiliates.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor, our sponsor and other affiliates of our sponsor. Our sponsor and its other affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets.

The recent market downturn has adversely impacted, and could continue to adversely impact, certain prior real estate programs of our sponsor’s affiliates, resulting in a decrease or deferral of distributions with respect to such programs. Moody National Management, L.P. continues to seek approval to amend its master lease agreements for certain prior real estate programs to provide for either a deferral or a waiver of a portion of lease payments to program investors, and may continue to seek further amendments in the future depending upon the then-current economic conditions. Certain prior real estate programs have also requested additional cash infusions from investors to fund outstanding debt service payments. Further such requests may be necessary in the future depending upon the then-current economic conditions. These adverse developments have resulted in a reduction in payments to investors for certain prior real estate programs.
 Moody National Management, L.P. has commenced negotiations with lenders to restructure loan terms with respect to certain prior real estate programs in default under existing franchise or loan agreements and may continue to do so in the future. With respect to some of these loans, the lender is pursuing various alternatives simultaneously, including initiation of foreclosure and legal proceedings and loan modifications, and the borrowers are actively working toward loan modifications. However, there is no assurance that final loan modifications will be achieved, and with respect to one of these prior real estate programs, it appears likely that the lender will consummate foreclosure proceedings. With respect to another of these prior real estate programs, the lender has filed for foreclosure and in connection therewith, initiated a lawsuit. The master tenant and borrowers are working towards a settlement of the lawsuit and it appears likely that the lender will obtain the property in an uncontested foreclosure.
With respect to two tenant-in-common programs sponsored by Moody National Realty, the initial lender sold the loans, and the purchaser of the loans initiated foreclosure proceedings resulting in the filing for protection from these proceedings in the United States Bankruptcy Court by an affiliate of Moody National Realty owning an original equity investment in one property of approximately $10,000 and approximately $10,039 in the other property.  These affiliates received court approval of a confirmation plan under which an agreement was reached with the lender and the loans were reinstated.  With respect to one of these properties, the 28 tenant-in-common owners of the Residence Inn Atlanta Midtown, which originally acquired the project with a $7.475 million equity investment, recently allowed the lender to foreclose on the hotel which secured the loan.
 An affiliate of Moody National Realty and tenant-in-common owners in eight tenant-in-common programs collectively initiated legal proceedings against a lender.  Currently, seven of these tenant-in-common programs have been restructured into a limited liability company owned by the former tenant-in-common owners and a lender affiliate, and the legal proceedings have been dismissed with respect to such programs.  The lender and borrowers on one of the tenant-in-common programs entered into a settlement and reinstatement of the loan, and the legal proceedings have been dismissed with respect to such program.
The 19 tenant-in-common owners of the Westchase Technology Center property, which originally acquired the property with a $4 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on an office building which secured the loan. The 28 tenant-in-common owners of a two-hotel project (consisting of the Springhill Suites Altamonte and the Holiday Inn Express Orlando) which originally acquired the project with a $10.2 million equity investment declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the two hotels which secured the loan.  The 14 tenant-in-common owners of a two-hotel project (consisting of the TownePlace Suite Miami Airport and TownePlace Suites Miami Lakes) which originally acquired the project with a $5.9 million equity investment declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the two hotels which secured the loan. The 16 tenant-in-common owners of the TownePlace Suites Mount Laurel, which originally acquired the property with a $5.6 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the hotel which secured the loan.   Additionally, the 35 tenant-in-common owners of the Courtyard Columbus Airport, which originally acquired the property with a $11.1 million equity investment, entered into a deed in lieu of foreclosure agreement with the lender. Further, the lender for the Residence Inn Memphis filed foreclosure proceedings and one unaffiliated tenant-in-common owner of the Residence Inn Memphis filed for bankruptcy protection, which resulted in a court-ordered auction sale of the property and a loss of the original $6.93 million equity investment for the 17 tenant-in-common owners.

To the extent that any decline in revenues and operating results impacts our sponsor’s ability to provide our advisor with sufficient resources to perform its obligations to us pursuant to the advisory agreement, our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer. Additionally, such adverse conditions could require a substantial amount of time on the part of the management of our advisor and its affiliates, particularly with regard to other real estate programs, thereby decreasing the amount of time they spend actively managing our investments.

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Delays in selecting, acquiring and developing real estate assets could adversely affect investor returns. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will depend, in part, on the amount of proceeds we have received at a given time. If we are unable to access sufficient capital, we may suffer from delays in deploying the capital into real estate assets.

The recent downturn in the credit markets has increased the cost of borrowing and has made financing difficult to obtain, each of which may have a material adverse effect on our results of operations and business.

Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, the availability of credit has become more expensive and difficult to obtain. Some lenders are imposing more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact of the tightening of the credit markets may have a material adverse effect on us resulting from, but not limited to, an inability to finance the acquisition of real estate assets on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

We are uncertain of our sources for funding our future capital needs. If we cannot obtain debt or equity financing on acceptable terms, our ability to acquire real estate assets and to expand our operations will be adversely affected.

The net proceeds from our public offerings will be used for investments in real properties, real estate securities and debt-related investments, for payment of operating expenses and for payment of various fees and expenses such as acquisition fees, origination fees, asset management fees and property management fees. We do not intend to establish a general working capital reserve out of the proceeds from this offering during the offering. Accordingly, in the event that we develop a need for additional capital in the future for investments, the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we cannot establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions, or obtain debt or equity financing on acceptable terms, our ability to acquire real estate assets and to expand our operations will be adversely affected. As a result, we would be less likely to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC. We could also become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding non-traded REITs. As a result, we may be unable to raise substantial funds which will limit the number and type of investments we may make and our ability to diversify our assets.

            Our securities, like other non-traded REITs, are sold through the independent broker-dealer channel (i.e., U.S. broker-dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC and FINRA impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations such as FINRA adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker-dealers.

            FINRA has initiated investigations of broker-dealers with respect to the sales practices related to the sale of shares of non-traded REITS.  These proceedings have resulted in increased regulatory scrutiny from the SEC regarding non-traded REITs. As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for non-traded REITs, and accordingly we may face increased difficulties in raising capital in our offering. This could result in a reduction in the returns achieved on those investments as a result of a smaller capital to base limiting our investments. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive and distracting our management.

RISKS RELATED TO OUR ORGANIZATIONAL STRUCTURE

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities subject to any limitations under Maryland law or in our charter. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers and Others.”

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding shares of capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted by our board of directors. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock could increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base.

Our charter authorizes us to issue 450,000,000 shares of capital stock, of which 400,000,000 shares of capital stock are designated as common stock and 50,000,000 shares of capital stock are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and

•	the removal of incumbent management.

We do not currently have a compensation committee, and presently do not intend to form such a committee.

We do not have a compensation committee and have no plans to form one. Our board of directors may form a compensation committee in the future, which we expect will occur only when we hire our own employees. We currently do not have any employees nor do we have plans to hire any employees. The role of any compensation committee would be to make recommendations to our board of directors on the compensation of our employees and to administer the granting of awards pursuant to our long term incentive plan and to set the terms and conditions of such awards. Until our board of directors deems it in our best interest to form a compensation committee, our board of directors will directly administer our long term incentive plan and perform such other related duties. Should our board of directors decide in the future to form a compensation committee, such committee will be comprised of a majority of independent directors.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

           We are structured as an “UPREIT,” which stands for “umbrella partnership real estate investment trust.” We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In the UPREIT structure, a contributor of a property who desires to defer taxable gain on the transfer of a property may transfer the property to our operating partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, typically on a one-for-one basis, for shares of our common stock. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

We may issue limited partner interests of our operating partnership in connection with certain transactions. Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

In addition, Moody OP Holdings, the holder of special units in our operating partnership, may be entitled to (1) certain cash payments, as described in the “Management Compensation Table,” upon the disposition of certain of our operating partnership’s assets or (2) a one time payment in the form of cash, a promissory note or shares of our common stock in conjunction with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. This potential obligation to make substantial payments to the holder of the special units may reduce our cash available for distribution to stockholders and limit the amount that stockholders will receive upon the consummation of a liquidity event.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, our operating partnership or any of our subsidiaries intend to register as an investment company under the Investment Company Act. Currently, we own two real estate investments. Our operating partnership’s and subsidiaries’ intended investments in real estate will represent the substantial majority of our total asset mix. In order for us not to be subject to regulation under the Investment Company Act, we intend to engage, through our operating partnership and our wholly and majority owned subsidiaries, primarily in the business of buying real estate. These investments must be made within a year after this offering ends.

We expect that most of our assets will be held through wholly-owned or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets,” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. In addition, the SEC or its staff could take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of an investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6) of the Investment Company Act. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, our operating partnership or any of our subsidiaries are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to remain outside the definition of investment company or maintain an exclusion from the definition of an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information on issues related to compliance with the Investment Company Act, see “Investment Strategy, Objectives and Policies – Investment Company Act Considerations.”

RISKS RELATED TO CONFLICTS OF INTEREST

You will not have the benefit of an independent due diligence review in connection with this offering.

Because Moody Securities is an affiliate of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We depend on our advisor and its key personnel and if any of such key personnel were to cease to be affiliated with our advisor, our business could suffer.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisor in the acquisition, disposition and management of real estate assets, the selection of tenants for our real properties and the determination of any financing arrangements. In addition, our success depends to a significant degree upon the continued contributions of certain of the key personnel of Moody National REIT Sponsor, LLC, our sponsor, including Brett C. Moody and Robert W. Engel, each of whom would be difficult to replace. We currently do not have key man life insurance on any of these key personnel. If our advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

We may compete with other Moody National affiliates for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with other Moody National affiliates for opportunities to acquire or sell certain types of real estate assets. We may also buy or sell real estate assets at the same time as other Moody National affiliates are considering buying or selling similar assets.  In this regard, there is a risk that our advisor will select for us a real estate asset that provides lower returns to us than real estate assets purchased by another Moody National affiliate. Certain of our affiliates own or manage real properties in geographical areas in which we expect to own real properties. Therefore, our real properties may compete with other real properties owned or managed by other Moody National affiliates. Our advisor may face conflicts of interest when evaluating opportunities for our real properties and other real properties owned or managed by Moody National affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. As a result of our potential competition with other Moody National affiliates, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that Moody National affiliates devote to us may be diverted, and we may face additional competition due to the fact that Moody National affiliates are not prohibited from raising money for, or managing, another entity that makes the same types of investments that we target.

Moody National affiliates are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as those we target. For example, our advisor’s management currently manages 46 privately offered real estate programs sponsored by affiliates of our sponsor, all of which have investment objectives generally similar to this offering. As a result, the time and resources they could devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

Our advisor and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Moody National affiliates, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	public offerings of equity by us, which allow our dealer manager to earn additional dealer manager fees;

•	real estate acquisitions, which allow our advisor to earn acquisition fees upon purchases of assets and increase asset management fees;

•	real estate asset sales, since the asset management fees payable to our advisor will decrease and since our advisor will be entitled to disposition fees upon sales; and

•
the purchase of real estate assets from other Moody National affiliates, which may allow our advisor or its affiliates to earn additional asset management fees, property management fees and disposition fees.

Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee or origination fee. Certain potential acquisition fees, origination fees and asset management fees payable to our advisor and property management and leasing fees payable to the property manager would be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. These fees may incentivize our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held on to the asset. Moreover, our advisor will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other Moody National affiliates could result in decisions that are not in the best interests of our stockholders, which could impair our ability to pay you distributions or result in a decline in the value of your investment.

Our advisor may have conflicting fiduciary obligations if we acquire real estate assets from its affiliates or in joint ventures with its affiliates. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to invest in a property owned by, or make an equity or debt-related investment in, one of its affiliates or through a joint venture with its affiliates. For example, we own our interest in a mortgage ntoe secured by a hotel property through a joint venture between a wholly owned subsidiary of our operating partnership and an affiliated entity controlled by Brett C. Moody, our Chairman and Chief Executive Officer. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may dispose of assets to our advisor, sponsor or their affiliates, which could cause us to enter into transactions on less favorable terms than we would receive from a third party.

We may dispose of assets to our advisor, sponsor or their affiliates. Our advisor, sponsor or their affiliates may make substantial profits in connection with such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s-length basis; therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, our property manager, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties and could be in excess of amounts that we would otherwise pay to third parties for such services.

We may purchase real estate assets from third parties who have existing or previous business relationships with affiliates of our advisor, and, as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase assets from third parties that have existing or previous business relationships with affiliates of our advisor. The officers, directors or employees of our advisor and its affiliates and the principals of our advisor who also perform services for other Moody National affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, and the purchase price or fees paid by us may be in excess of amounts that we would otherwise pay to third parties.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE

Disruptions in the financial markets and deteriorating economic conditions could have a material adverse impact on our business.

We believe the risks associated with our business are more severe during market downturns. For example, a prolonged market downturn could negatively impact our real estate investments as a result of decreased demand for hotel rooms, increased tenant delinquencies and/or defaults under our leases. In addition, lower demand for rentable space and oversupply of rentable space could lead to increased rent concessions, higher tenant improvement expenditures or reduced rental rates in order to maintain occupancies. Because we expect that some of our debt-related investments may consist of loans secured by real property, these same factors could also negatively affect the underlying borrowers and collateral of our investments. Our operations could be negatively affected to a greater extent if a market downturn is prolonged or becomes more severe, which would significantly harm our business, results of operations, cash flows and financial condition, our ability to make distributions to you and the value of your investment.

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our stockholders.

We are subject to risks generally attributable to the ownership of real estate assets, including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of or demand for similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by our tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

Changes in supply of, or demand for, similar real properties in a particular area may increase the price of real properties we seek to purchase and decrease the price of real properties when we seek to sell them.

The real estate industry is subject to market forces. We are unable to predict certain market changes including changes in supply of, or demand for, similar real properties in a particular area. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in receiving cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Real properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property.   Additionally, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Our operating expenses may increase in the future and, to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to our tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

A market downturn or rise in interest rates could adversely impact occupancy, rental rates and our ability to collect rent from our tenants.

A market downturn may significantly affect occupancy, rental rates and our ability to collect rent from our tenants. For example, a market downturn or rise in interest rates could make it more difficult for us to lease real properties, may require us to lease the real properties we acquire at lower rental rates and may lead to an increase in tenant defaults. In addition, these conditions may also make it more difficult for us to dispose of these properties. Each of these events could have a material adverse impact on our cash flows, operating results and carrying value of investment property.

Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. We will also generally be responsible for real property taxes related to any vacant space. Additionally, some states may impose an entity level tax directly on us. For example, we could be subject to an entity level tax under amendments to the margins tax in the state of Texas. Such an entity level tax could adversely affect our cash flow.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

We compete with numerous other parties or entities for real estate assets and may not compete successfully.

We will compete with numerous other persons or entities seeking to buy real estate assets or to attract tenants to real properties we acquire. These persons or entities may have greater experience and financial strength than us. There is no assurance that we will be able to acquire real estate assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Our ability to make distributions to our stockholders will depend upon the ability of hotel managers to operate our hotels effectively.

We currently own five hotel properties and a 74.5% joint venture interest in a mortgage note which is secured by a hotel property, and we expect to invest a portion of the proceeds from our public offerings in additional hotel properties and hotel related investments. To qualify as a REIT, we cannot operate any hotel or directly participate in the decisions affecting the daily operations of any hotel. Our third-party hotel managers for our current hotel properties and any hotel properties we acquire will have direct control of the daily operations of our hotels. We will not have the authority to directly control any particular aspect of the daily operations (e.g., setting room rates) of any hotel that we acquire an interest in. Thus, even if we believe that a hotel is being operated in an inefficient or less than optimal manner, we will not be able to require a change to the method of its operation. Our only alternative for changing the operation of a hotel will be to replace the third-party manager in the situation where the applicable hotel management agreement permits us to do so.

Our ability to make distributions to stockholders will be impacted by the performance of our third-party hotel managers in generating sufficient revenues from our hotels in excess of operating expenses. The hotel managers will be affected by factors beyond their control, such as changes in the level of demand for rooms and related services of the hotels, their ability to maintain and increase gross revenues and operating margins at the hotels and other factors. Therefore, any operating difficulties or other factors affecting the hotel managers’ ability to maintain and increase gross revenues and operating margins at our hotels could significantly adversely affect our financial condition and results of operations.

The recent market downturn has adversely affected the hospitality industry and may affect hotel operations for the hotels we acquire.

As part of the effects of the recent market downturn, the hospitality industry has experienced a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the hospitality industry, any hotels that we acquire may experience declines in occupancy and average daily rates due to decline in travel. In addition, it is possible that these factors could have a material adverse effect on the value of any hotels that we acquire.

Competition in the hospitality industry and with third parties in acquiring properties may reduce our profitability and the return on your investment.

The hospitality industry is generally characterized as being intensely competitive. Our current hotel properties and any additional hotel in which we invest will compete with existing and new hotels in their geographic markets, including with independent hotels, hotels which are part of local or regional chains and hotels in other well-known national chains, including those offering different types of accommodations and services. The principal competitive factors that will affect the hotel properties in which we will seek to invest include, but are not limited to, brand recognition, location, range of services and guest amenities and the quality and price of the hotel rooms and services provided. Any one of the foregoing could impact our profitability and ability to pay distributions.

If we decide to invest in additional hotel properties, we expect to face significant competition for attractive hotel investment opportunities from other major real estate investors with significant capital, including both publicly traded REITs and private institutional investment funds. Because of competition from other well-capitalized real estate investors, we can provide no assurance that we will be able to acquire desired hotel properties. Where it is possible to acquire desired hotel properties, we can provide no assurance that we will be able to do so on favorable terms or that such properties will meet our return expectations or conform to our investment criteria. The competition to acquire attractive hotel investment opportunities could have an adverse effect on our financial condition and ability to pay distributions.

If we do not successfully attract and retain franchise flagships for hotel properties, our business will suffer, and this result will reduce the value of your investment.

Generally, we must attract and retain well-known hospitality franchises for our current hotel properties and any additional hotels we may choose to acquire to make these investments profitable. Certain hospitality franchises, including limited-service hotels, impose radius restrictions that limit the number of their hotels allowed within a certain distance of one another. Hospitality franchises also generally require that design and quality standards be met for guest room and common areas before a hospitality franchise will agree to provide the franchise agreement to operate a property. Compliance with these brand standards may impose significant costs upon us. If we are not able to attract and retain franchise flagships for our hotel properties because of location restrictions, the high cost of complying with design and quality standards, or any other reason, our business will suffer, and this result will reduce the value of your investment.

The hospitality industry is subject to unique, unforeseeable risks that may negatively impact our business and the value of your investment.

The hospitality industry is subject to unique, unforeseeable risks, such as natural disasters, pandemics and threats of pandemics, acts of terror and other catastrophes. We have no control over events of this type and they could have a substantial impact on the hospitality industry and our business if we decide to invest in additional hotel properties. Because we are unable to control the timing, duration or magnitude of these unforeseen events, the negative impact upon our business could be great.

In cases in which one of our tenants is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property.

Lease payments due under leases for any retail properties we acquire may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Real property that incurs a vacancy could be difficult to sell or re-lease.

We may invest in retail, office or industrial properties, which may incur a vacancy either by the continued default of a tenant under its lease or the expiration of leases. In addition, certain of the real properties we acquire may have some level of vacancy at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and may become vacant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

We are dependent on tenants for revenue and our inability to lease our properties or to collect rent from our tenants may adversely affect our results of operations and returns to our stockholders.

We may invest in retail, office or industrial properties, which may be occupied by a single tenant. As a result, the success of such properties will depend on the financial stability of a single tenant. Lease payment defaults by such tenants could cause us to reduce the amount of distributions to stockholders and could force us to find an alternative source of revenue to pay any mortgage loan on the property. In the event of such a tenant default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss.

We may not have funding for future tenant improvements, which may adversely affect the value of our properties, our results of operations and returns to our stockholders.

We may invest in retail, office or industrial properties with one or multiple tenants. When a tenant at such a property does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. We do not anticipate establishing a general working capital reserve out of the proceeds from this offering. We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure you that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

To the extent we invest in multifamily properties, our ability to make distributions to our stockholders may be adversely affected by short-term leases that expose us to the effects of declining market rent.

We may invest in multifamily properties. We expect that substantially all of our leases for such properties would be for a term of one year or less. Because these leases generally would permit the residents to leave at the end of the lease term without penalty, our rental revenues could be impacted by declines in market rents more quickly than for longer-term leases, which in turn could affect our ability to make distributions to our stockholders.

Competition due to overbuilding of multifamily properties may reduce our profitability and the return on your investment.

The multifamily property industry is highly competitive. To the extent that we invest in multifamily properties, we will compete with many other entities in the multifamily property industry, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities. Because of the large number of competitors in this industry, overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. To the extent we invest in multifamily properties, this competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations.

To the extent we invest in retail properties, our performance will be linked to the market for retail space generally.

The market for retail space has been and could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. To the extent that we invest in retail properties, retailers at our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

To the extent that we invest in retail properties, decreased consumer spending may have an adverse affect on tenants of our retail properties.

To the extent that we invest in retail properties, decreased consumer spending may adversely affect our retail investments because our income from such investments may be derived from lease payments by tenants whose businesses depend on consumer spending. In addition, our ability to increase our revenues and operating income may depend on steady growth of demand for the products and services offered by the stores and companies located in the retail properties we own. A drop in demand for any reason could result in a reduction in tenant performance and consequently adversely affect us.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. For example, we own our interest in a mortgage note secured by a hotel through a joint venture between a wholly owned subsidiary of our operating partnership and an affiliated entity controlled by Brett C. Moody, our Chairman and Chief Executive Officer. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

•
that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•
the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We cannot assure you that we will be able to acquire properties which comply with the ADA or allocate the responsibility for compliance with the ADA to another third party, such as the seller or the tenant of the property.  Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

Real property investments made outside of the United States will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

We may acquire properties in Canada to the extent that opportunities exist that may help us meet our investment objectives. International investments and operations generally are subject to various political and other risks that are different from and in addition to those for U.S. investments and operations. To the extent that we invest in real property located outside of the United States, in addition to risks inherent in the investment in real estate generally discussed in this prospectus, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements such as the enactment of laws prohibiting or restricting the foreign ownership of property, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, laws restricting us from removing profits earned from activities within the country to the United States, including the payment of distributions, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and thus the returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

Risks Associated with Real Estate Securities and Debt-Related Investments

Disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns for our stockholders.

As part of our investment strategy, we intend to acquire real estate-related loans, real estate-related debt securities and other real estate-related investments. The returns available to investors on these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. Recently, concerns pertaining to the deterioration of credit in the residential mortgage market have expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate mortgages and loans. Continued or future instability may interfere with the successful implementation of our business strategy.

The recent market downturn could negatively impact borrowers’ ability to pay principal and interest payments on mortgage loans we own.

The recent market downturn, in addition to other non-economic factors such as an excess supply of properties, has had a material negative impact on the values of commercial real estate. Due to declining real estate values, borrowers may be less able to pay principal and interest on our loans especially if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to sell loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

We are at risk of defaults by the borrowers on our mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

To the extent we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them; accordingly, the value of your investment would be subject to fluctuations in interest rates.

To the extent we invest in fixed-rate, long-term mortgage loans and market interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates, which would lower the proceeds we would receive in the event we sell such assets. If market interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may not be able to make new loans at the higher interest rate. To the extent we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, to the extent we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in market interest rates.

The CMBS and CDOs in which we may invest are subject to several types of risks.

Commercial mortgage-backed securities, or CMBS, are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Collateralized debt obligations, or CDOs, are a type of debt obligation that are backed by commercial real estate assets, such as CMBS, commercial mortgage loans, B-notes, or mezzanine paper. Accordingly, the mortgage backed securities we may invest in are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS and CDOs may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS and CDOs may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS and CDOs are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

CMBS and CDOs are also subject to several risks created through the securitization process. Subordinate CMBS and CDOs are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS and CDOs will not be fully paid. Subordinate securities of CMBS and CDOs are also subject to greater credit risk than those CMBS and CDOs that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property, the entity that owns the interest in the entity owning the real property or other assets. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

Some of our real estate securities investments may be denominated in foreign currencies and, therefore, we expect to have currency risk exposure to any such foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. To the extent that we invest in non-U.S. dollar denominated securities, in addition to risks inherent in the investment in securities generally discussed in this prospectus, we will also be subject to risks associated with the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden of complying with a wide variety of foreign laws.

RISK ASSOCIATED WITH DEBT FINANCING

We have incurred, and plan to incur in the future, mortgage indebtedness and other borrowings, which increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We have incurred, and plan to incur in the future, financing that is secured by our real estate assets. Under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our real estate assets before non-cash reserves and depreciation. We may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with justification for such excess. As of December 31, 2013, our debt-to- net-asset ratio did not exceed 300%. In addition, we may incur mortgage debt and pledge some or all of our real estate assets as security for that debt to obtain funds to acquire additional real estate assets or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains). Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. However, there is no assurance that we will be able to obtain such borrowings on satisfactory terms.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Disruptions in the financial markets and deteriorating economic conditions could also adversely affect our ability to secure debt financing on attractive terms and the values of investments we make.

The capital and credit markets experienced extreme volatility and disruption during the recent recession. Liquidity in the global credit market became severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance existing debt. We have, and expect in the future to continue to, finance our investments in part with debt. We may not be able to obtain debt financing on attractive terms or at all. If we are unable to obtain debt financing on attractive terms, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions and originations, which may reduce the number of investments we would otherwise make. If we are unable to obtain debt financing on attractive terms, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

Instability in the debt markets may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations reduces our cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace Moody National Advisor I, LLC as our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our real estate assets, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income test.

FEDERAL INCOME TAX RISKS

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We have elected to be taxed as a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2011.

Our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations and involve the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, after we elect to be taxed as a REIT, if we subsequently lose our REIT status we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income, and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that our operating partnership should properly be treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income. In addition, we would fail to qualify as a REIT, with the resulting consequences described above.

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the dividends paid deduction and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds or sell assets to fund these distributions. If we fund distributions through borrowings, then we will have to repay debt using money we could have otherwise used to acquire properties resulting in our ownership of fewer real estate assets. If we sell assets or use offering proceeds to pay distributions, we also will have fewer investments. Fewer investments may impact our ability to generate future cash flows from operations and, therefore, reduce your overall return. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

Our ownership of our TRSs will be subject to limitations and our transactions with our TRSs will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms.

Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the Internal Revenue Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The Internal Revenue Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. The 100% tax would apply, for example, to the extent that we were found to have charged our TRS lessees rent in excess of an arm’s length rent. We will monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with TRS ownership limitations and will structure our transactions with our TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% TRS limitation or to avoid application of the 100% excise tax.

If the leases of our hotels to the TRS lessees are not respected as true leases for U.S. federal income tax purposes, we will fail to qualify as a REIT.

To qualify as a REIT, we must annually satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” Rents paid to our operating partnership by TRS lessees pursuant to the leases of our hotels will constitute substantially all of our gross income. In order for such rent to qualify as “rents from real property” for purposes of the gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, financing arrangements, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we will fail to qualify as a REIT.

If any hotel managers that we may engage do not qualify as “eligible independent contractors,” or if our hotels are not “qualified lodging facilities,” we will fail to qualify as a REIT.

Rent paid by a lessee that is a “related party tenant” of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. An exception is provided, however, for leases of “qualified lodging facilities” to a TRS so long as the hotels are managed by an “eligible independent contractor” and certain other requirements are satisfied. We expect to lease all or substantially all of our hotels to TRS lessees, which are disregarded subsidiaries of corporations that are intended to qualify as TRSs, and to engage hotel managers that are intended to qualify as “eligible independent contractors.” Among other requirements, in order to qualify as an eligible independent contractor, the hotel manager must not own, directly or through its stockholders, more than 35% of our outstanding stock, and no person or group of persons can own more than 35% of our outstanding stock and the stock (or ownership interest) of the hotel manager, taking into account certain ownership attribution rules. The ownership attribution rules that apply for purposes of these 35% thresholds are complex, and monitoring actual and constructive ownership of our stock by our hotel managers and their owners may not be practical. Accordingly, there can be no assurance that these ownership levels will not be exceeded.

In addition, for a hotel management company to qualify as an eligible independent contractor, such company or a related person must be actively engaged in the trade or business of operating “qualified lodging facilities” (as defined below) for one or more persons not related to the REIT or its TRSs at each time that such company enters into a hotel management contract with a TRS or its TRS lessee. No assurances can be provided that any hotel managers that we may engage will in fact comply with this requirement in the future. Failure to comply with this requirement would require us to find other managers for future contracts, and, if we hired a management company without knowledge of the failure, it could jeopardize our status as a REIT.

Finally, each property with respect to which our TRS lessees pay rent must be a “qualified lodging facility.” A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, including customary amenities and facilities, provided that no wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. The REIT provisions of the Internal Revenue Code provide only limited guidance for making determinations under the requirements for qualified lodging facilities, and there can be no assurance that these requirements will be satisfied.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties.  We cannot guarantee that the Internal Revenue Service will not challenge our characterization of any sale-leaseback transactions. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the plan. For federal income tax purposes, you will be taxed on this amount in the same manner as if you have received cash; namely, to the extent that we have current or accumulated earnings and profits, you will have ordinary taxable income.  As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Sales of our properties at gains are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through a subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal and state taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to federal and state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our real estate assets and pay income tax directly on such income. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. In addition, our TRSs will be subject to federal income tax and applicable state and local taxes on their net income. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•
part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•
part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt to acquire the common stock; and

•
part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets, including shares of stock in other REITs, certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to REITs. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans. If a mezzanine loan satisfies an Internal Revenue Service safe harbor in Revenue Procedure 2003-65, the mezzanine loan will be treated as a real estate asset for purposes of the REIT asset tests and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments in loans that comply with the various requirements applicable to our qualification as a REIT. We may, however, acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset tests and could challenge treatment of interest on such loan as qualifying income for purposes of the 75% gross income test, and, if such a challenge were sustained, we could fail to qualify as a REIT.

The use of TRS lessees will increase our overall tax liability.

Our TRS lessees and any other of our domestic taxable REIT subsidiaries will be subject to federal and state income tax on their taxable income, which in the case of our TRS lessees may consist of revenues from hotel properties leased by our TRS lessees net of the operating expenses for such properties and rent payments to us. Accordingly, although our ownership of TRS lessees allows us to participate in the operating income from any hotel properties that may be acquired in addition to receiving rent, that operating income is fully subject to income tax. Such taxes could be substantial. The after-tax net income of our TRS lessees or other taxable REIT subsidiaries would be available for distribution to us.

Non-U.S. investors may be subject to U.S. federal income tax on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled” REIT.

A non-U.S. person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to U.S. federal income tax on the gain recognized on such disposition. A non-U.S. stockholder generally would not be subject to U.S. federal income tax, however, on gain from the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a non-U.S. investor on a sale of our common stock would be subject to U.S. federal income tax unless our common stock was traded on an established securities market and the non-U.S. investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for dividends paid. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. If the IRS were to take the position that we paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated if we were unable to cure such failure.

RETIREMENT PLAN RISKS

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock due to requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code. Furthermore, a person acting on behalf of a plan not subject to ERISA may be subject to similar penalties under applicable federal, state, local, or non-U.S. law by reason of purchasing our stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA, or other plan or arrangement subject to ERISA or Section 4975 of the Internal Revenue Code in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether your investment is made in accordance with the documents and instruments governing your plan, IRA, or other arrangement, including the investment policy;

•	whether your investment satisfies the prudence, diversification, and other applicable fiduciary requirements in Section 404(a) of ERISA;

•	whether your investment will impair the liquidity of the plan, IRA, or other arrangement;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	your need to value the assets of the plan annually.

You should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan, IRA, or other arrangement. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as "plan assets" for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and Section 4975 of the Internal Revenue Code and some of the transactions we have entered into with our advisor and its affiliates could be considered "prohibited transactions," under ERISA or the Internal Revenue Code. If such transactions were considered "prohibited transactions," our advisor and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, our advisor and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with "parties-in-interest" or "disqualified persons" with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our real estate assets. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase. For a discussion of the considerations associated with an investment in our shares by an employee benefit plan or an IRA, see "ERISA Considerations.”

Failure to satisfy the fiduciary standards of conduct and other requirements of ERISA, the Internal Revenue Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.  Furthermore, to the extent that the assets of a plan or arrangement not subject to the fiduciary provisions of ERISA (for example, governmental plans, non-electing church plans, and foreign plans) will be used to purchase our stock, such plans should consider the impact of applicable federal, state, local, or non-U.S. law on the decision to make such purchase.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to raise proceeds in this offering;

•	our ability to effectively deploy the proceeds raised in this offering;

•	our ability to identify and acquire real estate and real estate-related assets on terms that are favorable to us;

•	risks inherent in the real estate business, including the lack of liquidity of real estate investments and potential liability relating to environmental matters;

•	our ability to sucessfully compete in the hospitality industry;

•	our levels of debt and the terms and limitations imposed on us by our debt agreements;

•	our ability to obtain financing on acceptable terms;

•	adverse developments affecting our sponsor and its affiliates;

•	a decrease in the level of participation in our distribution reinvestment plan;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	conflicts of interest arising out of our relationship with our advisor and its affiliates;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to generally accepted accounting principles, or GAAP.

          Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

           The table below presents information regarding our intended use of the gross and net proceeds from our primary offering and pursuant to our distribution reinvestment plan. The table assumes we sell (1) the mid-point of $450,000,000 in shares of our common stock pursuant to our primary offering and no shares of common stock pursuant to our distribution reinvestment plan, (2) the maximum of $900,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan and (3) the maximum of $900,000,000 in shares of our common stock pursuant to the primary offering and $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan.

           Shares of our common stock are being offered in our primary offering to the public at a price of $10.00 per share. Our board of directors may change this price from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. Our advisor will calculate the per-share net asset value by dividing our net asset value by the number of shares of our common stock outstanding. Net asset value will be determined by subtracting (1) our liabilities, including the accrued fees and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including real estate properties, real estate related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations), as determined by our advisor. If we revise our offering price, we will disclose the method of calculating the estimated net asset value per share in a supplement to this prospectus. Shares sold under our distribution reinvestment plan are being sold for $9.50 per share. Our board of directors may also change this price from time to time, but not more frequently than quarterly. We have no obligation to adjust the price of our shares and any adjustment in our offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire amounts set forth in the table. Raising less than the full $900,000,000 in the primary offering or the full $100,000,000 pursuant to our distribution reinvestment plan will alter the amounts of commissions, fees and expenses set forth in the table below.

           The amounts in the table below assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering. The sales commission and, in some cases, all or a portion of our dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee and our organizational and offering expenses, we use the net proceeds of the offering to invest in real estate assets and to pay the fees set forth in the tables below. We have not established a limit on the amount of proceeds from our public offerings that we may use to fund distributions. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Midpoint of $450 Million		Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%	Amount	%
Gross Offering Proceeds	$450,000,000	100.0%	$900,000,000	100.0%	$1,000,000,000	100.0%
Less Offering Expenses:
Sales Commissions	29,250,000	6.5	58,500,000	6.5	58,500,000	5.9
Dealer Manager Fee	15,750,000	3.5	31,500,000	3.5	31,500,000	3.2
Organization and Offering Expenses(1)	22,500,000	5.0	19,800,000	2.2	19,800,000	1.9
Net Proceeds(2)	$382,500,000	85.0%	$790,200,000	87.8%	$890,200,000	89.0%
Less:
Acquisition Fee and/or Origination Fee(3)(4)	5,737,500	1.3	11,853,000	1.3	13,353,000	1.3
Acquisition Expense(3)(4)	1,912,500	0.4	3,951,000	0.4	4,451,000	0.4
Working Capital Reserve(5)	—	—	—	—	—	—
Estimated Amount Available for Investments(4)	$374,850,000	83.3%	$774,396,000	86.0%	$872,396,000	87.2%

(1)
Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares of our common stock in the offering, reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers supported by detailed itemized invoices, amounts to reimburse our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. Our advisor has agreed to reimburse us to the extent sales commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. We expect that our organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds we raise in the offering increases. In the table above, we have assumed organization and offering expenses will constitute approximately 5.0% of gross proceeds from our primary offering if we raise the midpoint of the maximum offering amount and that organization and offering expenses will constitute approximately 2.2% of gross proceeds from our primary offering if we raise the maximum offering amount.

(2)
Until required in connection with the acquisition and development of real estate assets, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and other authorized investments as determined by our board of directors.

(3)
This table excludes debt proceeds. To the extent we fund real estate asset acquisitions with debt, as we expect, the amount available for investment and the amount of acquisition fees and origination fees will be proportionately greater. To the extent we use such net proceeds to acquire real estate assets, our advisor would earn the related acquisition fees and origination fees. In addition to the acquisition fee or origination fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a real estate asset.

(4)
Amounts available for investments include customary third party acquisition expenses that are included in the total acquisition costs of the real estate assets acquired. For real estate assets that are not acquired, these costs are expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential investments regardless of whether the asset is actually acquired. Acquisition expenses as a percentage of a real estate asset’s contract purchase price, or the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, vary. However, in no event will total acquisition fees, origination fees and acquisition expenses on a real estate asset exceed 6.0% of the contract purchase price of the real estate asset. Furthermore, in no event will the total of all acquisition fees, origination fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract purchase price of all real estate assets acquired by us. In the table above, we have assumed acquisition expenses will constitute 0.5% of net proceeds. Although it is anticipated that distributions will be funded from operations after we have invested in a substantial portfolio of income-producing investments, funds available for investment may also be used to fund distributions to the extent that our board of directors determines it to be appropriate, which determination will be based, in part, upon our results of operations.

(5)
We do not anticipate establishing a general working capital reserve out of the proceeds from this offering during the initial stages of the offering; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions.

DILUTION

As of December 31, 2013, our net tangible book value per share was $7.05, compared to our offering price of $10.00 per share pursuant to this offering. Our net tangible book value per share of our common stock was determined by dividing the net book value of our tangible assets (consisting of total assets less intangible assets, which are comprised of deferred financing and leasing costs acquired in-place lease value, net of liabilities to be assumed and noncontrolling interests) as of December 31, 2013 by the number of shares of our common stock outstanding as of December 31, 2013. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. Net tangible book value is not intended to reflect the value of our assets upon our orderly liquidation in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (1) accumulated depreciation and amortization of real estate investments, (2) fees paid in connection with our initial public offering and (3) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition and management of our investments. Additionally, investors who purchased shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to this offering, if we sell securities that are convertible into shares of our common stock or if we issue shares upon the exercise of options, warrants or other rights.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

           The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with an investment in a diversified portfolio of real estate properties, real estate securities and debt related investments, which we refer to as “real estate assets.” We expect to continue to invest primarily in hotel properties that we own exclusively or in joint ventures or other co-ownership arrangements with other persons. We may also invest in other property types consisting of multifamily, office, retail and industrial assets located in the United States and Canada as well as real estate securities and debt-related investments. We may also make opportunistic investments in properties that may be under-developed or newly constructed and in properties that we believe are undervalued. Our portfolio currently consists of five hotel properties and a joint venture interest in a mortgage loan secured by a hotel property. For additional details regarding our investments see “Description of Investments.”

            Our Core Plus Plus strategy utilizes an acquisition philosophy that capitalizes on market inefficiencies and a disciplined approach to analyzing economic fundamentals and demographic trends in major metropolitan markets to identify undervalued real estate investment opportunities. “Core” refers to a stabilized, Class A asset in a major metropolitan market, which can provide predictable and attractive net operating income. However, we believe that a core buying strategy, without a supply-demand imbalance, offers minimal growth potential along with an increased risk of asset devaluation. “Core Plus” builds upon a foundation of a core buying strategy by also targeting core markets, which are major metropolitan areas with stable population growth, high barriers to entry and multiple features which spur demand for the targeted property type in the market, referred to as “demand generators.” Our Core Plus strategy seeks to capitalize upon potential supply-demand imbalances that we believe will create a technical pressure on a particular asset or asset class. We intend to identify these technical pressures created by demographic, business and industry changes which lead to supply and demand imbalances in a particular market. By utilizing this Core Plus strategy of purchasing undervalued assets with underlying, intrinsic value, we believe a core asset will create value at disposition. Core Plus Plus builds further upon the acquisition philosophy of Core Plus to combine our real property investments with real estate securities and debt-related investments, including (1) mortgage and mezzanine loans, (2) debt and derivative securities related to real estate, including mortgage-backed securities, and (3) the equity securities of other REITs and real estate companies. The Moody Core Plus Plus investment strategy takes into account a number of micro and macroeconomic factors, including changes in general economic conditions, which we believe will allow us to identify sound economic investments in real estate and real estate related assets even during periods of an economic downturn.

           The Moody Core Plus Plus investment strategy employs an acquisition model which takes into account both the current conditions in the real estate market at any given time and the cyclical nature of real estate generally in an effort to anticipate an increase in demand of a specific type of real estate asset and/or an increase in demand for a specific market. Through research and analysis of market data, including demographic, business and industry trends, as well as technical pressures such as competition, product expense and capacity, we intend to identify supply and demand imbalances for real estate assets in particular markets. For example, we seek to identify assets located in markets where new supply may be constrained due to local regulations that limit new development or land and materials that are either cost-prohibitive or simply unavailable. Once we have identified these supply constraints, we further narrow our search to identify properties that are likely to be driven by high demand, such as properties that are:

•	well maintained Class A properties;

•	located along the East or West Coast or in the Sunbelt Region;

•	located in states within the top quartile of U.S. population growth;

•	located in major metropolitan centers;

•	located in markets with an expanding federal or state government employment base; or

•	located near a major university.

Additionally, we will focus on properties located in major U.S. cities that benefit from increasing globalization and global economic growth, particularly growth in Brazil, Russia, India and China. These “gateway” cities provide potential for increased growth and demand and include Los Angeles, with its international population and entertainment industry; Boston, Raleigh and Philadelphia, with their major universities; and Houston, with its large concentration of energy companies. Although our focus on acquisitions will be on assets located in major metropolitan areas, we may also invest in suburban markets that have the potential for growth.

This focus on market direction requires the evaluation of all categories of real estate assets and various markets, as opposed to a more narrow focus on a single asset type, specific market or product availability. We also measure the standard deviation of historical market and asset performance in order to gauge the risk of investing in any given asset relative to other assets and/or other markets. As a result, the Moody Core Plus Plus investment strategy aims to acquire a risk adverse portfolio based upon an emphasis on the direction of the market.

Investment Objectives

Our investment objectives are to:

•	preserve, protect and return stockholders’ capital contributions;

•	pay regular cash distributions to stockholders; and

•	realize capital appreciation upon the ultimate sale of the real estate assets we acquire.

   We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our independent directors. Our board of directors reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each such determination and the basis therefore is set forth in the minutes of the meetings of our board of directors. We may not change our investment objectives without the approval of our stockholders.

Primary Focus—Real Property Investments

           We intend to invest the majority of our total assets in hotel properties and, to a lesser extent, multifamily, office, retail and industrial assets.

We expect the majority of our direct real property investments will consist of “core plus” properties, which are stabilized, income-producing properties that have been fully constructed and that have significant operating histories. In addition, our portfolio may also include a relatively smaller proportion of “value added” investment opportunities that arise in circumstances where a real property may be situationally undervalued or where product repositioning, capital expenditures or improved property management may increase cash flows. We may also invest in “opportunistic” real properties or properties that are under development or construction, that are newly constructed or that have some level of vacancy at the time of acquisition. We have not established any maximum or minimum purchase price for any individual real property investment.

           We anticipate that the majority of our direct real property investments will be made in the United States, although we may also invest in Canada to the extent that opportunities exist that may help us meet our investment objectives.

           In determining the types of direct real property investments to make, our advisor utilizes the following criteria:

•	diversification benefits relative to the rest of the real property assets within our portfolio;

•	broad assessment of macro and microeconomic, employment and demographic data and trends;

•	regional, market and property specific supply and demand dynamics;

•	credit quality of in-place tenants and the potential for future rent increases;

•	physical condition and location of the property;

•	market rents and opportunity for revenue and net operating income growth;

•	opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

•	risk characteristics of the investment compared to the potential returns and available alternative investments; and

•	additional factors considered important to meeting our investment objectives.

The primary property types in which we intend to invest are as follows:

•
Hotels—We expect the majority of our investments will be in hotel properties. To date all of our investments have been in hotel properties or mortgages secured by hotel properties. We intend to target limited service and full-service hotel properties in excess of 75 rooms, typically with national brands or which can be converted to a national brand, located in major urban and resort markets. It is anticipated that the majority of hotels we will acquire will be select-service hotels (sometimes referred to as “limited-service” hotels). Select-service hotels target business-oriented travelers by providing clean rooms with basic amenities. In contrast to lower-cost budget motels, select-service hotels provide amenities such as an exercise room, business facilities and breakfast buffets. In contrast to full-service hotels, select-service hotels typically do not have a full-service kitchen, which are relatively costly to operate.

•	Multifamily Properties—including apartment communities of all sizes located in markets expected to exhibit future household formation and job growth and markets with some barriers to entry.

•
Office Properties—including low-rise, mid-rise and high-rise office buildings and office parks in urban and suburban locations, especially those that are in or near central business districts or have access to transportation.

•
Retail Properties—including neighborhood, community, power and lifestyle shopping centers and focusing on properties located in or nearby populated residential areas that have, or have the ability to attract, strong anchor tenants.

•	Industrial Properties—including warehouse and distribution facilities, office/warehouse flex properties, research and development properties and light industrial properties.

           We may also invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10.0% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. To the extent we invest in development properties, to help ensure performance by the builders of real properties that are under construction, we intend to require a guarantee of completion at the price contracted either by an adequate completion bond or performance bond. Our advisor may rely upon the net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Our advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with our advisor or our property manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

     The Hospitality Industry

    According to our research, at this time the hotel space has the greatest supply-demand imbalance among all real estate asset classes. We believe that hotel properties are trading below their normal pricing, which creates buying opportunities today; while a supply-demand imbalance should create upward pressure on future room rates.

Long-term room night demand has historically been positively correlated with GDP growth. During the past 20 years, hotel demand growth was negative at only three points, most notably during the recent recession, which we refer to as the “Great Recession.” However, hotel demand rose steadily during periods of economic growth, especially during the late 1990’s and mid-2000’s.  As a result, many industry experts project a continued increase in hotel demand.

U.S. Market Demand - Hospitality Demand vs. GDP (1988 - 2015)

The hotel industry has been in a period of under-supply since 2001, with the exception of 2008 and 2009. The current slowdown in new supply is due to both the unavailability of new financing and the downturn in hotel rates experienced during the Great Recession. New hotel projects often take several years to complete, especially in the current environment with lenders remaining cautious about approving new projects. Smith Travel Research, or STR, foresees this trend continuing as new hotel supply is expected to grow at a slower pace than the 20-year average of 1.9% per year. Consequently, existing hotel operators should experience the full benefit of the impending hotel recovery because the new supply is not expected to match the growth in demand.

U.S. Market Supply – Hotels Supply Deviation from Average (1988 - 2015)

As hotel demand increases while the rate of new supply decreases, the anticipated result will be pricing power. As a result, hotel property owners are expected to have the ability to increase room rates dramatically due to the under-supply of hotel rooms. Furthermore, these annual increases in revenue are expected to result in increased asset valuation. International hotel consulting firm HVS anticipates that hotel values will increase by double-digit levels from 2012 through at least 2014. Thus, hotel industry experts anticipate a rise in pricing power, increased revenues, and asset appreciation during the near-term. The chart below reflects historical and projected trends in Revenue per Available Room (RevPAR), the primary metric for gauging hotel performance of hotel rooms and demand for hotel fooms.

U.S. Hotel Supply, Demand, & RevPAR Trends RevPAR vs. Supply vs. Demand (1988 - 2015)

 During 2009, RevPAR decreased by approximately 16.7% as a result of the decrease in demand along with a brief two-year increase in supply. Beginning in 2010, demand began to eclipse supply and has continued in the following years. In 2012, room supply increased approximately 0.5%, while demand grew by 3.1%. This imbalance continued in 2013 and is expected to continue for the forseeable future. As a result, PKF Hospitality Research projects RevPAR increases of 6.6% and 7.0% in 2014 and 2015, respectively. Furthermore, these annual increases in RevPAR are expected to result in increased asset valuations. Hotel consulting firm HVS anticipates that hotel values will increase by double-digit levels for the upcoming years. Thus, the combination of rising demand and limited new supply should result in pricing power and asset appreciation for hotel investors.

U.S. Market RevPAR RevPAR Growth (1988 - 2015)

     Tenant Creditworthiness

Our advisor has developed specific standards for determining the creditworthiness of potential tenants of our real properties depending on the type of property. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

Terms of Leases

The leases we enter into for hotel properties require a fixed annual base rent that vary within the term of the lease based on market conditions. These lessees pay all costs and expenses and all utility and other charges incurred in the operation of the hotels.

Consistent with the multifamily industry, we anticipate that the leases we enter into for apartment buildings will be for one year or less. These terms provide maximum flexibility for the owner to implement rental increases when the market will bear such increases.

We expect that the vast majority of the leases we enter for office, retail and industrial properties will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area and maintenance and some building repairs. In addition, we anticipate that most of our leases for office, retail and industrial properties will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments and that none of the rentals under our leases for such properties will be based on the income or profits of any person. Rentals due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Tenant Improvements

We anticipate that tenant improvements required at the time of our investment in a property will be funded from our offering proceeds. However, at such time as a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our retail, office or industrial buildings, it is likely that to attract new tenants we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.

Real Property Ownership

We will generally hold fee title or a long-term leasehold estate in the properties we acquire. We intend to acquire such interests either (1) directly through our operating partnership or through wholly-owned subsidiaries of our operating partnership or (2) indirectly through investments in joint ventures, partnerships, or other co-ownership arrangements with the developers of the real properties, Moody National affiliates or other persons. In addition, we may purchase real properties and lease them back to the sellers of such real properties. While we will use our best efforts to structure any such sale-leaseback transaction in which the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result.

In determining whether to purchase a particular real property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership or participation arrangements for the purpose of obtaining interests in real properties. We may also enter into joint ventures for the development or improvement of properties or real estate-related assets. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property that the joint venture owns or is being formed to own under the same criteria used for the selection of our direct real property investments.

Our advisor will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with Moody National affiliates, but only provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on terms and conditions that are substantially the same as those received by the other joint venturers in such joint venture.

We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the nature of the property and its operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interest owned by other partners in the venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

•
Our ability to manage and control the joint venture—we will consider whether we should obtain certain approval rights in joint ventures we do not control and for proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit the joint venture—we will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•
Our ability to control transfers of interests held by other partners to the venture—we will consider requiring consent provisions, a right of first refusal and forced redemption rights in connection with transfers.

In connection with our acquisition of our joint venture interest in the Hyatt Place note, we entered into a joint venture with an affiliate of our sponsor.  Under the terms of the joint venture agreement for this joint venture, we are the manager of the joint venture and control the day-to-day affairs of the joint venture subject to certain veto rights of our joint venture partner. Our joint venture partner is an affiliate of our advisor and therefore certain conflicts of interest may arise with respect to major business decisions of the joint venture.

Acquisition of Properties from Our Affiliates

We are not precluded from acquiring real properties, directly or through joint ventures, from our affiliates. Our advisor and affiliates will receive fees for such transactions including acquisition fees. Any such acquisitions will be approved consistent with the conflict of interest procedures described in this prospectus.

Due Diligence

Our advisor will perform a diligence review on investments we make. As part of this review, our advisor will obtain an environmental site assessment for each proposed property acquisition, which at a minimum will include a Phase I assessment. We will generally not close the purchase of any property unless we are satisfied with the environmental status of the property except under limited exceptional circumstances in which we determine that there are factors that off-set any potential environmental risk or liability. We will also generally seek to condition our obligation to close upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories; and

•	title and liability insurance policies.

Secondary Focus—Securities and Debt-Related Investments

In addition to direct investments in real properties, we also plan to acquire real estate securities and debt-related investments. We expect that our total investments in real estate securities and debt-related investments would be a substantially smaller proportion of our overall portfolio than our direct investments in real properties once we have developed a substantial portfolio. However, we are not specifically limited in the number or size of our real estate securities and debt-related investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate related security or debt-related investment. The specific number and mix of real estate securities and debt-related assets in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing and the amount of proceeds we raise in the offering.

   Our advisor has substantial discretion with respect to identifying and evaluating specific securities and debt-related investments. Our charter provides that we may not invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of real estate securities and debt-related investments to make, our advisor will evaluate the following criteria:

•	positioning the overall portfolio to achieve an optimal mix of real property, real estate securities and debt-related investments;

•	diversification benefits relative to the rest of the securities and debt-related investments within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro economic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

Real Estate Securities

           We may make equity investments in REITs and other real estate companies if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. We may purchase the common or preferred stock of these entities or options to acquire their stock. We may target a public company that owns commercial real estate assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We may make investments in other entities when we consider it more efficient to acquire an entity that already owns real estate assets meeting our investment objectives than to acquire such assets directly.

Debt-Related Investments

           The debt-related investments in which we may invest include mortgage, mezzanine and bridge loans, debt and derivative securities related to real estate, including mortgage-backed securities, collateralized debt obligations (CDOs), debt securities issued by real estate companies and credit default swaps. We may structure, underwrite and originate the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. Our advisor will source our debt investments and provide loan servicing. We will pay our advisor origination fees for loans that we make or acquire and asset management fees for the loans that we hold for investment. We may sell some loans that we originate to third parties for a profit. We expect to hold other loans for investment and in some instances to securitize these loans through a CDO structure. We intend to fund the loans we originate with proceeds from our initial public offering and this offering and from other lenders.

Borrowing Policies

           We use, and intend to use in the future, secured and unsecured debt as a means of providing additional funds for the acquisition of real property, securities and debt-related investments. By operating on a leveraged basis, we expect that we will have more funds available for investments. This generally allows us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

           Under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of building our portfolio when the costs of our investments are most likely to exceed our net offering proceeds. As of December 31, 2013, our debt-to net assets ratio did not exceed 300%.

           Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan is approaching maturity or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

           Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, are reviewed by our board of directors at least quarterly.

Disposition Policies—Real Property Investments

           We generally acquire real properties with an expectation of holding each property for an extended period. However, circumstances might arise which could result in a shortened holding period for certain properties. A real property may be sold before the end of the expected holding period if:

•	there exist diversification benefits associated with disposing of the property and rebalancing our investment portfolio;

•	an opportunity has arisen to pursue a more attractive real property or real estate securities or debt-related investment;

•	in the judgment of the advisor, the value of the property might decline;

•	a major tenant has involuntarily liquidated or is in default under its lease;

•	the property was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	there exists an opportunity to enhance overall investment returns by raising capital through the sale of the property; or

•	in the judgment of the advisor, the sale of the property is in our best interests.

   The determination of whether a particular real property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum total investment return for the property. We cannot assure you that this objective will be realized. The selling price of a hospitality property will be based on RevPAR and ADR. The selling price of other commercial real property which is net leased will be determined in large part by the amount of rent payable under the leases for such real property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of real properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions. We may also sell properties to affiliates upon a determination by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us. While there is no minimum on the price we must receive in such transactions, our board of directors must approve such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Disposition Policies—Securities and Debt-Related Investments

   Our advisor has substantial discretion in connection with the disposition of securities and debt-related investments. In general, the holding period for our securities and debt-related investments is expected to be shorter than the holding period for our real properties. The determination of whether a particular security or debt-related asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors to be considered by the advisor when disposing of a securities or debt-related asset include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the investment has realized its expected total return;

•	portfolio rebalancing and optimization;

•	diversification benefits;

•	opportunity to pursue a more attractive real property, securities or debt-related investment;

•	liquidity benefits with respect to having sufficient funds for our share redemption program; and

•	other factors that, in the judgment of the advisor, determine that the sale of the security or debt-related asset is in our best interests.

Investment Limitations

           Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. Pursuant to our charter, we will not:

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property, real estate securities and debt-related investments;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
make or invest in individual mortgage or mezzanine loans unless an appraisal is obtained concerning the underlying property, except for those mortgage or mezzanine loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which the transaction is with any of our directors, our sponsor, our advisor or any of their affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for our stockholders’ inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage or mezzanine loans that are subordinate to any lien or other indebtedness of any of our directors, our sponsor, our advisor or any of our affiliates;

•
invest in equity interests of another issuer unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•
make or invest in mortgage or mezzanine loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

•	issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•
issue options or warrants to purchase shares to our sponsor, our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	issue equity securities on a deferred payment basis or under similar arrangement; or

•
make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Liquidity Strategy

           We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within four to six years from the termination of our initial public offering, which occurred on October 12, 2012. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange.

           Prior to our completion of a liquidity event, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. For more information on our share redemption program, see “Description of Capital Stock—Share Redemption Program.”

Investment Company Act Considerations

   We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act.

   Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

   We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, rather than in securities, through our wholly or majority-owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

   Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.”  This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

   For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. Whole loans will be classified as qualifying real estate assets, as long as the loans are “fully secured” by real estate at the time our subsidiary originates or acquires the loan but will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets if the real estate securing the loan has an appraised value of 55% of the fair market value of the loan on the date of acquisition. We will treat mezzanine loan investments as qualifying real estate assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc., SEC No-Action Letter (May 24, 2007).

   Consistent with SEC staff guidance, we will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

   With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans which are funded over time. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

   Consistent with SEC guidance, when measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we will calculate asset values on an unconsolidated basis which means that when assets are held through another entity, we will treat the value of our interest in the entity as follows:

(1)
If we own less than a majority of the voting securities of the entity, then we will treat the value of our interest in the entity as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

(2)
If we own a majority of the voting securities of the entity, then we will allocate the value of our interest in the entity among qualifying real estate assets, real estate-related assets and miscellaneous assets in proportion to the entity’s ownership of qualifying real estate assets, real estate-related assets and miscellaneous assets.

(3)
If we are the general partner or managing member of an entity, then (a) we will treat the value of our interest in the entity as in item (2) above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (b) we will treat the value of our interest in the entity as in item (1) above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

           We will treat investments by our subsidiaries in securities issued by companies primarily engaged in the real estate business, interests in securitized real estate loan pools, loans fully secured by a lien on real estate and additional assets of the real estate developer (which may include equity interests in the developer entity and a pledge of additional assets of the developer including parcels of undeveloped or developed real estate), and any loans with a loan-to-value ratio in excess of 100% as real estate-related assets. CMBS and CDOs will also be treated as real-estate related assets.

           The treatment of any other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance, if any. To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

           In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

           Finally, to remain outside the definition of an investment company or maintain compliance with exceptions from the definition of investment company, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

DESCRIPTION OF INVESTMENTS

   As of the date hereof, our portfolio is comprised of (1) five hotel properties located in three states with an aggregate of 587 rooms and (2) a 74.5% joint venture interest in a mortgage note in the original principal amount of $13,000,000 secured by a hotel property.

Hotel Properties

The following table sets forth certain summary information regarding our hotel properties.

Property	Date Acquired	Location	Ownership Interest	Purchase Price(1)	Rooms	Mortgage Debt Outstanding
Woodlands Hotel (Homewood Suites by Hilton)	November 8, 2012	The Woodlands, Texas	100%	$12,000,000	91	$6,744,436
Germantown Hotel (Hyatt Place)	April 9, 2013	Germantown, Tennessee	100	11,300,000	127	7,695,582
Charleston Hotel (Hyatt Place)	July 2, 2013	North Charleston, South Carolina	100	11,800,000	113	7,729,990
Austin Hotel (Hampton Inn)	December 30, 2013	Austin, Texas	100	15,350,000	123	11,472,693
Grapevine Hotel (Residence Inn)	March 31, 2014	Grapevine, Texas	100	20,500,000	133	13,250,000
				$70,950,000	587	$46,892,701

(1)       Excludes closing costs

Mortgage Note

The following table sets forth certain summary information regarding our investment in a mortgage note secured by a hotel property:

Date Acquired	Ownership Interest	Loan Type	Collateral	Aggregate Purchase Price	Outstanding Principal Balance	Interest Rate	Maturity Date
June 3, 2011	74.5% (1)	First Mortgage	Hotel (2)	$ 12,759,199 (3)	$12,269,485 (4)	(5)	February 1, 2018

(1)
We acquired our interest in the mortgage note through MNHP Note Holder, LLC, a Delaware limited liability company, which we refer to as the “note joint venture.” Our operating partnership owns a 74.5% membership interest in the note joint venture. Moody National Mortgage, an affiliate of our sponsor controlled by Brett C. Moody, our Chairman and Chief Executive Officer, owns a 14% membership interest in the note joint venture and members of Moody National HP Grapevine Trust, a Delaware statutory trust which is the borrower under the Hyatt Place note, collectively own an 11.5% membership interest in the note joint venture.

(2)	The mortgage note is secured by a first lien on a 125-room Hyatt Place hotel property located in Grapevine, Texas.

(3)	A portion of the purchase price for the mortgage note was funded with a loan evidenced by a promissory note in the aggregate principal amount of $11,483,280.

(4)	As of December 31, 2013.

(5)
The mortgage note accrued interest at a fixed rate of 5.15% per annum through August 21, 2012. For the period from August 21, 2012 through August 21, 2015, the note will accrue interest at a fixed rate equal to 5.15%. For the period from August 21, 2015 through the maturity date, the note will bear interest at a fixed rate equal to (1) the variable interest rate per annum published in the Wall Street Journal as the "prime rate" for the U.S. in effect as of August 21, 2015, plus (2) 1.90%, provided that in no event will the interest rate exceed the maximum rate permitted by law.

Sale of Residence Inn Perimeter

On May 27, 2010, we acquired a joint venture interest in a 128-room all-suite hotel property located in Atlanta, Georgia, commonly known as the Residence Inn by Marriot Perimeter Center, or the Residence Inn property, through Moody National RI Perimeter JV, LLC, which we refer to as the “Residence Inn joint venture.” We owned a 75% interest in the Residence Inn joint venture and Moody National RI Perimeter TO, LLC, a limited liability company wholly owned by Brett C. Moody, our chairman and chief executive officer, owned a 25% membership interest in the Residence Inn joint venture.

On August 23, 2012, the Residence Inn joint venture sold the Residence Inn property to a third party buyer for an aggregate purchase price of $9,150,000. The Residence Inn joint venture originally purchased the Residence Inn property for an aggregate purchase price of $7,350,000 plus closing costs, transfer taxes and certain payments to third parties in connection with fees incurred by the seller.

MANAGEMENT

Board of Directors

   We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board of directors’ direction, oversight and approval.

   We have a total of four directors, three of whom are independent of us, our advisor and our respective affiliates. To qualify as an “independent director” under our charter, a director may not, directly or indirectly (including through a member of his or her immediate family), be associated with us, our advisor, our sponsor or any of their affiliates within the last two years of becoming a director by virtue of (1) ownership of an interest in our sponsor, advisor or any of their affiliates, other than us, (2) employment by our sponsor, advisor or any of their affiliates, (3) service as an officer or director of our sponsor, advisor or any of their affiliates, other than service as one of our directors, (4) performance of services, other than as a director, for us, (5) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, advisor or any of their affiliates. We refer to our one director who is not independent as our “affiliated director.”

   Our charter and bylaws provide that the number of our directors may be established by a majority of the board of directors but may not be fewer than three nor more than fifteen. Our charter also provides that a majority of the directors must be independent directors, that each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

   Each director is elected by the stockholders and serves for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

   A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors. If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.

Responsibilities of Directors

   The responsibilities of the board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•
approving all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than $30,000,000, including the financing of such acquisitions and developments. The board of directors has delegated to the investment committee (discussed below) the authority to review and approve any real property acquisition, development and disposition (including real property portfolio acquisitions, developments and dispositions) for a purchase price, total project cost or sales price of up to $30,000,000;

•	approving and overseeing our debt financing strategies;

•	approving and monitoring the relationship between our operating partnership and our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity event;

•	determining our distribution policy and authorizing distributions from time to time; and

•	approving amounts available for redemptions of shares of our common stock.

   The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

   The directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out. Any change in our investment objectives as set forth in our charter must be approved by our common stockholders.

   Because of the conflicts of interest created by the relationship among us, our advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and ratified by a vote of the directors and each of the independent directors. The independent directors determine, from time to time but at least annually, that (1) the total fees and expenses paid to our advisor, our property manager and our dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement are carried out. If the independent directors determine to terminate the advisory agreement or renegotiate the terms of the advisory agreement, our advisor will not be entitled to compensation for further services under the advisory agreement but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable to our advisor prior to such termination, subject to certain limitations. In addition, as long as the advisory agreement is not terminated for “cause,” as defined in the advisory agreement, Moody OP Holdings will receive a subordinated distribution. For a discussion of the subordinated distribution, see “Management Compensation Table.” A majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction, must approve all transactions with any of our directors, our advisor or any of their affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out.

   As part of their review of our advisor’s compensation, the independent directors consider factors such as:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our real estate assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our real estate assets relative to the investments generated by our advisor for its own account.

   The independent directors shall record their findings on the factors they deem relevant in the minutes of the meeting of the board of directors.

Committees of the Board of Directors

   Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an investment committee and an audit committee.

Investment Committee

   Our board of directors has delegated to the investment committee (1) certain responsibilities with respect to investment in specific real estate assets proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The current members of the investment committee are Brett C. Moody, John P. Thompson and William H. Armstrong, with Mr. Moody serving as the chairman of the investment committee.

   With respect to real estate assets, the board of directors has delegated to the investment committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of up to $30,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $30,000,000, including the financing of such acquisitions and developments.

Audit Committee

   The audit committee’s primary functions will be to evaluate and approve the services and fees of our independent registered public accounting firm, periodically review the auditors’ independence, and assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The current members of the audit committee are William H. Armstrong, III, Charles L. Horn and John P. Thompson, all of whom are independent directors. Mr. Horn serves as the audit committee chairman and has been designated as the audit committee financial expert.

Directors and Executive Officers

   As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Position
Brett C. Moody	Chairman of the Board, Chief Executive Officer and President
Robert W. Engel	Chief Financial Officer, Treasurer and Secretary
William H. Armstrong, III	Independent Director
Charles L. Horn	Independent Director
John P. Thompson	Independent Director

           Brett C. Moody, age 50, has served as our Chairman of the Board, Chief Executive Officer and President since January 2008. He also serves as Chief Executive Officer and President of our advisor. Mr. Moody founded Moody Mortgage Corporation in 1996 and has served as its Chairman and Chief Executive Officer since its formation. Mr. Moody, who has over 20 years of commercial real estate experience, has since guided the growth of his company from a mortgage company to a full service real estate firm, which includes affiliates Moody National Mortgage Corporation, Moody National Realty Company, Moody National Management, Moody National Development Company and their respective subsidiaries, collectively referred to as the Moody National Companies. His primary responsibilities include overseeing real estate acquisitions and management as well as building, coaching and leading the Moody National Companies team of professionals. As Chairman of the Board and Chief Executive Officer of Moody National Mortgage Corporation, Mr. Moody has closed over 200 transactions totaling over $2 billion. Prior to founding Moody National Mortgage Corporation, Mr. Moody was a financial analyst for the Dunkum Mortgage Group, now Live Oak Capital. Mr. Moody also serves on the Board of Directors of Foundation for the Future, the Yellowstone Academy for At Risk Children, and the Palmer Drug Abuse Program. Mr. Moody attended the University of Texas at Austin, but did not receive any degrees.

           Our board of directors, excluding Mr. Moody, has determined that the leadership positions previously and currently held by Mr. Moody, and the extensive experience he has accumulated from acquiring and managing investments in commercial real estate and debt, have provided Mr. Moody with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

            Robert W. Engel, age 59, has served as our Chief Financial Officer and Treasurer since January 2008 and as our Secretary since May 2010. In addition, Mr. Engel also serves as the Chief Financial Officer—Real Estate Development and Management of the Moody National Companies Organization, a position he has held since September 2006. Prior to working at the Moody National Companies Organization, Mr. Engel served as the Division Controller, Real Estate Development and Management, of BMS Management, Inc., an owner and manager of commercial and multifamily properties primarily in Houston, Texas from May 2005 to September 2006. From November 1999 to May 2005, Mr. Engel served as Controller and Chief Financial Officer, Real Estate Development and Management for Hartman Management, Inc., advisor to Hartman Commercial Properties REIT, which provides commercial real estate services. Mr. Engel has a Bachelor of Business Administration with highest honors with a major in Accounting from the University of Texas at Austin in Austin, Texas. Mr. Engel is a CPA and holds memberships in the American Institute of Certified Public Accountants, and the Texas Society of Certified Public Accountants. Mr. Engel is also a CPM, with membership in the Institute of Real Estate Management, and a CCIM as a member of the CCIM Institute. He is a licensed real estate broker in the State of Texas. Mr. Engel holds Series 7, 22, 24, 27, 62 and 63 licenses with FINRA.

           William H. Armstrong III, age 49, has served as one of our independent directors since September 2008. Mr. Armstrong serves as Chairman of the Board, Chief Executive Officer and President of Stratus Properties Inc. (NASDAQ: STRS), a company engaged in the acquisition, development, management, operation and sale of commercial, hotel, entertainment, multifamily and single-family residential real estate properties located primarily in the Austin, Texas area. Mr. Armstrong has been employed by Stratus Properties since its inception in 1992, served as Chief Financial Officer and Chief Operating Officer of Stratus Properties from 1996 to 1998, and has served as Chairman of the Board, Chief Executive Officer and President of Stratus Properties since 1998. Prior to joining Stratus Properties, Mr. Armstrong was Vice President of Sonnenblick Goldman, a national real estate investment banking and advisory firm. Mr. Armstrong serves on the Finance Committee of the U.S. Green Building Council, a Washington, D.C. based non-profit organization, and he has been active in NAREIT, the Urban Land Institute and the Real Estate Council of Austin. Mr. Armstrong received his B.A. in Economics from the University of Colorado Denver.

           Our board of directors, excluding Mr. Armstrong, has determined that Mr. Armstrong’s previous leadership positions, including directorship, with other organizations primarily engaged in investing in commercial real estate have provided Mr. Armstrong with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

   Charles L. Horn, age 53, has served as one of our independent directors since May 2012.  Mr. Horn has served as the executive vice president and chief financial officer of Alliance Data Systems, Inc. (NYSE: ADS), a leading provider of customer loyalty and marketing solutions, since December 2009. From 1999 to November 2009, Mr. Horn served as senior vice president and chief financial officer for Builders Firstsource, Inc. (NASDAQ: BLDR), a leading supplier of structural building materials to homebuilders.  From 1994 to 1999, Mr. Horn served as vice president of finance and treasury for the retail operations of Pier 1 Imports, Inc., and from 1992 to 1994 Mr. Horn served as executive vice president and chief financial officer of Conquest Industries.  Mr. Horn holds a Bachelor’s degree in business administration from Abilene Christian University and an MBA from the University of Texas at Austin. Mr. Horn is a Certified Public Accountant in the State of Texas.

           Our board of directors, excluding Mr. Horn, has determined that Mr. Horn’s experience as the chief financial officer of public, listed companies and as a certified public accountant has provided Mr. Horn with the experiences, attributes and skills necessary to effectively carry out his duties and responsibilities as a director.

            John P. Thompson, age 50, has served as one of our independent directors since September 2008, the month in which our Company was formed. Mr. Thompson is the founder, CEO and President of PinPoint Commercial, a regional development company located in Houston, Texas. Under Mr. Thompson’s leadership PinPoint Commercial has completed over $600 million in development and acquisition transactions in markets located throughout the nation. As CEO of Pinpoint Commercial, Mr. Thompson’s focus is leading the firm’s investment and management activities and creation and oversight of the firm’s strategic, financial and operational activities. Prior to founding PinPoint Commercial in 1998, Mr. Thompson served as an industrial broker with CB Richard Ellis, Inc. Mr. Thompson serves on the Executive Council of the University of Texas, McCombs School of Business Real Estate Finance and Investment Center. Mr. Thompson received his Bachelor of Business Administration in Finance from the University of Texas at Austin.

           Our board of directors, excluding Mr. Thompson, has determined that Mr. Thompson’s experience managing investments in industrial and retail properties and brokering industrial properties has provided Mr. Thompson with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

           Our directors and executive officers will serve until their successors are elected and qualify. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Our officers currently manage or are involved with 46 other real estate programs sponsored by affiliates of our sponsor.

Compensation of Executive Officers and Directors

           We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor and receives compensation for his or her services, including services performed on our behalf, from our advisor. Although we will indirectly bear some of the costs of the compensation paid to our executive officers, either through fees or expense reimbursements we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our advisor, although we do not currently intend to grant any such awards.

           We pay each of our independent directors an annual retainer of $50,000, plus $2,000 for each in-person meeting of the board of directors attended, $1,500 for each in-person committee meeting attended and $1,000 for each telephonic meeting in which such independent director participates. The audit committee chairperson receives an additional $10,000 annual retainer.

           We have approved and adopted an independent directors compensation plan, which operates as a sub-plan of our long-term incentive plan (described below). Under the independent directors compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors received an initial grant of 5,000 shares of restricted stock, which we refer to as the “initial restricted stock grant,” when we raised the minimum offering amount of $2,000,000 in our initial public offering on May 18, 2010. Each new independent director that subsequently joins the board of directors receives the initial restricted stock grant on the date he or she joins the board of directors. In addition, on the date of each of the first four annual meetings of our stockholders at which an independent director is re-elected to the board of directors, he or she will receive 2,500 shares of restricted stock. The shares of restricted stock granted pursuant to the independent directors compensation plan will generally vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the shares of restricted stock granted pursuant to the independent directors compensation plan will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of our company. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our executive officers, we will not pay any compensation to such person for services rendered as a director.

           The following table sets forth the compensation earned by our directors during the year ended December 31, 2013:

Name	Fees Earned or Paid in Cash (1)	Restricted Stock Grant (2)	All Other Compensation	Total
Brett C. Moody	—	—	—	—
William H. Armstrong, III	$55,000	$25,000	—	$80,000
Charles L. Horn	55,000	25,000	—	80,000
John P. Thompson	65,000	25,000	—	90,000

(1)	The amounts shown in this column include fees earned for attendance at board of director and committee meetings and annual retainers.

(2)	Each of Messrs. Armstrong, Horn and Thompson were granted 2,500 shares of restricted common stock on August 13, 2013 in connection with their reelection to the board of directors at our annual meeting of stockholders. Amounts shown reflect the aggregate fair value of the shares of restricted stock as of the date of grant computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

Long-term Incentive Plan

           We have adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan will offer these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10.0% of the outstanding shares of our common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.

           Our board of directors or a committee appointed by the board of directors administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, our independent directors receive shares of restricted stock under a sub-plan to our long-term incentive plan, thereby aligning their interests more closely with the interests of our stockholders. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

           We have authorized and reserved an aggregate maximum number of 2,000,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

   The board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. The board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. The board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

   Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we have obtained directors and officers’ liability insurance.

   The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

   The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.

   The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

   However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

   Additionally, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to the limitation above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

   The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

   The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Our charter does not permit indemnification of our directors and our advisor or its affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

           Pursuant to our charter we may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of a legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification as authorized in our charter;

•
the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•
the party seeking indemnification provides us with a written agreement to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

   Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

   The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our Advisor

   We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor has contractual and fiduciary duties to us and our stockholders pursuant to an advisory agreement. Our advisor’s real estate professionals have engaged in investing and managing real estate assets in 46 privately held real estate programs, including performing portfolio management, acquisitions, asset management, dispositions, finance, research, valuation, investor relations, legal and accounting functions.

   Under the terms of the advisory agreement, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to perform the following:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	research, identify, review and recommend to our board of directors for approval investments in real estate assets and dispositions consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real estate assets will be made;

•	actively oversee and manage our portfolio of real estate assets for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	arrange for financing and refinancing of our real estate assets; and

•	recommend various liquidity events to our board of directors when appropriate.

   The above summary is provided to illustrate the material functions that our advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

   Our advisor is managed by the following individuals:

Name	Position
Brett C. Moody	Chief Executive Officer and President
Robert W. Engel	Chief Financial Officer

           Mr. Moody has primary responsibility for management decisions of our advisor, including the selection of real property investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of real properties. For biographical information on Messrs. Moody and Engel, see “—Directors and Executive Officers.”

The Advisory Agreement

           The term of the advisory agreement is for one year, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The current term of the advisory agreement expires on April 15, 2014. The independent directors of our board of directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause by a majority of our independent directors upon 60 days’ written notice; or

•	with “good reason” by our advisor upon 60 days’ written notice.

           “Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

           In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Upon the earliest to occur of (1) the listing of our common stock on a national securities exchange or (2) the termination or non-renewal of the advisory agreement, other than for cause, the special units in our operating partnership held by Moody OP Holdings will be redeemed resulting in a one-time payment to Moody OP Holding in the form of (a) shares of our common stock, (b) a non-interest bearing promissory note payable solely from the proceeds of asset sales due and payable no later than three years after the date of issuance of such note, or (c) any combination thereof. Upon an advisory agreement termination event for “cause” the one-time payment to Moody OP Holdings I will be $1.00. See “Management Compensation Table—Subordinated Distribution Upon Listing or Termination Event—Moody OP Holdings I LLC.” In addition, upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

           For a detailed discussion of the fees payable to our advisor under the advisory agreement see “Management Compensation Table.” We also describe in that section our obligation to reimburse our advisor for organizational and offering expenses, the cost of providing services to us (other than services for which it earns asset management fees or acquisition, origination or dispositions fees for sales of properties or other investments) and payments made by our advisor to third parties in connection with potential investments.

Holdings of Shares of Common Stock, Common Units and Special Units

We issued 22,222 shares of our common stock to Moody National REIT Sponsor, LLC, our sponsor, for $200,000 in cash. Our sponsor may not sell, transfer or otherwise dispose of such shares of our common stock while it remains our sponsor, provided that it may transfer such shares to an affiliate. Moody National LPOP I, an affiliate of our advisor, currently owns 100 common units of our operating partnership, for which it contributed $1,000. We are the sole general partner of our operating partnership. Moody OP Holdings owns all of the special units of our operating partnership, for which it contributed $1,000.

Affiliated Dealer Manager

           Moody Securities, LLC, our dealer manager and an affiliate of our sponsor, is a member firm of FINRA. Moody Securities, LLC provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We pay our dealer manager a sales commission equal to 6.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. We also pay our dealer manager a dealer manager fee equal to 3.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering, a portion of which may be reallowed to participating broker-dealers (excluding funds retained for the payment of wholesaling commissions, training and education costs and overhead expenses). Other than serving as dealer manager for our initial public offering and this follow-on offering, Moody Securities, LLC has no experience acting as a dealer manager for an offering.

           Moody Securities, LLC is managed by the following individuals:

Name	Position
Melinda G. LeGaye	President
Robert W. Engel	Chief Financial Officer and Treasurer

           For biographical information on Mr. Engel, see “— Directors and Executive Officers.” The biographical information of Ms. LeGaye is as follows:

           Melinda G. LeGaye serves as President of Moody Securities, LLC. Ms. LeGaye also serves as President of MGL Consulting, LLC, a firm she founded in 1984 to provide registration and compliance services to broker-dealers, investment advisors and insurance companies. Ms. LeGaye holds a Bachelor of Business Administration from Sam Houston State University in Huntsville, Texas. She holds the General Securities Principal, General Securities Representative, Financial and Operations Principal, the Municipal Securities Principal, Direct Participation Program Principal, Direct Participation Program Representative, Commodities Representative and the Uniform State Agent Law Examination registrations with FINRA and the Texas State Securities Board. She is a member of the National Association of Compliance Professionals.

Affiliated Property Manager

           Certain of our real properties are managed and leased by Moody National Hospitality Management, L.P., our affiliated property manager. Moody National Hospitality Management, L.P., a Texas limited partnership, is owned by Moody National Realty Company, L.P., a Texas limited partnership, as general partner and Mr. Moody as limited partner. Moody National Hospitality Management, L.P. was organized in 2003 to lease and manage real properties acquired by Moody National affiliates and third parties.

           We pay our property manager a monthly market-based property management fee for leases in place at the applicable property for services it provides in connection with operating and managing the property. The actual percentage of the property management fee is variable and is dependent upon geographic location and asset class (hotel, multifamily, office, retail and industrial) as determined by a survey of brokers and agents in the geographic area of the particular property. The surveys calculating market-based fees may be done informally by management based on management’s extensive experience and contacts in the real estate business. The property manager may pay some or all of these fees to third parties for management or leasing services. In the event we contract directly with a non-affiliated third-party property manager, we will pay the property manager a market-based oversight fee.

           Our property manager hires, directs and establishes policies for employees who will have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor, our dealer manager or certain companies affiliated with them. Our property manager also directs the purchase of equipment and supplies and supervises all maintenance activity. The management fees we pay to our property manager include, without additional expense to us, all of our property manager’s general overhead costs.

MANAGEMENT COMPENSATION TABLE

           The following table summarizes all of the compensation and fees, including reimbursement of expenses, paid or reimbursed by us to our dealer manager and our advisor and its affiliates for the years ended December 31, 2013 and December 31, 2012 related to our initial public offering and this offering. The estimated maximum dollar amounts reflected in the table assume that we sell all shares in this offering at the highest possible selling commissions and dealer manager fees (with no discounts for any categories of purchasers) and are based on the sale of the maximum of $900,000,000 in shares to the public in the primary offering. The estimated maximum dollar amount does not include compensation and fees paid to our dealer manager, advisor, and affiliates in our initial public offering, which terminated on October 12, 2012.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Amounts Paid or Reimbursed for the Year Ended December 31, 2013/2012	Estimated Amount Maximum Offering

	Organizational and Offering Stage

Sales Commission(1)—Dealer Manager	6.5% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers).	$1,387,952/$595,905	$58,500,000

Dealer Manager Fee(1)—Dealer Manager	3.5% of the gross offering proceeds from the sale of shares in the primary offering, a portion of which may be reallowed to participating broker-dealers (excluding funds retained for the payment of wholesaling commissions, training and education costs and overhead expenses).	$422,906/$167,783	$31,500,000

Organizational and Offering Expense Reimbursement(2)—- Advisor or its affiliates	Reimbursement for organizational and offering expenses incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by the advisor and would not cause the cumulative sales commission, the dealer manager fee, the reimbursement of bona fide due diligence expenses and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement.	$563,000/$914,000	$19,800,000

We expect that organizational and offering expenses will represent a lower percentage of gross offering proceeds as the amount of proceeds increases. Based on our current estimates, we estimate that organizational and offering expenses (excluding sales commissions and dealer manager fees) will represent approximately 2.2% of gross proceeds from our primary offering, or approximately $19,800,000, if we raise the maximum offering.

	Operational Stage

Acquisition Fees(3)—Advisor or its affiliates
1.5% of (1) the cost of investments we acquire or (2) our allocable cost of investments acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in, and origination of, loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.
		$577,650/$180,000	$11,853,000 (assuming no leverage is used to purchase real estate assets). $47,412,000 (assuming a leverage ratio of 75%).

Origination Fees(3)—Advisor or its affiliates
1.5% of the amount funded by us to acquire or originate mortgage, mezzanine or bridge loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans.
		$0/$0	$11,853,000 (assuming no leverage is used to acquire or originate the loan). $47,412,000 (assuming a leverage ratio of 75%).

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Amounts Paid or Reimbursed for the Year Ended December 31, 2013/2012	Estimated Amount Maximum Offering

Debt Financing Fee—Advisor or its affiliates
1.0% of the amount available under any loan or line of credit we obtain, and use to acquire properties or other permitted investments, which will be in addition to the acquisition fee paid to our advisor. Our advisor may pay some or all of the fees to third parties if it subcontracts to coordinate financing. No fee will be paid in connection with (1) the refinancing of a real estate asset already refinanced for which our advisor received a fee and (2) loan proceeds from any line of credit until such time as we have invested all net offering proceeds.
		$271,000/$0	Actual amounts depend upon the amount of debt obtained and services provided and therefore cannot be determined at this time. If we utilize a 75% leverage ratio, the fees would be $23,706,000.

Reimbursement of Acquisition Expenses—Advisor(3)	Reimbursement of actual expenses related to the selection and acquisition of real estate investments.	$0/$0	$3,951,000 (assuming no leverage is used to purchase assets). $15,804,000 (assuming a leverage ratio of 75%).

Asset Management Fees(4)—Advisor	A monthly amount equal to one-twelfth of 1.0% of the sum of the cost of all real estate investments we acquire.	$227,306/$33,303	$645,330 (assuming no leverage is used to purchase assets). $2,581,320 (assuming a leverage ratio of 75%).

Property Management and Leasing Fees—Moody National Management, L.P.
A monthly market-based fee, which will depend on geographic location and asset class as determined by a survey of brokers and agents in the area, for services in connection with operating and managing the property, including accounting services. The surveys calculating market-based fees may be done informally by management based on management’s extensive experience and contacts in the real estate business. Our property manager may pay some or all of these fees to third parties for management or leasing services. In the event that we contract directly with a non-affiliated third-party property manager, we will pay our property manager a market-based oversight fee.
$292,787/$15,602
Actual amounts depend upon the gross revenue of the properties and customary leasing fees in the region in which properties are acquired and the property types acquired and therefore cannot be determined at this time.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Amounts Paid or Reimbursed for the Year Ended December 31, 2013/2012	Estimated Amount Maximum Offering

Operating Expenses(4)—Advisor
We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs; provided, however, that we will not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor or its affiliates receives acquisition, origination, disposition or asset management fees or for the personnel costs our advisor pays with respect to persons who serve as our executive officers.
		$0/$0	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Director Compensation/ Long-Term Incentive Plan—Independent Directors and Advisor
We pay each of our independent directors an annual retainer of $50,000. We also pay our independent directors for attending meetings as follows: (1) $2,000 for each in-person board meeting attended, (2) $1,500 for each in-person committee meeting attended and (3) $1,000 for each teleconference board meeting attended. The audit committee chairman will receive an additional $10,000 annual retainer. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

We granted each of our independent directors an initial grant of 5,000 shares of restricted stock, which we refer to as the “initial restricted stock grant,” upon raising the minimum offering amount of $2,000,000 in our initial public offering. Going forward, each new independent director that subsequently joins the board of directors will receive the initial restricted stock grant on the date he or she joins the board of directors. Additionally, on the date of each of the first four annual meetings of our stockholders at which an independent director is re-elected to the board of directors, we grant to such directors 2,500 shares of restricted stock. On each of August 24, 2011, August 14, 2012 and August 13, 2013, each of our then current independent directors received 2,500 shares of restricted stock upon his reelection to the board of directors at our annual stockholders meeting. Although we do not currently intend to grant awards under the incentive compensation plan to employees of our advisor, such awards may be granted in the future.
$250,000/$291,000
Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends and the type and amount of awards granted under our long-term incentive plan and cannot be determined at the present time.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Amounts Paid or Reimbursed for the Year Ended December 31, 2013/2012	Estimated Amount Maximum Offering

Liquidity Stage

Disposition Fees(5)—Advisor or its affiliates
If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a property or other investment (except for such investments that are traded on a national securities exchange), up to one-half of the brokerage commission paid but in no event an amount greater than 3.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the aggregate of the disposition fees paid to our advisor and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture. We will pay the disposition fee on all dispositions, whether made in the ordinary course of business or otherwise, which could result in us paying both a disposition fee to our advisor and subordinate participation interest to Moody OP Holdings I, LLC.
		$0/$0	Actual amounts depend upon the sale price of the investments and therefore cannot be determined at this time.

Subordinated Participation Interest—Moody OP Holdings I, LLC(6)(7)
Moody OP Holdings I, LLC, a subsidiary of our sponsor, is the holder of the special units in our operating partnership. So long as the special units remain outstanding, the holder of special units will receive 15.0% of the net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which our operating partnership owns an interest after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to our capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on our net contributions.
		$0/$0	Actual amounts depend upon future liquidity events and therefore cannot be determined at this time.

Subordinated Distribution Upon Listing or Termination Event—Moody OP Holdings I, LLC(6)(7)
The special units will be redeemed by our operating partnership, resulting in a one-time payment in the form of (a) shares of our common stock, (b) a non-interest bearing promissory note payable solely from the proceeds of asset sales, due and payable no later than three years from the date of issuance of such note, or (c) any combination thereof, the form of which shall be as determined by our advisor in its sole discretion, upon the earliest to occur of the following events:
		$0/$0	Actual amounts depend upon future liquidity events or advisory agreement terminations and therefore cannot be determined at this time.

(1) The listing of our common stock on a national securities exchange, which we refer to as a “listing liquidity event,” or

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Amounts Paid or Reimbursed for the Year Ended December 31, 2012/2011	Estimated Amount Maximum Offering

(2) The termination or non-renewal of the advisory agreement, which we refer to as an “advisory agreement termination event,” (a) for “cause,” as defined in the advisory agreement, (b) in connection with a merger, sale of assets or transaction involving us pursuant to which a majority of our directors then in office are replaced or removed, (c) by our advisor for “good reason,” as defined in the advisory agreement, or (d) by us or our operating partnership other than for “cause.”

Upon a listing liquidity event, a one-time payment to the holder of the special units will be the amount that would have been distributed with respect to the special units, calculated as described above under “Subordinated Participation Interest—Moody OP Holdings I, LLC”, if our operating partnership had distributed to the holders of common units upon liquidation in an amount equal to (a) in the event of a listing liquidity event only, the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30 day period beginning 120 days after such listing liquidity event or (b) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering.

Upon an advisory agreement termination event for “cause,” the one-time cash payment to the holder of special units will be $1.00.

Upon an advisory agreement termination event (other than for “cause,” as defined in the advisory agreement), the one-time payment to the holder of the special units will be the amount that would have been distributed with respect to the special units as described above under “Subordinated Participation Interest—Moody OP Holdings I, LLC”, if our operating partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets that can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of common units in liquidation of our operating partnership.

(1)
The sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. No sales commissions or dealer manager fees will be paid with respect to shares sold under our distribution reinvestment plan.

(2)
The organizational and offering expense reimbursement consists of costs incurred by our advisor on our behalf for legal, accounting, printing and other offering expenses, including for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and training and education meetings and generally coordinating the marketing process for us. Any such reimbursement will not exceed actual expenses incurred by our advisor. Our advisor will be responsible for the payment of our cumulative organizational and offering expenses (including sales commissions and dealer manager fees) to the extent they exceed 15.0% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(3)
Our charter limits our ability to pay acquisition fees or origination fees if the total of all acquisition fees or origination fees and expenses relating to the purchase would exceed 6.0% of the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property, or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, which amount is referred to in our charter as the “contract purchase price.” Acquisition expenses include expenses related to the acquisition of real estate assets including, but not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, nonrefundable option payments or property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to the selection and acquisition of properties whether or not acquired. Acquisition expenses are generally paid to third parties and/or in addition to the acquisition or origination fees paid to our advisor. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees or origination fees (or portion thereof) which would cause the total of all acquisition fees or origination fees and expenses relating to a real estate asset acquisition to exceed 6.0% of the contract purchase price. We have assumed acquisition expenses will constitute 0.5% of net proceeds.

(4)
Our advisor must reimburse us for the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of (1) 2.0% of our average invested assets, or (2) 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors, in which case such determination, together with an explanation of the factors considered in making such determination, will be disclosed to our stockholders within 60 days after the end of the quarter in which such excess occurred. Any such determination and the reasons supporting such determination will also be recorded in the minutes of the meetings of our board of directors. For purposes of these limits, (1) “average invested assets” means the average of the aggregate monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves, (2) “net income” is our total revenues less our total expenses excluding reserves for depreciation, bad debts and other similar non-cash reserves, and (3) “total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles in the United States, or GAAP, that are in any way related to our operation, including investment management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(5)	Although we are most likely to pay disposition fees to our advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage.

(6)
Except as described in the Management Compensation Table, Moody OP Holdings shall not be entitled to receive any redemption or other payment from us or our operating partnership with respect to the special units, including any participation in the monthly distributions we intend to make to our stockholders.

(7)
Moody OP Holdings cannot earn both the subordinated participation in net sale proceeds and the subordinated distribution upon listing of our common stock on a national securities exchange or the termination or non-renewal of the advisory agreement.

CONFLICTS OF INTEREST

           We are subject to various conflicts of interest arising out of our relationship with our advisor and other affiliates, including (1) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of our advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of our stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

           Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, certain members of our advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by Moody National affiliates. Present activities of these affiliates include making investments in the acquisition, ownership, development and management of hotel, multifamily, office, retail and industrial real property and other real estate assets.

           Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property. None of the Moody National affiliates are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Our Advisor’s Time

           We rely on our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Certain of our advisor’s affiliates, including our advisor’s principals, are presently, and plan in the future to continue to be, and our advisor plans in the future to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees devote only as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other Moody National affiliates and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Moody National affiliates than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities of Moody National affiliates in which they are involved.

Competition

           We may compete with other Moody National affiliates for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. As described below, we and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and Moody National affiliates. Our advisor is required to provide information to our board of directors to enable the board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

           Certain of our advisor’s affiliates currently own or manage properties in geographic areas in which we have, and expect to in the future, acquire real properties. Conflicts of interest will exist to the extent that we own or manage real properties in the same geographic areas where real properties owned or managed by other Moody National affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Moody National affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Moody National affiliate were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

           Our dealer manager, Moody Securities, LLC, is one of our affiliates, and this relationship may create conflicts of interest in connection with the performance of its due diligence. Even though our dealer manager has examined the information in this prospectus for accuracy and completeness, the dealer manager has not made an independent due diligence review and investigation of us or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation. Our dealer manager will not be prohibited from acting in any capacity in connection with the offer and sale of securities offered by Moody National affiliates that may have investment objectives similar to ours.

Affiliated Property Manager

           Our property manager performs property management services for us and our operating partnership. Our property manager is affiliated with our sponsor, and in the future there is potential for a number of the members of our sponsor’s management team and our property manager to overlap. As a result, we will not have the benefit of independent property management to the same extent as if our sponsor and our property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our agreements with our property manager will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Joint Ventures with Our Affiliates

           Subject to approval of the transaction by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures, we may enter into joint ventures or other arrangements with our affiliates to acquire, develop and manage real properties. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will advise our board of directors with respect to investments, agreements and transactions between our advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

           We entered into a joint venture agreement with affiliates in connection with our acquisition of a mortgage note secured by a hotel property. Our operating partnership owns an approximately 74.5% membership interest in the joint venture through which we acquired our interest in the mortgage note, certain of the members of the affiliated trust from which we acquired themortgage note collectively own an approximately 11.5% membership interest in the joint venture and Moody National Mortgage Corporation, or Moody National Mortgage, an affiliate of our sponsor, owns an approximately 14% membership interest in the joint venture.

Fees and Other Compensation to Our Advisor and its Affiliates

           A transaction involving the purchase or sale of real estate assets may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition fees, origination fees, property management and leasing fees, disposition fees and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to our advisor and its affiliates is the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders. However, the amounts payable to Moody OP Holdings, as the holder of special units in our operating partnership, are subordinated to the return (or deemed return) to the stockholders or partners of our operating partnership of their capital contributions plus cumulative noncompounded annual returns on such capital.

           Subject to oversight by the board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the asset management fees, acquisition fees and origination fees payable to our advisor, and the property management fees payable to our property manager, are generally payable regardless of the quality of the real properties, real estate securities and debt-related investments acquired or the services provided to us.

           Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Conflict Resolution Procedures

           As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

     Priority Allocation of Investment Opportunities

           In the advisory agreement, our sponsor and our advisor have agreed that we will have the first opportunity to acquire any investment in an income-producing commercial real estate asset identified by our sponsor or advisor, for which we have sufficient uninvested funds. Our sponsor and advisor will make this determination in good faith. Our board of directors, including the independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of real estate assets by two or more affiliated programs seeking to acquire similar types of real estate assets is reasonable and is applied fairly to us.

     Independent Directors

           Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters the independent directors review and act upon are:

•
the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement with our advisor and the dealer manager agreement with our dealer manager;

•	transactions with affiliates, including our directors and officers;

•	awards under our long-term incentive plan; and

•	pursuit of a potential liquidity event.

     Compensation Involving Our Advisor and its Affiliates

           The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. The independent directors record their findings on the factors they deem relevant in the minutes of the meetings of our board of directors.

    Term of Advisory Agreement

           Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice and that we may terminate the advisory agreement immediately for fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor, a material breach of the advisory agreement by our advisor or upon the bankruptcy of our advisor.

    Acquisition, Leases and Sales Involving Affiliates

           We will not purchase assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated party from which we are purchasing the asset, or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event may we acquire or lease any such asset at an amount in excess of its current appraised value.

           We will not sell or lease assets to our advisor, our sponsor, any of our directors or any of their respective affiliates without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us.

           Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of our board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

    Mortgage Loans Involving Affiliates

           We are prohibited from investing in or making mortgage loans unless an appraisal of the underlying property is obtained. In all cases in which the transaction is with our advisor, our sponsor, our directors or any of their respective affiliates, the appraisal must be obtained by an independent expert, and we must keep the appraisal for at least five years and make it available for inspection and duplication by any of our common stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. In addition, our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our sponsor, our advisor, any of our directors or any of our affiliates.

    Loans Involving Affiliates

           We will not make any loans to our advisor, our sponsor, any of our directors or any of their respective affiliates except mortgage loans for which an appraisal of the underlying property is obtained from an independent appraiser or loans to wholly owned subsidiaries. In addition, we will not borrow from our advisor, our sponsor, any of our directors or any of their respective affiliates unless a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by our directors or officers, our sponsor, our advisor or any of their respective affiliates.

    Other Transactions Involving Affiliates

           We will not engage in any other transaction with our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

PRIOR PERFORMANCE SUMMARY

           The information presented in this section represents the historical experience of real estate programs, which we refer to as “prior real estate programs,”  sponsored or advised by our sponsor, Moody National, and its affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

           The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects investments made by the prior real estate programs, the returns to our stockholders will vary from those generated by those prior real estate programs. For example, we are not currently planning to issue tenant-in-common interests as we generally have with our prior real estate programs. In addition, all of the prior real estate programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we are subject. Neither Moody National nor any of its affiliates has experience in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior real estate programs will be indicative of our future performance. See the Prior Performance Tables located in Appendix A.

Prior Investment Programs

           Moody National Realty Company, L.P., or Moody National Realty Company, was formed in Texas in 1998 to sponsor public and private real estate programs. The general partner of Moody National Realty Company is Moody Realty Corporation, which is solely owned and managed by Mr. Brett C. Moody. Moody Realty Corporation is one of the companies owned by Mr. Moody that collectively make up the Moody National Companies Organization, including Moody National Mortgage Corporation, Moody Management Corporation, Moody National Development Company, L.P., Moody National Construction, LLC, and Moody National Exchange, LLC. Since 1996, the Moody National Companies Organization has become a full service real estate firm. Moody National Mortgage Corporation has completed over 150 transactions providing its customers with over $1 billion of debt, equity and structured financings. Moody National Realty Company has provided a complete spectrum of commercial real estate brokerage services including leasing, acquisition, disposition, marketing and consulting services. Moody National Management, L.P. specializes in managing Class A, Class B and Class C multifamily properties, as well as hospitality assets. In 2005, Moody National Realty Company sponsored its first private real estate program.

           Between January 1, 2005 and December 31, 2013, Moody National Realty Company, has, directly or indirectly, sponsored 46 privately offered prior real estate programs which raised approximately $427.9 million from more than 1,308 investors.

           The following table sets forth information on the 46 prior real estate  programs sponsored by Moody National Realty Company. Each program owns or owned between one and three real estate assets.

Name of Program	Type of Program	Launch Year	Program Status
Philadelphia Airport Hampton Inn	Tenant-in-Common	2005	Operating
Lansdale Homewood Suites	Tenant-in-Common	2005	Operating
Plymouth Meeting Hampton Inn	Tenant-in-Common	2005	Operating
Great Valley Hampton Inn	Tenant-in-Common	2005	Operating
Newtown Hampton Inn & Suites	Tenant-in-Common	2005	Operating
Westchase Technology Center	Tenant-in-Common	2005	Foreclosure (1)
Buffalo Speedway	Tenant-in-Common	2005	Operating
Nashville Embassy Suites	Tenant-in-Common	2005	Operating
Grapevine Hampton Inn & Suites	Tenant-in-Common	2005	Operating
Nashville Courtyard Marriott	Tenant-in-Common	2005	Closed

Name of Program	Type of Program	Launch Year	Program Status
Orlando Radisson Inn	Tenant-in-Common	2006	Closed
Holiday Inn Memphis	Tenant-in-Common	2006	Operating
Memphis Residence Inn	Tenant-in-Common	2006	Foreclosure (2)
Northbelt Office Center II	Tenant-in-Common	2006	Operating
Macon Fairfield Inn & Suites, Alpharetta Fairfield Inn & Suites and Kennesaw TownePlace Suites	Tenant-in-Common	2006	Operating
Atlanta Perimeter Center Fairfield Inn & Suites and Alpharetta TownePlace Suites	Tenant-in-Common	2006	Operating
Buckhead Fairfield Inn & Suites and Alpharetta Springhill Suites	Tenant-in-Common	2006	Operating
Homewood Suites Bedford, Hampton Inn Energy Corridor and TownePlace Suites Plano	Tenant-in-Common	2006	Operating
Springhill Suites Seattle	Tenant-in-Common	2006	Operating
Residence Inn Houston Medical Center and Comfort Suites Grapevine	Tenant-in-Common	2006	Operating
Springhill Suites Altamonte and Holiday Inn Express Orlando	Tenant-in-Common	2006	Foreclosure (3)
Residence Inn Lebanon	Tenant-in-Common	2006	Operating
200 Franklin Trust/Philips Corporate Headquarters	Delaware Statutory Trust	2006	Operating
Weatherford Plaza	Tenant-in-Common	2007	Operating
TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes	Tenant-in-Common	2007	Foreclosure (4)
TownePlace Suites Mount Laurel	Tenant-in-Common	2007	Foreclosure (5)
TownePlace Suites Fort Worth	Tenant-in-Common	2007	Operating
Fairfield Inn Denver South, Fairfield Inn Aurora and Fairfield Inn Westminster	Tenant-in-Common	2007	Closed(6)
Renaissance Meadowlands	Tenant-in-Common	2007	Closed(6)
Courtyard Columbus Downtown	Tenant-in-Common	2007	Closed
Courtyard Columbus Airport	Tenant-in-Common	2007	Foreclosure (7)
Courtyard Willoughby	Tenant-in-Common	2007	Closed(6)
Newark TownePlace Suites	Tenant-in-Common	2007	Operating
Courtyard Lyndhurst New Jersey	Tenant-in-Common	2007	Operating
Springhill Suites Bothell	Tenant-in-Common	2007	Operating
Fairfield Inn Meadowlands	Tenant-in-Common	2007	Closed(6)
Springhill Suites Des Moines	Tenant-in-Common	2008	Closed(6)
Fairfield Inn & Suites West Des Moines	Tenant-in-Common	2008	Closed(6)
Residence Inn Torrance	Tenant-in-Common	2008	Closed(6)
Residence Inn Perimeter	Tenant-in-Common	2008	Closed (8)
Residence Inn Midtown Atlanta	Tenant-in-Common	2008	Foreclosure (9)
Sprinhill Suites Houston Medical Center/Reliant Park	Tenant-in-Common	2008	Operating
TownePlace Suites Portland Scarborough	Tenant-in-Common	2008	Operating
Moody National HP Grapevine Trust	Delaware Statutory Trust	2008	Operating
Springhill Suites Pittsburgh	Tenant-in-Common	2008	Operating
Moody National Financial Fund I, LLC	Private Fund	2008	Closed

(1)
The tenant-in-common owners of the Westchase Technology Center property declined to proceed with a lender’s proposed loan modifications and allowed the lender to foreclose on the Westchase Technology Center property in July 2010.

(2)
The lender of the Residence Inn Memphis filed a foreclosure proceedings and one unaffiliated tenant-in-common owner of the Residence Inn Memphis filed for bankruptcy protection, which resulted in a court-ordered auction sale of the Residence Inn Memphis.

(3)
The tenant-in-common owners of the Springhill Suites Altamonte property and the Holiday Inn Express Orlando property declined to proceed with a lender’s proposed loan modifications and allowed the lender to foreclose on the Springhill Suites Altamonte property and the Holiday Inn Express Orlando property in December 2010 and November 2010, respectively.

(4)
The tenant-in-common owners of the TownePlace Suites Miami Airport and the TownePlace Suites Miami Lakes declined to proceed with a lender’s loan modification and allowed the lender to foreclose on the TownePlace Suites Miami Airport and the TownePlace Suites Miami Lakes in July 2011.

(5)
The tenant-in-common owners of the TownePlace Suites Mount Laurel declined to proceed with a lender’s loan modification and allowed the lender to foreclose on the TownePlace Suites Mount Laurel in April 2012.

(6)	This tenant-in-common program, together with six other programs, has been restructured into a limited liability company owned by the former tenant-in-common owners and a lender affiliate.

(7)	The tenant-in-common owners of the Courtyard Columbus Airport entered into a deed in lieu of foreclosure agreement with the lender in May 2012.

(8)
On May 27, 2010, a joint venture in which we indirectly owned a 75% membership interest and Brett C. Moody, our Chairman and Chief Executive Officer, indirectly owned a 25% membership interest, acquired fee simple title to the Residence Inn Perimeter property by purchasing the interests in the Residence Inn Perimeter property held by twenty-seven tenant-in-common owners. The Residence Inn property was subsequently sold to a third-party buyer on August 23, 2012.

(9)	The tenant-in-common owners of the Residence Inn Midtown Atlanta declined to infuse additional equity into the property and allowed the lender to foreclose on the property in August 2013.

           We intend to conduct this offering in conjunction with existing and future offerings by other public and private real estate entities sponsored by Moody National and Moody National Realty Company. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties we acquire or seek to acquire.

           The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain prior real estate programs regarding: annual operating results of the prior real estate programs (Table III);  the operating results of prior real estate programs which have completed their operations (no longer hold properties) (Table IV); and the sale or disposition of properties in connection with the prior real estate programs (Table V).

           We have not included in Appendix A to this prospectus tables regarding experience in raising and investing funds (Table I) or compensation to the sponsor (Table II) because there are no prior real estate programs which have closed during the three years ended December 31, 2013 and therefore Tables I and II are inapplicable. In addition, Table VI is not included in Part II of the registration statement of which this prospectus is a part because the prior real estate programs have not acquired any properties in the three years ended December 31, 2013 and therefore Table VI is inapplicable.

Summary Information

     Capital Raising

           The total amount of funds raised from investors in the 46 prior real estate programs as of December 31, 2013 was approximately $427.9 million. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $1.10 billion. In addition, one of these prior real estate  programs originated a loan in the amount of $3.1 million. The total number of investors in these prior real estate programs, collectively, is more than 1,308.

     Investments

           The prior real estate programs had acquired 56 properties as of December 31, 2013. The table below gives further information about these properties:

Location	Properties Purchased (as a Percentage of Aggregate Purchase Price)
United States	100.0%
West	13.1%
Plains States	5.0%
Southwest	21.3%
Southeast	22.8%
Northeast	37.9%

           The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior real estate programs, categorized by type of property, as of December 31, 2013, all of which were existing properties.

Existing
Office Buildings	13.0%
Residential	—
Hotels	87.0%
Total	100.0%

           These properties were financed with a combination of debt and offering proceeds.

     Dispositions

As of December 31, 2013, the prior real estate programs had sold the Orlando Radisson Inn, a hotel property located in Orlando, Florida, the Residence Inn Perimeter, a hotel property located in Atlanta, Georgia, the Nashville Courtyard Marriott, a hotel property located in Nashville, Tennessee,  and the Courtyard Columbus Downtown, a hotel property located in Columbus, Ohio, for an aggregate purchase price, exclusive of closing costs, of approximately $5,600,000, $7,350,000, $31,000,000, and $14,350,000, respectively.  In addition, as of December 31, 2013, lenders had foreclosed on the properties, or received a deed in lieu of foreclosure on the properties, held by seven prior real estate programs.

Three Year Summary of Acquisitions

           From December 31, 2010 through December 31, 2013, the prior real estate programs did not acquire any properties.

           Table VI has not been included in Part II of the registration statement of which this prospectus is a part because the prior real estate programs did not acquire any properties during the three years ending December 31, 2013.

Adverse Business Developments

The recent market downturn has adversely impacted, and could continue to adversely impact, certain prior real estate programs of our sponsor’s affiliates, resulting in a decrease or deferral of distributions with respect to such programs. Moody National Management, L.P. continues to seek approval to amend its master lease agreements for certain prior real estate programs to provide for either a deferral or a waiver of a portion of lease payments to program investors, and may continue to seek further amendments in the future depending upon the then-current economic conditions. Certain prior real estate programs have also requested additional cash infusions from investors to fund outstanding debt service payments. Further such requests may be necessary in the future depending upon the then-current economic conditions. These adverse developments have resulted in a reduction in payments to investors for certain prior real estate programs.

 Moody National Management, L.P. has commenced negotiations with lenders to restructure loan terms with respect to certain prior real estate programs in default under existing franchise or loan agreements and may continue to do so in the future. With respect to some of these loans, the lender is pursuing various alternatives simultaneously, including initiation of foreclosure and legal proceedings and loan modifications, and the borrowers are actively working toward loan modifications. However, there is no assurance that final loan modifications will be achieved, and with respect to one of these prior real estate programs, it appears likely that the lender will consummate foreclosure proceedings. With respect to another of these prior real estate programs, the lender has filed for foreclosure and in connection therewith, initiated a lawsuit. The master tenant and borrowers are working towards a settlement of the lawsuit and it appears likely that the lender will obtain the property in an uncontested foreclosure.

With respect to two tenant-in-common programs sponsored by Moody National Realty, the initial lender sold the loans, and the purchaser of the loans initiated foreclosure proceedings resulting in the filing for protection from these proceedings in the United States Bankruptcy Court by an affiliate of Moody National Realty owning an original equity investment in one property of approximately $10,000 and approximately $10,039 in the other property.  These affiliates received court approval of a confirmation plan under which an agreement was reached with the lender and the loans were reinstated.  With respect to one of these properties, the 28 tenant-in-common owners of the Residence Inn Midtown Atlanta, which originally acquired the project with a $7.475 million equity investment, recently allowed the lender to foreclose on the hotel which secured the loan.

 An affiliate of Moody National Realty and tenant-in-common owners in eight tenant-in-common programs collectively initiated legal proceedings against a lender.  Currently, seven of these tenant-in-common programs have been restructured into a limited liability company owned by the former tenant-in-common owners and a lender affiliate, and the legal proceedings have been dismissed with respect to such programs.  The lender and borrowers on one of the tenant-in-common programs entered into a settlement and reinstatement of the loan, and the legal proceedings have been dismissed with respect to such program.

The 19 tenant-in-common owners of the Westchase Technology Center property, which originally acquired the property with a $4 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on an office building which secured the loan. The 28 tenant-in-common owners of a two-hotel project (consisting of the Springhill Suites Altamonte and the Holiday Inn Express Orlando) which originally acquired the project with a $10.2 million equity investment declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the two hotels which secured the loan.  The 14 tenant-in-common owners of a two-hotel project (consisting of the TownePlace Suite Miami Airport and TownePlace Suites Miami Lakes) which originally acquired the project with a $5.9 million equity investment declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the two hotels which secured the loan. The 16 tenant-in-common owners of the TownePlace Suites Mount Laurel, which originally acquired the property with a $5.6 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the hotel which secured the loan.   Additionally, the 35 tenant-in-common owners of the Courtyard Columbus Airport, which originally acquired the property with a $11.1 million equity investment, entered into a deed in lieu of foreclosure agreement with the lender. Further, the lender for the Residence Inn Memphis filed foreclosure proceedings and one unaffiliated tenant-in-common owner of the Residence Inn Memphis filed for bankruptcy protection, which resulted in a court-ordered auction sale of the property and a loss of the original $6.93 million equity investment for the 17 tenant-in-common owners.

THE OPERATING PARTNERSHIP AGREEMENT

General

           Our operating partnership was formed on January 18, 2008 to own real property, real estate securities and debt-related investments that will be acquired and actively managed by our advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for common units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for common units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

           We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties using the UPREIT structure. Further, our operating partnership is structured to make distributions with respect to common units which are equivalent to the distributions made to our stockholders. Finally, a holder of common units may later exchange his common units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT. We are the sole general partner of our operating partnership. Moody National LPOP I has contributed $1,000 to our operating partnership in exchange for common units and Moody OP Holdings has invested $1,000 in exchange for special units. Moody National LPOP I and Moody OP Holdings are currently the only limited partners. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

           The following is a summary of certain provisions of the limited partnership agreement of our operating partnership, or the operating partnership agreement. This summary is qualified by the specific language in the operating partnership agreement. For more detail, you should refer to the actual operating partnership agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

           As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for common units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

           If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us. The operating partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a general partner.

Operations

           The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and

(3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

   The operating partnership agreement generally provides that, except as provided below with respect to the special units, our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from the disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on a quarterly basis (or, at our election, more frequently), in amounts determined by us as general partner such that a holder of one common unit will generally receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the common units).

   Similarly, the operating partnership agreement provides that income of our operating partnership from operations and, except as provided below, income of our operating partnership from disposition of assets, normally will be allocated to the holders of common units in accordance with their relative percentage interests such that a holder of one common unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the special units) in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

   The holders of the special units will be entitled to distributions from our operating partnership in an amount equal to 15.0% of net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our operating partnership owns a partnership interest, after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our operating partnership made to the owner of the special units in connection with the amounts payable with respect to the special units, including amounts payable upon redemption of the special units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our operating partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 8.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

   In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, real estate securities and debt-related investments, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include, but will  not be limited to:

•	expenses relating to the formation and continuity of our existence;

•	expenses relating to our public offering and registration of securities;

•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	expenses associated with compliance by us with applicable laws, rules and regulations; and

•	our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

   The holders of common units (other than us and the holder of the special units) generally will have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. If we elect to redeem common units for cash, the cash delivered will generally equal the amount the limited partner would have received if its common units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption program. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter. The special units will be redeemed for a specified amount upon the earliest of: (1) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement or (2) a listing or liquidity event.

   Subject to the foregoing, holders of common units (other than us and the holders of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests

   We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units and the special units, except in limited circumstances in which such consent is not required. With certain exceptions, the holders of common units may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

STOCK OWNERSHIP

           The following table sets forth the beneficial ownership of our common stock as of March 13, 2014 for each person or group that holds more than 5.0% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

           Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 6363 Woodway Drive, Suite 110, Houston, Texas 77057.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Moody National REIT Sponsor, LLC	30,003	0.8%
Brett C. Moody(2)	30,003	0.8%
Robert W. Engel	—	—%
William H. Armstrong, III	15,139	0.4%
Charles L. Horn	10,000	0.3%
John P. Thompson	15,139	0.4%
All Directors and Executive Officers as a group	70,281	1.9%

(1)
Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Includes 30,003 shares owned by Moody National REIT Sponsor, LLC. Moody National REIT Sponsor, LLC is indirectly owned and controlled by Mr. Moody.

DESCRIPTION OF CAPITAL STOCK

           The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 450,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 400,000,000 shares are classified as common stock with a par value of $0.01 per share, and 50,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of December 31, 2013 a total of 3,331,439 shares of our common stock were issued and outstanding and held by 827 holders of record. As of December 31, 2013, no shares of our preferred stock were issued and outstanding.

Common Stock

           The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations due to their status as stockholders.

           We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

DST Systems, Inc.
333 West 11th Street, 5th Floor
Kansas City, Missouri 64105

Preferred Stock

           Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access To Records

           An annual meeting of the stockholders will be held each year on a specific date set by our board of directors. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, or the president and must be called by our secretary to act upon any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request of stockholders, either in person or by mail, stating the purpose of the meeting, our secretary will provide all stockholders within ten days after receipt of such request, written notice either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less then 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as set forth in the following paragraph and except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

           Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution, (3) a statutory share exchange or (4) our merger or consolidation or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included. Pursuant to our charter, subject to the mandatory provisions of any applicable law, our stockholders may, without the necessity for concurrence by our board of directors, vote to: (1) remove directors; (2) amend our charter as provided therein; and (3) dissolve us.

           The advisory agreement, including the selection of our advisor, is approved annually by our directors, including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder will be permitted access to our corporate records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and corporate records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restriction On Ownership of Shares of Capital Stock

           We have elected to be taxed as a REIT under the Internal Revenue Code commencing with the taxable year ended December 31, 2011. For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year (other than our first REIT year). In addition, the outstanding shares of our stock must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. Subject to special rules for leases to our TRS-lessees, the rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT following our election to be taxed as a REIT, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value of shares or number of shares, whichever is more restrictive, of our then outstanding common stock; and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

           Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limits; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all distributions on the shares of our capital stock in the trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will have all voting rights with respect to the shares of capital stock in the trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted by the board of directors from the ownership limits based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

           The trustee will sell the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The sale will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee and to the beneficiary as follows. The purported transferee will receive an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares or (2) (A) if the purported transfer was a transfer for value, the price paid by the purported transferee for such shares or (B) if the purported transferee was not a transferee or was a transferee but did not give value for the shares, the market price, as defined in our charter, of such shares on the day of the event causing the shares to be held in the trust. The trustee may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the trustee. Any amount received by the trustee in excess of the amount to be paid to the purported transferee will be distributed to the beneficiary of the trust. If, prior to our discovery that shares have been transferred to the trust, such shares are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported transferee received an amount for such shares that exceeds the amount described above that such purported transferee was entitled to receive, such excess will be paid to the trustee upon demand. During this 20-day period, we will have the option of purchasing such shares of our capital stock. Upon any such purchase, the purported transferee or holder will receive a per share price equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the market price per share at the time of the gift or devise), and (2) the market price per share on the date of the purchase.

           We will have the right to purchase such shares until the trustee has sold the shares. We may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the trustee.  We may pay the amount of such reduction to the trustee for the benefit of the beneficiary.

           Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

           The ownership limits do not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the ownership limits upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

           We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of the board of directors and declared by us, in accordance with our earnings, cash flow and general financial condition. The board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

           In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, our board of directors authorizes and we declare distributions based on daily record dates. Since we commenced real estate operations in May 2010, our board of directors has authorized and we have declared distributions based on daily record dates for each day calculated at a rate of $0.002192 per share of our common stock per day, which, if paid each day over a 365-day period, is equivalent to an 8.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock. There is no guaranty that we will pay distributions in this amount in the future or at all. We aggregate and pay these distributions on a monthly basis. As of December 31, 2013, including shares issued pursuant to our distribution reinvestment plan, approximately 68% of the distributions we have paid since inception have been funded from cash flow from operations and approximately 32% have been funded from offering proceeds.

           We have not established a limit on the offering proceeds that may be used to fund distributions during this offering. To the extent that we use offering proceeds to fund distributions to our stockholders, we will have less funds available for investments and your overall return may be reduced. We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

           We can give no assurance that we will pay distributions solely from our funds from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. We anticipate that we will begin paying distributions from funds from operation after the completion of our offering stage.

Distribution Reinvestment Plan

           Our distribution reinvestment plan allows you to have cash otherwise distributable to you invested in additional shares of our common stock at an initial price of $9.50 per share. Our board of directors may change the price per share issued under the plan upon 10 days’ notice based on the consideration of numerous factors, including the then-current offering price of our shares of common stock to the public, if any. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

           Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) this offering and any future offering pursuant to our distribution reinvestment plan terminate, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

           Holders of common units in our operating partnership may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by our operating partnership invested in our common stock at an initial price equal to $9.50 per share.

           Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

           All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax treatment thereof, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Redemption Program

           Our share redemption program may provide a limited opportunity for our stockholders to have shares of our common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the current offering price per share for the shares being redeemed.

The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Current Offering Price
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

           Notwithstanding, the foregoing, following the conclusion of our public offering, shares of common stock will be redeemed, subject to certain restrictions and limitations, at a price equal to, or at a discount from, a price based upon our current per-share net asset value and other factors that our board of directors deems relevant, including the then-current reinvestment price under our distribution reinvestment plan and general market conditions.

           Unless the shares are being redeemed in connection with a stockholder’s death or qualifying disability, we may not redeem shares unless you have held the shares for one year. Redemption requests made within two years of death or “qualifying disability” of a stockholder will be redeemed at a price equal to the then-current public offering price or, in the case of redemptions following the conclusion of our public offering, at a price based upon our current per-share net asset value and other factors that our board of directors deems relevant. The board of directors, in its sole discretion, shall make the determination of whether a stockholder has a qualifying disability after receiving written notice from the stockholder. Generally, the board of directors will consider a stockholder to have a qualifying disability if the stockholder is (1) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the stockholder’s employees. We must receive written notice within 180 days after such stockholder’s qualifying disability.

           We are not obligated to redeem shares of our common stock under the share redemption program. Notwithstanding the procedures discussed below, our board of directors may, in its sole discretion, accept or reject any share redemption request made by any stockholder at any time.

           To the extent we determine to accept share redemption requests from our stockholders, redemption of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the “redemption date.” Stockholders may withdraw their redemption request at any time up to three business days prior to the redemption date.

           We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem the shares of our common stock on a pro rata basis on the redemption date. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

           To the extent our board of directors determines to accept share redemption requests from our stockholders, we presently intend to limit the number of shares to be redeemed during any calendar year to (1) 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors. This volume limitation will not apply to redemptions requested within two years after the death of a stockholder. There is no fee in connection with a redemption of shares of our common stock.

           The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund redemption requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. If funds available for our share redemption program are not sufficient to accomodate all requests, shares will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a stockholder; next pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, pro rata as to all other redemption requests.

           In addition, the board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. If the board of directors decides to amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days’ prior written notice. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our share redemption program.

Liquidity Events

           Although our charter does not require our board of directors to pursue a liquidity event on or before any date certain or at all, we intend to effect a liquidity event within four to six years from the termination of our initial public offering, which occurred on October 12, 2012. We expect that our board of directors will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available or as to our ability to successfully effect such a transaction.

Business Combinations

           Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

           After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute. There can be no assurance that this exemption will not be amended or repealed in the future.

Should our board of directors opt into the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders.

If our board of directors should make this determination in the future and seeks to internalize our management functions through a business combination with our advisor, we have agreed to pay one-half, and our advisor has agreed to pay the other half, of the costs of an independent investment banking firm, which would jointly advise us and the principals of our advisor on the value of our advisor. The primary assets of our advisor that we would acquire and that would factor into its value are its employees. After the investment banking firm completes its analyses of our advisor’s value, we will require it to prepare a written report and make a formal presentation to our board of directors.

Following the presentation by the investment banking firm, our board of directors will form a special committee comprised entirely of independent directors to consider a possible business combination with our advisor. The board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our advisor regarding a possible business combination. In any event, before we can complete any business combination with our advisor, the following three conditions must be satisfied:

•
the special committee receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by us and our advisor to provide a valuation analysis, concluding that the consideration to be paid to acquire our advisor is fair to our stockholders from a financial point of view;

•	our board of directors determines that such business combination is advisable and in our best interests and in the best interests of our stockholders; and

•	such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and bylaws.

Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third of all voting power;

•	one-third or more but less than a majority of all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock. There can be no assurance this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states in which registration of such securities is sought as an exhibit to the registration statement for the offering. Our assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, which we refer to as a “roll-up entity,” that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving securities of the roll-up entity that have been for at least 12 months listed on a national securities exchange; or

•
a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal the choice of:

(1)           accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(2)           one of the following:

(a)	remaining as stockholders and preserving their interests in our company as stockholders on the same terms and conditions as existed previously; or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•
that would result in our stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of our shares held by that investor;

•
in which investor’s rights to access of records of the roll-up entity will be less than those provided for in our charter and described above in “—Meetings, Special Voting Requirements and Access to Records;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our stockholders.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.

Subject to availability, you may authorize us to provide such periodic updates, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

FEDERAL INCOME TAX CONSIDERATIONS

General

           The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock that may be relevant to a potential stockholder. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations (except as provided below), financial institutions or broker-dealers, or non-U.S. corporations or persons who are not citizens or residents of the United States (except as provided below). The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

           We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

           We have elected to be taxable as a REIT commencing with our taxable year ending December 31, 2011. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

           In connection with this offering, we have received an opinion from Alston & Bird LLP that, commencing with our taxable year ending December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our present and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

           It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations.

           While we intend to operate so that we will qualify to be taxed as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the

Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of Moody National REIT I, Inc.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its stockholders. This ability substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax.”

•
If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of a trade or business), the income will be subject to a 100% tax.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% prohibited transaction tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•
If we fail to satisfy either the 75% or 95% gross income tests described below but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

•
If we should fail to satisfy the asset or other requirements applicable to REITs (other than failure to satisfy the gross income tests), as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) .

•
If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate tax is paid by us.

•
We may elect to retain and pay tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•
If we acquire appreciated assets from a C corporation (such as a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

•	Income earned by any of our TRS lessees and other TRSs will be subject to tax at regular corporate rates.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

(i) be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

(ii) elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for REITs;

(iii) be managed by one or more trustees or directors;

(iv) have our beneficial ownership evidenced by transferable shares;

(v) not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

(vi) use a calendar year for federal income tax purposes;

(vii) have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

(viii) not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code.

           We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. Items (vii) and (viii) above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item (viii) above for a taxable year, we will be treated as having met item (viii) for that year. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (vii) and (viii) above (but which should not prevent us from qualifying under item (iv) above). Our taxable year is the calendar year, which satisfies item (vi) above.

Operational Requirements - Generally

           For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “—Operational Requirements—Asset Tests”), all of the capital shares of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal income tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary. A taxable REIT subsidiary cannot directly or indirectly operate or manage a lodging facility or a health care facility or directly or indirectly provide to any other person rights to any brand name under which any lodging facility or health care facility is operated. If one of our taxable REIT subsidiaries owns, directly or indirectly, more than 35%, by voting power or value, of the outstanding securities, other than certain straight-debt securities, of another corporation, such other corporation will also be treated as our taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate federal, state, local and income and franchise tax on its earnings, which may reduce the cash flow available to us and our ability to pay distributions to our stockholders.

A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. Because we would not include the assets and income of a taxable REIT subsidiary in determining our compliance with the REIT income and asset tests, we may use taxable REIT subsidiaries to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g., activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. First, if a taxable REIT subsidiary has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest expense accrued in such year to an affiliated REIT to the extent that its net interest expense exceeds 50% of the taxable REIT subsidiary’s “adjusted taxable income” for that year. Disallowed interest may be carried forward and deducted to the extent 50% of the REITs adjusted taxable income exceeds its net interest expense in a subsequent year. In addition, if amounts are paid to a REIT or deducted by a taxable REIT subsidiary due to transactions between a REIT, its lessees or a taxable REIT subsidiary, that exceed the amount that would be paid to or deducted by a party in an arm’s length transaction, the REIT generally will be subject to a tax equal to 100% of such excess.

Rents we receive that include amounts for services furnished by a taxable REIT subsidiary to any of our lessees will not be subject to the 100% tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception, (2) a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (3) rents paid to us by lessees that are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our lessees leasing comparable space that are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (4) the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

Operational Requirements—Gross Income Tests

To qualify as a REIT, we must satisfy annually two gross income requirements.

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At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities) and gains from the sale of real estate assets. This test is the 75% Gross Income Test.

•
At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the sources described above and generally from dividends, interest and gains from the sale or disposition of shares or securities or from any combination of the foregoing. This test is the 95% Gross Income Test.

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•
the amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•
in general, neither we nor an owner of 10% or more of the shares of our common stock may directly or constructively own 10% or more of a tenant, which we refer to as a “Related Party Tenant,” or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•
If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease; and

•
we normally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant” primarily for its convenience. Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom that is not attributable to the impermissable tenant services will qualify as “rents from real property” if the income attributable to the impermissable tenant services does not exceed one percent of all amounts received or accrued with respect to that property.

We may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts futures or forward contracts and options. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates or certain foreign currency risks, will not be treated as gross income for purposes of either the 75% or the 95% Gross Income Test, provided specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”) or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Gross Income Test (or assets that generate such income). We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% Gross Income Test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

Prior to the making of investments in real estate assets, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% Gross Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% and 95% Gross Income Tests as gains from the sale of real property interests, interest on mortgages on real property and rents from real property in accordance with the requirements described above. Except for any investments in hotel properties, with regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our customers are expected to be Related Party Tenants, and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property primarily for its convenience. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% and 95% Gross Income Tests.

We may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. Dividends we receive from our taxable REIT subsidiaries will be qualifying income for purposes of the 95% Gross Income Test but not the 75% Gross Income Test.

Notwithstanding our failure to satisfy one or both of the 75% and 95% Gross Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions.

Operational Requirements - Hotel Properties

Revenues from operating hotels are not qualifying income for purposes of the 75% or 95% Gross Income Tests. We must master-lease our hotel properties in order for their operating revenues to be qualifying income for purposes of either the 75% or the 95% Gross Income Test. Our operating partnership may form a subsidiary that elects to be treated as our TRS. The TRS lessee would then master-lease (directly or through subsidiaries) any hotel properties from the operating partnership (or its affiliates). If we decide to acquire hotel properties, one or more hotel management companies will manage the hotel properties leased to each TRS lessee. We also may lease a hotel property to an unrelated lessee.

Rent paid by a TRS lessee to our operating partnership with respect to a lease of a “qualified lodging facility” from the operating partnership can be qualifying rents from real property under the REIT rules as long as certain rules are satisfied. The TRS lessee can not directly or indirectly operate or manage any hotel property or provide rights to any brand name under which any hotel property is operated.

In addition, the hotel property must be operated on behalf of the TRS lessee by a person who qualifies as an “eligible independent contractor.” An “eligible independent contractor” is a person (or entity) that satisfies the following requirements: (i) such person is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee, (ii) such person does not own, directly or indirectly, more than 35% of our capital stock and (iii) not more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our capital stock. For purposes of determining whether these ownership limits are satisfied, actual ownership as well as constructive ownership under the rules of Section 318 of the Internal Revenue Code (with certain modifications) is taken into account. For example, (a) interests owned by a partnership are also treated as owned proportionately by its partners, (b) interests held by a partner with a 25% or greater share of partnership capital interests or profits interests are also treated as owned by the partnership, (c) interests held by a 10% or greater stockholder are also treated as held by the corporation and (d) interests held by a corporation are also treated as held by a 10% or greater stockholder (in the proportion that such stockholder’s stock bears to all the stock of the corporation). However, if any class of our stock or the stock of a person attempting to qualify as an “eligible independent contractor” is regularly traded on an established securities market, only persons who own, directly or indirectly, more than 5% of such class of stock shall be taken into account as owning any of the stock of such class for purposes of applying the 35% limitation described in clause (iii) above. In addition, the Internal Revenue Service has ruled to the effect that an advisor or similar fiduciary to a REIT cannot also qualify as an “eligible independent contractor” with respect to the REIT. A “qualified lodging facility” is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, provided that wagering activities are not conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. We intend to invest in hotel properties that are qualified lodging facilities.

           For all of our hotel properties, any TRS lessee will hire a hotel management company that we believe qualifies as an “eligible independent contractor” to manage and operate the hotels leased by the TRS, but because of the broad scope of the attribution rules of Section 318 of the Internal Revenue Code, it is possible that not all prohibited relationships will be identified and avoided. The existence of such a relationship would disqualify the hotel management company as an “eligible independent contractor,” which could in turn disqualify us as a REIT. In that regard, constructive ownership under Section 318 of the Internal Revenue Code resulting, for example, from relationships between the hotel management company and our other shareholders could impact the hotel management company’s ability to satisfy the applicable ownership limit. Our charter restricts ownership and transfer of our shares in a manner intended to facilitate continuous qualification of the hotel management company as an eligible independent contractor, but no assurances can be given that such transfer and ownership restrictions will ensure that the hotel management company will, in fact, be an “eligible independent contractor.” The hotel management company’s failure to qualify as an “eligible independent contractor” may or may not give us the right to terminate the management agreement.

           Two other limitations may affect our ability to treat rent paid by a TRS lessee or other lessee as qualifying rents from real property under the REIT rules. If the rent attributable to personal property leased by the TRS lessee (or other lessee) in connection with a lease of real property is greater than 15% of the total rent under the lease, then the portion of the rent attributable to such personal property will not qualify as rents from real property. Also, an amount received or accrued will not qualify as rents from real property for purposes of either the 75% or the 95% Gross Income Test if it is based in whole or in part on the income or profits derived by any person from such property. However, an amount received or accrued will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. To comply with the limitation on rents attributable to personal property, a TRS lessee may acquire furnishings, equipment and personal property used in hotel property, at least to the extent that they exceed this 15% limit. To comply with the prohibition on rent based on net income, we may structure the leases to provide that each TRS lessee is obligated to pay our operating partnership a minimum base rent together with a gross percentage rent, at rates intended to equal market rental rates.

           In addition, rent paid by a TRS lessee or other lessee that leases a hotel property from our operating partnership will constitute rents from real property for purposes of the 75% and 95% Gross Income Tests only if the lease is respected as a true lease for federal income tax purposes and is not treated as a service contract, joint venture or some other type of arrangement. The determination of whether a lease is a true lease depends on an analysis of all the surrounding facts and circumstances. There are no controlling regulations, published administrative rulings or judicial decisions involving leases with terms substantially similar to the contemplated leases between our operating partnership and the TRS lessees that discuss whether the leases constitute true leases for federal income tax purposes. We intend to structure any leases relating to hotel property in which we may invest with our TRS lessees as true leases for federal income tax purposes; however, there can be no assurance that the Internal Revenue Service or a court will not assert a contrary position. If any leases between our operating partnership and a TRS lessee are re-characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payment that we receive from such TRS lessee would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

           We intend to structure our operating partnership’s investments in hotel properties to give rise to qualifying income in the form of rents from real property and for gains on the sales of the hotel properties to also constitute qualifying income. However, no assurance can be given that either the rents or the gains will constitute qualifying income. In that case, we may not be able to satisfy either the 75% or the 95% Gross Income Test and, as a result, could lose our REIT status.

     Operational Requirements — Asset Tests

At the close of each quarter of each taxable year, starting with the taxable year with respect to which we elect to be taxed as a REIT, we also must satisfy four tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our assets.

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified REITs and property attributable to the temporary investment of new capital as described above.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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Third, for securities not in the 75% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities. For these purposes, the term “securities” does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

Any interest that we hold in a real estate mortgage investment conduit, or REMIC, will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT Income Tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, regardless of whether it is distributed.

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of the 75% Gross Income Test, depending upon the circumstances and the specific structure of the investment.

           Certain of our mezzanine loans may qualify for an Internal Revenue Serivce safe harbor pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% Asset Test. We intend to make such investments in such a manner as not to fail the asset test described above.

           Upon full investment of the net offering proceeds, we expect that most of our assets will consist of “real estate assets,” and we expect to satisfy the Asset Tests.

           If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

           The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

           One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

           A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, or (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

           Certain securities will not cause a violation of the 10% Value test described above. Such securities include instruments that constitute “straight debt.” A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, certain other securities will not violate the 10% Value test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% Gross Income Test described above under “— Operational Requirements — Gross Income Tests.” In addition, when applying the 10% Value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Operational Requirements — Annual Distribution Requirement

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years.

In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a dividend for a taxable year may be declared before we timely file our tax return for the year provided we pay such dividend with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These dividends are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

We will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (1) the amounts actually distributed plus (2) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. Additionally, we may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income dividends, we may be able to pay “deficiency dividends” in a later year and include such dividends in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay federal income tax on these gains;

•
stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•
the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code.

     Operational Requirements — Recordkeeping

We must maintain certain records as set forth in Treasury Regulations to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

In the event we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than an Income Test or Asset Test violation), specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends distributed to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Investments in Taxable REIT Subsidiaries

We and each subsidiary that will qualify as a TRS, including each TRS lessee that leases one or more hotel properties in which we may invest from our operating partnership, will make a joint election for the TRS to be treated as a taxable REIT subsidiary of our REIT. A domestic TRS pays federal, state and local income taxes at the full applicable corporate rates on its taxable income. A TRS owning or leasing hotel property outside of the U.S. may pay foreign taxes. The taxes owed by our TRSs could be substantial. To the extent that our TRSs are required to pay federal, state, local or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our REIT status. However, several provisions regarding the arrangements between a REIT and its TRS ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our TRS to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the TRS if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties. In particular, this 100% tax would apply to our share of any rent paid by a TRS lessee that was determined to be in excess of a market rate rent. We intend that all transactions between us and our TRS lessees will be conducted on an arm’s length basis and, therefore, that the rent paid by our TRS lessees to us will not be subject to the excise tax.

Taxation of Taxable U.S. Stockholders

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described herein.

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

     Distributions Generally

Distributions to U.S. stockholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by individuals through 2012. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from us to the extent that the dividends are attributable to (1) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (2) dividends received by us from taxable C corporations, or (3) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

           To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Dividends that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both distributed by us and received by the stockholder on December 31 of the year, provided that we actually distribute the dividend during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

           We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

     Capital Gain Dividends

           Distributions to U.S. stockholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders who are individuals and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

     Certain Dispositions of Our Common Stock

           In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 20% if such shares of common stock are held for more than 12 months and will be taxed at ordinary income rates (of up to 39.6%) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such capital losses). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

     Repurchases of Our Common Stock

           A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as other taxable share sales discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to a stockholder, (2) results in a “complete termination” of a stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to a stockholder, all within the meaning of applicable provisions of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by a stockholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

           A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the repurchase, even though the stockholder did not actually receive cash or other property as a result of the repurchase.

           Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale, redemption or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

     Investments in Real Estate Outside the United States

We may invest in real estate assets, directly or indirectly, in jurisdictions other than the United States. Such assets may be subject to taxes in these non-U.S. jurisdictions that ordinarily would give rise to foreign tax credits for U.S. resident taxpayers. However, U.S. stockholders will not be entitled to use any foreign tax credits generated.

     Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	fails to furnish its taxpayer identification number (which, for an individual, would be his social security number);

•	furnishes an incorrect taxpayer identification number;

•	is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

•
under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired on or after January 1, 2011 by a stockholder other than an exempt recipient (“covered stock”).  Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the Internal Revenue Service, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term.  Shares of covered stock will be transferred or redeemed on a “first in/first out” basis unless the stockholder identifies specific lots to be transferred or redeemed in a timely matter.

If we take an organizational action such as a stock split, merger or acquisition that affects the tax basis of shares of covered stock or even make distributions that exceed our current or accumulated earning and profits, we will report to each stockholder and the Internal Revenue Service (or post on our website) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares.  Although corporations general qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our capital stock that the S corporation acquires on or after January 1, 2012.  Thus, the transfer or redemption of shares of our capital stock acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011). Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the Internal Revenue Service.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in shares of our common stock.

Tax-Exempt Stockholders

Tax-exempt entities, including employee pension benefit trusts and individual retirement accounts, generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Internal Revenue Code. Dividends from us and gains with respect to our stock should not be UBTI unless a tax-exempt stockholder holds our common stock in an unrelated trade or business or has incurred debt in connection with the purchase of our shares.

However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

           In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI if we become a “pension-held REIT”. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts; however, we do not guarantee that this will be the case in the future.

Certain Tax Considerations for Non-U.S. Stockholders

           The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations and other foreign stockholders, which we refer to collectively as “Non-U.S. holders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

     Ordinary Dividends

           The portion of distributions received by Non-U.S. holders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an applicable tax treaty. In cases where the distribution income from a Non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

     Non-Dividend Distributions

           If it cannot be determined at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

     Capital Gain Dividends

           A capital gain dividend would be treated the same as an ordinary dividend from us, provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient Non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. holder (and a 30% profits tax in the case of a corporate Non-U.S. holder) without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Capital gain distributions received by a Non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax.

     Dispositions of Our Common Stock

           Gain with respect to a sale of our common stock by a Non-U.S. holder generally will be subject to U.S. taxation under FIRPTA if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States unless an exception for stock of a publicly traded corporation or an exception for a “domestically controlled” REIT applies.

           A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. holders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. We will not be “regularly traded” on an established securities market in the near future.

           If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. holder if the Non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Recent Changes in U.S. Federal Income Tax Withholding

After December 31, 2013, withholding at a rate of 30% will be required on dividends in respect of, and after December 31, 2016, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, after December 31, 2013, dividends in respect of, and after December 31, 2016, gross proceeds from the sale of, our shares held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity's “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. shareholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Estate Tax

If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for federal estate tax purposes) at the time of the individual’s death, the shares will be includible in the individual’s gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.

     Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

           Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Federal Income Tax Aspects of Our Operating Partnership

           The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

     Classification as a Partnership

           We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

           Even though our operating partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable Treasury regulations, which we refer to as the “PTP Regulations,” provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (1) common units are not traded on an established securities market and (2) common units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

           Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. In general, qualifying income includes interest, distributions, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of common units would be subject to special rules under section 469 of the Internal Revenue Code. Under such rules, each holder of common units would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership that are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the common unit holder’s “entire interest” in our operating partnership.

           If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

     Income Taxation of Our Operating Partnership and its Partners

           Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

           Operating Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

           Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

           Under the operating partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

           Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

           Depreciation Deductions Available to Our Operating Partnership. Our operating partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that our operating partnership acquires properties or securities for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as “ADS.” Under ADS, our operating partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

           Sale of Our Operating Partnership’s Property. Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entry, including our operating partnership, but excluding out taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of trade or business.

Other Federal Tax Considerations

     Legislative or Other Actions Affecting REITs

           The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

STATE AND LOCAL TAX CONSIDERATIONS

           We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

           Some states may impose an entity level tax directly on us. For example, Texas enacted legislation in 2006 that amended its franchise tax effective for reports originally due on or after January 1, 2008. Under the revised franchise tax, commonly referred to as a margins tax, a REIT may be treated as a “taxable entity” if it has any amount of its assets in direct holdings of real estate, other than real estate it occupies for business purposes, as opposed to holding interests in limited partnerships or other entities that directly hold the real estate. If the REIT is treated as a taxable entity, then the tax base is the entity’s gross margin, computed as the lesser of (1) 70% of the entity’s total revenue or (2) the entity’s total revenue less compensation or cost of goods sold, subject to allocation and apportionment under the applicable rules. Each prospective investor is advised to consult his or her own tax advisor to determine the state and local tax consequences of this and other entity level taxes that may be imposed on us.

ERISA CONSIDERATIONS

   Employee benefit plans that are subject to the fiduciary provisions of ERISA (including, without limitation, pension and profit-sharing plans) and plans that are subject to Section 4975 of the Internal Revenue Code (including, without limitation, IRAs and Keogh plans) and entities deemed to hold "plan assets" of each of the foregoing, as well as governmental plans, foreign plans and other employee benefit plans, accounts or arrangements that are not subject to the fiduciary provisions of ERISA or Section 4975 of the Internal Revenue Code and entities deemed to hold "plan assets" of any of the foregoing may generally invest in us, subject to the following considerations. For purposes of this section, all of the different types of plans or arrangements identified above are collectively identified as benefit plans.

   The following summary is based on the fiduciary responsibility provisions of ERISA, relevant regulations and opinions Issued by the United States Department of Labor, or the DOL, and court decisions, and on the pertinent provisions of the Internal Revenue Code, regulations issued thereunder and published rulings and procedures of the Internal Revenue Service as in effect on the date of this prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Internal Revenue Code. No assurance can be given that future regulations, changes in administrative regulations or rulings or court decisions will not significantly modify the requirements summarized herein. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release. In addition, this summary does not address the impact of applicable federal, state, local, or non-U.S. law on the decision to purchase shares of our common stock by a plan or arrangement not subject to the fiduciary provisions of ERISA (for example, governmental plans, non-electing church plans, and foreign plans).  Nothing in this summary should be construed as legal advice or a legal opinion and you should consult your own legal advisor regarding the purchase shares of our common stock.

General Fiduciary Considerations for Investment in our Company by Benefit Plans

   The fiduciary provisions of ERISA, and the laws applicable to governmental, foreign or other employee benefit plans or retirement arrangements that are not subject to ERISA, may impose limitations on investment in our company. Fiduciaries of benefit plans, in consultation with their advisors, should consider, to the extent applicable, the impact of such fiduciary rules and regulations and other laws on an investment in our company. Among other considerations, the fiduciary of a benefit plan should take into account the composition of the benefit plan's portfolio with respect to diversification; the cash flow needs of the benefit plan and the effect thereon of the illiquidity of the investment; the economic terms of the benefit plan's investment in us; the benefit plan's funding objectives; the tax effects of the investment; and the fact that our management will not take the particular objectives of any investors into account.

   It is intended that our assets will not be considered plan assets under ERISA or be subject to any fiduciary or investment restrictions that may exist under laws applicable to plans not subject to ERISA. Each benefit plan will be required to acknowledge and agree in connection with its investment in our shares to the foregoing status of our company and that there is no rule, regulation or requirement applicable to such investor that is inconsistent with the foregoing description of us.

   Benefit plan fiduciaries may be required to determine and report annually the fair market value of the assets of the benefit plan. Since it is expected that there will not be any public market for our shares, there may not be an independent basis for the benefit plan fiduciary to determine the fair market value of our shares.

ERISA Restrictions if the Company Holds Plan Assets

   If we are deemed to hold plan assets under the plan asset regulation (as defined and described in the following paragraph), the investment in us by each such benefit plan investor could constitute an improper delegation of investment authority by the fiduciary of such benefit plan investor. In addition, any transaction we enter into would be treated as a transaction with each such benefit plan investor (such as a property lease, acquisition, sale or financing) with certain "parties in interest" (as defined in ERISA) or "disqualified persons" (as defined in Section 4975 of the Internal Revenue Code) with respect to a benefit plan investor (as defined in the following paragraph) could be a "prohibited transaction" under ERISA or Section 4975 of the Internal Revenue Code. If we were subject to ERISA, certain aspects of our structure could also violate ERISA.

   ERISA Plan Assets

   The DOL has published regulations relating to the definition of "plan assets," 29 C.F.R. Section 2510.3-101, as modified by ERISA Section 3(42), or the “plan asset regulation.” Under the plan asset regulation, a benefit plan investor's assets would be deemed to include an undivided interest in each of our underlying assets unless investment by benefit plan investors is not “significant,” we constitute an “operating company”, or our stock is considered to be “publicly offered” (each as defined below). A benefit plan investor includes any employee benefit plan that is subject to the fiduciary provisions of ERISA, plans that are subject to Section 4975 of the Internal Revenue Code, and entities deemed to hold plan assets of each of the foregoing.

   Significant Investment by Benefit Plan Investors

   Investment by benefit plan investors would not be "significant" if less than 25% of the value of each class of equity interests in our company (excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over our assets or that provide investment advice for a fee (direct or indirect) with respect to our assets, and affiliates (other than a benefit plan investor) of any of the foregoing persons) is held by benefit plan investors. Commingled vehicles that are subject to ERISA are generally counted as benefit plan investors for this purpose only to the extent of investment in such entity by benefit plan investors.

   We reserve the right to reject subscriptions in whole or in part for any reason, including that the investor is a benefit plan investor. In the event we elect to limit investment in us by benefit plan investors, we may have the authority to restrict transfers of our shares and may require a full or partial withdrawal of any benefit plan investor to the extent we deem appropriate to avoid having our assets deemed to be plan assets of any benefit plan investor.

   Operating Company Status of Company

   If participation by benefit plan investors in us is "significant" as defined above, we intend to conduct our operations so as to qualify as an "operating company," including a "real estate operating company", or a "venture capital operating company," so that our assets will not be considered "plan assets" of any benefit plan investor. To constitute a "venture capital operating company" under the plan asset regulation, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in operating companies with respect to which the entity obtains direct contractual rights to participate significantly in management decisions, and must regularly exercise its rights in the ordinary course of its business. To constitute a "real estate operating company" under the plan asset regulation, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities, and most engage directly, in the ordinary course of its business, in real estate management or development activities.

   There is very little authority regarding the application of ERISA and the plan asset regulation to entities such as us, and there can be no assurance that the DOL or the courts would not take a position or promulgate additional rules or regulations that could significantly impact the "plan asset" status of our company.

   “Publicly Offered” Status of Our Stock

   If participation by benefit plan investors in us is “significant” as defined above and we do not qualify as an “operating company,” our assets may not be “plan assets” if our stock qualifies for the “publicly offered” exemption under the plan asset regulation.  The plan asset regulation provides that if an investment in an entity constitutes “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be plan assets for purposes of ERISA and the Code. The definition of publicly offered securities requires that such securities be registered for federal securities law purposes and that such securities be “widely held” and “freely transferable.”

   Under the plan asset regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Also under the plan asset regulation, a class of securities will be “widely held” if it is held by 100 or more different persons independent of the issuer. We anticipate that we will meet both the registration and shareholder requirements.  However, our stock must also meet the “freely transferable” requirement.

   The “freely transferable” requirement under the plan asset regulation is a facts and circumstances determination.  The plan asset regulation and its preamble provide that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor; (2) any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; (3) any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes or which would violate any state or federal statute, regulation, court order, judicial decree, or rule of law; (4) any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment; (5) any requirement that advance notice of a transfer or assignment be given to the entity; (6) any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent; and (7) any administrative procedure which establishes an effective date, or an event, prior to which a transfer or assignment will not be effective.  While we reasonably believe that our stock will meet the “freely transferrable” requirement, this area of the law is not well-developed and no assurance can be given that the DOL or the courts would not take a position concluding that the “freely transferrable” or other requirements were not met.

Prohibited Transaction Considerations

   Fiduciaries of benefit plan investors should also consider whether an investment in us could involve a direct or indirect transaction with a "party in interest" or "disqualified person" as defined in ERISA and Section 4975 of the Internal Revenue Code, and if so, whether such prohibited transaction may be covered by an exemption. ERISA contains a statutory exemption that permits a benefit plan investor to enter into a transaction with a person who is a party in interest or a disqualified person solely by reason of being a service provider or affiliated with a service provider to the benefit plan investor, provided that the transaction is for "adequate consideration." There are also a number of statutory or regulatory exemptions or administrative prohibited transaction class exemptions that may be available to certain fiduciaries acting on behalf of a benefit plan investor. Fiduciaries of benefit plan investors should also consider whether investment in our company could involve a conflict of interest. In particular, a prohibited conflict of interest could arise if the fiduciary acting on behalf of the benefit plan investor has any interest in or affiliation with us.

Other Benefit Plans & Similar Arrangements

   Certain plans and arrangements such as governmental plans, non-electing church plans, and foreign plans are not subject to the fiduciary provisions of ERISA and are also not subject to the prohibited transaction provisions under Section 4975 of the Internal Revenue Code. However, such plans and arrangements may be subject to federal, state, local, or non-U.S. laws or regulations governing the investment and management of the assets of such plans including limitations on permissible investments. Accordingly, fiduciaries or other parties authorized to act on behalf of such plans and arrangements, in consultation with their advisors, should consider the requirements of applicable law on an investment in our company.

   The fiduciary or other authorized to act on behalf of such plans will be required to represent and warrant that an investment in us is permissible, complies in all respects with applicable law and has been duly authorized.

Individuals Investing With IRA Assets

   Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs. Our acceptance of an investment by an IRA should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in us is appropriate for, and permissible under, the terms of its IRA governing documents. IRA investors should consider in particular that our shares will be illiquid and that it is not expected that a significant market will exist for the resale of our shares, as well as the other general fiduciary considerations described above.

   Although IRAs are not subject to ERISA, they are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with "disqualified persons" and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with us or any of our affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with us or any of our affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Annual Valuation

   A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

   Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Until 18 months after the last offering of our shares and prior to any listing of our shares on a national securities exchange, we intend to use the offering price of shares in our most recent offering as the estimated value of a share of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the estimated value of a share of our common stock will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of such sales. Beginning 18 months after the last offering of our shares and prior to any listing of our shares on a national securities exchange, the estimated value of our shares will be based on valuations of our properties and other assets. These valuations may be prepared by persons independent of us and our advisor.

Conclusion

   Acceptance of subscriptions of any benefit plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that benefit plan or that the investment is appropriate for such benefit plan. Each benefit plan fiduciary should consult with his or her own legal advisors as to the propriety of an investment in our company in light of the specific requirements applicable to that benefit plan.

PLAN OF DISTRIBUTION

General

           We are offering a maximum of $1,000,000,000 in shares of our common stock in this offering, including $900,000,000 in shares of our common stock (90,000,000 shares) initially allocated to be offered in the primary offering and $100,000,000 in shares of our common stock (10,526,316 shares) initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the 10,526,316 shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the 10,526,316 shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 90,000,000 shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. Shares of our common stock in the primary offering are being offered at an initial price of $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at an initial price of $9.50 per share.

           Our board of directors may in its sole discretion from time to time change the offering price of our shares of common stock and, therefore, the number of shares being offered in this offering. In such event, we expect that our board of directors would consider, among other factors, our estimated per-share net asset value. In estimating our per-share net asset value, we will consider the estimated value of other assets and liabilities and make various adjustments and estimates in order to account for our operations. In addition, our board of directors may consider our historical and anticipated results of operations and financial conditions, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, the recommendations and assessment of our prospects made by our advisor and expected execution of our investment and operating strategies. The offering price may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. Moreover, since certain fees and costs associated with this offering may be added to the estimated per-share net asset values of our company in connection with changing the offering price of our shares, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares.

           Real estate values fluctuate and fees may fluctuate which in the future may result in an increase or decrease in the price of our shares of common stock. Thus, future adjustments to the offering price of our shares could result in a higher or lower offering price. The members of our board of directors must, in accordance with their fiduciary duties, act in a manner which they believe is in the best interests of our stockholders when making any decision to adjust the offering price of our shares of common stock. Any adjustments to the offering price will be made through a supplement or an amendment to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part. Our board of directors may change the offering price from time to time in its sole discretion. In no event will our board of directors change the offering price more frequently than quarterly during this offering. Additionally, we cannot assure you that our offering price will increase in the future or that our offering price will not decrease during this offering, or in connection with any future offering of our shares. We have no obligation to adjust the offering price of our shares and any adjustment in the offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors.

          We expect to sell the shares of our common stock offered in the primary offering over a two year period. If we have not sold all of the shares to be offered in the primary offering by October 12, 2014, we may continue the primary offering until October 12, 2015 (three years from the commencement of this offering), provided that, under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as April 9, 2016. If we decide to continue the primary offering beyond October 12, 2014, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

           We are offering the shares of our common stock to the public on a best efforts basis, which means generally that our dealer manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares of our common stock, and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with our dealer manager may be terminated by either party upon 60 days’ written notice.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

           Except as provided below, Moody Securities, LLC, our dealer manager, will receive a sales commission of 6.5% of the gross proceeds from the sale of shares of our common stock in the primary offering. Our dealer manager will also receive 3.5% of the gross proceeds from the sale of shares in the primary offering in the form of a dealer manager fee as compensation for acting as our dealer manager. Our dealer manager will not receive any sales commission or dealer manager fee for shares sold pursuant to our distribution reinvestment plan. We will also reimburse our dealer manager for accountable bona fide due diligence expenses supported by detailed itemized invoices. Our advisor receives reimbursement for cumulative organization and offering expenses incurred by our advisor such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which includes development of marketing materials and marketing presentations, planning and participating in due diligence and training and education and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by the advisor and will only be made to the extent that such reimbursements would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. Our advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses to the extent that total organization and offering expenses, including sales commissions, dealer manager fees and accountable due diligence expenses, exceed 15.0% of the aggregate gross offering proceeds from the sale of shares in the primary offering, without recourse against or reimbursement by us. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

           Our dealer manager may authorize certain additional broker-dealers who are members of FINRA to participate in selling shares of our common stock to investors. Our dealer manager may re-allow all or a portion of its sales commissions from the sale of shares in the primary offering to such participating broker-dealers with respect to shares of our common stock sold by them. Our dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and due diligence expenses incurred.

           As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of our gross offering proceeds. FINRA and many states limit our total organization and offering expenses, which includes underwriting compensation, reimbursement of bona fide due diligence expenses and issuer organization and offering expenses, to 15.0% of gross offering proceeds.  Assuming we raise the maximum offering amount, we expect our total organization and offering expenses to be approximately 12.2% of the gross offering proceeds from our primary offering.

Expense	Maximum Percent of Gross Primary Offering Proceeds
Sales commissions	6.5%
Dealer manager fee	3.5%
All other organization and offering expenses (1)	2.2%
Total	12.2%

(1)
Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which expenses include the development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering.

           To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, including our dealer manager, against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.

Sales Commissions and Volume Discounts

           Our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. In addition, the sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales to our affiliates and sales under our distribution reinvestment plan. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. Our advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution.

           Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

           In connection with sales of over $500,000 or more to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

Commissions on Sales per Incremental Share in Volume Discount Range

Dollar Volume of Shares Purchased	Purchase Price per Share to Investor	Percentage (Based on $10.00 / Share)	Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
$500,000 or less	$10.00	6.5%	$0.65	$0.35	$9.00
$500,001-$750,000	$9.90	5.5%	$0.55	$0.35	$9.00
$750,001-$1,000,000	$9.80	4.5%	$0.45	$0.35	$9.00
$1,000,001-$2,000,000	$9.70	3.5%	$0.35	$0.35	$9.00
$2,000,001-$3,000,000	$9.60	2.5%	$0.25	$0.35	$9.00
$3,000,001-$5,000,000	$9.50	1.5%	$0.15	$0.35	$9.00
Over $5,000,001	$9.40	0.5%	$0.05	$0.35	$9.00

We will apply the reduced per share purchase price and sales commission set forth in the table above to the entire purchase, not just the portion of the purchase which exceeds the $500,000 share purchase threshold. Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any qualifying purchaser, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single qualifying purchaser. Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single qualifying purchaser.

For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single qualifying purchaser may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers.

Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a qualifying purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero if (1) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the “wrap fee” feature, the dealer manager may pay to the registered investment advisor or other financial advisor or the company that sponsors the wrap account, service or other denominated fees on an annual basis.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” and passed upon our qualification as a REIT for federal income tax purposes.

ADDITIONAL INFORMATION

            We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. We are subject to the informational reporting requirements of the Exchange Act, and under the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s Internet address is www.sec.gov.

            You may also request a copy of these filings at no cost, by writing or telephoning us at:

6363 Woodway Drive, Suite 110
Houston, Texas 77057
713-977-7500
Attn: Investor Relations

            Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

            We also maintain a website at http://moodynationalreit.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A:

PRIOR PERFORMANCE TABLES

            The following prior performance tables provide information relating to the real estate investment programs sponsored by Moody National and its affiliates, collectively referred to herein as the “prior real estate programs.”  These programs were not prior programs of Moody National REIT I, Inc. Moody National and its affiliates provide commercial real estate services, which focus on identifying and developing institutional quality real estate products and programs for individual and institutional investors. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all prior real estate programs include providing investors with (1) exposure to investment in real estate as an asset class and (2) current income. Accordingly, each of the prior real estate programs has similar investment objectives to those of Moody National REIT I, Inc.

            This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

            INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

            All information contained in the Tables in this Appendix A is as of December 31, 2013. The following tables are included herein:

            Table III—Annual Operating Results of Prior Real Estate Programs

            Table IV—Operating Results of Prior Real Estate Programs Which Have Completed Operations

            Table V—Sale or Disposition of Properties by Prior Real Estate Programs

            We have not included in this Appendix A Table I (Experience in Raising and Investing Funds) or Table II (Compensation to Sponsor) because there are no prior real estate programs the offering of which closed during the three years ended December 31, 2013 and therefore Tables I and II are inapplicable. In addition, Table VI is not included in Part II of the registration statement of which this prospectus is a part because the prior real estate programs have not acquired any properties in the three years ended December 31, 2013 and therefore Table VI is inapplicable.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs that closed during the five years ended December 31, 2013. All figures are as of December 31, 2013.

Moody National Financial Fund I, LLC

	2013	2012	2011	2010	2009

Summary Balance Sheet Data:
Total Assets (before depreciation)	$—	$1,781,493	$1,782,575	$1,780,268	$3,307,018
Total Assets (after depreciation)	—	1,781,493	1,782,575	1,780,268	3,307,018
Liabilities	—	361,186	363,989	363,738	166,144
Estimated Per Share Value	N/A	N/A	N/A	N/A	N/A
Summary Income Statement Data:
Gross Revenues	$63,426	$257,630	$257,413	$449,929.00	$570,705.00
Operating Expenses	—	—	—	—	—
Operating Income	$63,426	$257,630	$257,413	$449,929	$570,705
Interest Expense	—	—	—	—	—
Net Income (GAAP basis)	$63,426	257,630	257,413	449,929	570,705
Summary Cash Flows Data:
Cash Generated from Operating Activities(1)	$63,426	257,630	257,413	449,929	570,705
Cash Generated from Investing Activities	—	—	—	—	—
Cash Generated from Financing Activities	—	—	—	—	—
Total Cash Generated	$63,426	257,630	257,413	449,929	570,705
Amount and Source of Distributions
Total Distributions Paid to Investors	63,426	257,630	257,413	449,929	570,705
Distribution Data Per $1,000 Invested:
Total Cash Distributions to Investors	145	148	148	172	169
From Operations	145	148	148	172	169
From all other sources (financing or other sources)	—	—	—	—	—

Notes to Table III

(1)	Cash Generated From Operating Activities reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE IV
OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS
(UNAUDITED)

Table IV presents information regarding the operating results of prior real estate programs that have completed operations (no longer hold properties) during the five years ended December 31, 2013. All amounts presented are as of December 31, 2013.
	Westchase Technology Center(1)	Orlando Radisson Inn	Springhill Suites Altamonte and Holiday Inn Express Orlando(2)	Residence Inn Perimeter	Springhill Suites Des Moines	Residence Inn Torrance	Fairfield Inn Denver South, Fairfield Inn Aurora and Fairfield Inn Westminster	Courtyard Willoughby	TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes	Fairfield Inn & Suites West Des Moines

Aggregate Dollar Amount Raised	$4,000,000	$2,895,000	$10,210,000	$7,080,000	$4,310,000	$23,015,000	$11,500,000	$5,985,000	$5,915,000	$6,555,000
Number of Properties Purchased	1	1	2	1	1	1	3	1	2	1
Duration of Program (Months)	60	52	49	30	41	40	45	44	51	48
Date of Program Closing	July 6, 2010 (1)	May 13, 2010	December 9, 2010 (2)	May 27, 2010	March 10, 2011	March 10, 2011	March 21, 2011	June 1, 2011	July 1, 2011	October 27, 2011
Total Compensation Paid to Sponsor (3)	$551,633	$916,226	$1,601,280	$3,672,453	$998,682	$7,957,234	$3,504,649	$1,100,453	$2,971,880	$1,205,210
Median Annual Leverage	65%	56%	60%	59%	66%	61%	58%	61%	74%	53%
Annualized Return on Investment	-13%	-11%	-21%	-20%	-23%	-23%	-21%	-23%	-21%	-23%

	Renaissance Meadowlands	Nashville Marriott Courtyard	TownePlace Suites Mt. Laurel	Courtyard Columbus Airport	Memphis Residence Inn	Fairfield Inn Meadowlands	Courtyard by Marriott Columbus Downtown	Residence Inn Midtown Atlanta
Aggregate Dollar Amount Raised	$22,385,000	$12,140,000	$5,595,000	$11,110,000	$6,930,000	$11,695,000	$11,110,000	$7,475,000
Number of Properties Purchased	1	1	1	1	1	1	1	1
Duration of Program (Months)	56	74	60	59	83	56	68	66
Date of Program Closing	January 6, 2012	February 15, 2012	April 5, 2012	May 11, 2012	December 27, 2012	December 28, 2012	February 8, 2013	August 6, 2013
Total Compensation Paid to Sponsor (3)	$4,276,919	$2,091,318	$1,528,436	$1,974,267	$1,096,750	$1,972,430	$1,974,267	$1,195,580
Median Annual Leverage	58%	60%	58%	58%	53%	61%	49%	58%
Annualized Return on Investment	-17%	-10%	-17%	-16%	-13%	-17%	-13%	-15%

Notes to Table IV

(1)	In July 2010, tenant-in-common owners declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the Westchase Technology Center property.
(2)
In November 2010, tenant-in-common owners declined to proceed with a lender's loan modification proposal and allowed the lender to foreclose on the Holiday Inn Express Orlando property. In December 2010, tenant-in-common owners declined to proceed with a lender's loan modification proposal and allowed the lender to foreclose on Springhill Suites Altamonte property.

(3)	Includes financing fees, acquisition fees, deposits, prepaid items and funds for the acquisition of personal property based on asset class.

TABLE V
SALE OR DISPOSITION OF PROPERTIES
(UNAUDITED)

Table V sets forth summary information on the results of the sale or disposal of properties since December 31, 2010 by  prior real estate programs.

				Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Closing Costs	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Cost	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Westchase Technology Center(1)	Houston, Texas	August 8, 2005	July 6, 2010	$7,962,039	$7,962,039	—	—	—	—	$8,200,000	$4,000,000	$12,200,000	$1,350,930
Orlando Radisson Inn	Orlando, Florida	April 3, 2006	May 13, 2010	4,682,404	3,754,755	$917,596	—	—	$927,649	3,965,000	2,985,000	6,950,000	716,400
Springhill Suites Altamonte(2)	Altamonte Springs, Florida	March 3, 2006	December 9,2010	6,931,368	6,931,368	—	—	—	—	7,006,000	4,875,000	11,881,000	748,689
Holiday Inn Express Orlando(3)	Orlando, Florida	December 6, 2006	November 15, 2010	8,701,310	8,701,310	—	—	—	—	8,795,000	5,335,000	14,130,000	890,411
Residence Inn Perimeter	Atlanta, Georgia	November 7, 2007	May 27, 2010	12,776,325	10,426,325	—	—	—	$2,350,000	10,665,000	7,080,000	17,745,000	562,660
Springhill Suites Des Moines	Des Moines, Iowa	August 31, 2007	March 10, 2011	8,242,822	8,242,822	—	—	—	—	8,367,000	4,310,000	12,677,000	312,475
Residence Inn Torrance	Torrance, California	November 2, 2007	March 10, 2011	35,613,897	35,613,897	—	—	—	—	36,873,000	23,015,000	59,888,000	1,879,140
Fairfield Inn Denver South, Fairfield Inn Aurora and Fairfield Inn Westminster	Denver, Colorodo	August 29, 2007	March 21, 2011	16,173,121	16,173,121	—	—	—	—	16,200,000	11,500,000	27,700,000	1,840,000
Courtyard Willoughby	Willoughby Hills, Ohio	August 31, 2007	June 1, 2011	9,369,843	9,369,843	—	—	—	—	9,511,000	5,985,000	15,496,000	448,875
TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes	Miami, Florida	May 18, 2007	July 1, 2011	17,390,686	17,390,686	—	—	—	—	17,635,000	5,915,000	23,550,000	1,064,305
Fairfield Inn & Suites West Des Moines	West Des Monies, Iowa	August 31, 2007	October 27, 2011	7,403,075	7,403,075	—	—	—	—	7,576,000	6,555,000	14,131,000	554,322
Renaissance Meadowlands	Rutherford, New Jersey	August 31, 2007	January 6, 2012	31,495,869	31,495,869	—	—	—	—	32,000,000	22,385,000	54,385,000	3,139,700
Nashville Marriott Courtyard	Nashville, Tennessee	March 3, 2006	February 15, 2012	29,907,681	18,940,623	1,092,319	—	—	10,967,058	20,580,000	12,140,000	32,720,000	4,707,104
TownePlace Suites Mt. Laurel	Mount Laurel, New Jersey	May 18, 2007	April 5, 2012	7,800,646	7,800,646	—	—	—	—	7,835,000	5,595,000	13,430,000	895,200
Courtyard Columbus Airport	Columbus, Ohio	August 31, 2007	May 11, 2012	15,378,000	15,378,000	—	—	—	—	15,378,000	11,110,000	26,488,000	1,955,154
Memphis Residence Inn	Memphis, Tennessee	March 24, 2006	December 27, 2012	7,805,003	7,805,003	—	—	—	—	8,440,000	6,930,000	15,370,000	1,663,200
Fairfield Inn Meadowlands	East Rutherford, New Jersey	August 31, 2007	December 28, 2012	18,675,000	18,675,000	—	—	—	—	18,675,000	11,695,000	30,370,000	1,740,000
Courtyard by Marriott Columbus Downtown	Columbus, Ohio	August 31, 2007	February 8, 2013	13,778,243	10,725,879	571,757	—	—	3,052,364	11,202,000	5,845,000	17,047,000	1,116,047
Residence Inn Midtown Atlanta	Atlanta, Georgia	August 31, 2007	August 6, 2013	10,478,926	10,478,926	—	—	—	—	10,932,000	7,475,000	18,407,000	778,301

(1)	In July 2010, tenant-in-common owners declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the Westchase Technology Center property.
(2)	In December 2010, tenant-in-common owners declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the Springhill Suites Altamonte property.
(3)	In November 2010, tenant-in-common owners declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the Holiday Inn Express Orlando property.

APPENDIX B:
FORM OF SUBSCRIPTION AGREEMENT
CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO OR PENNSYLVANIA
SUBSCRIPTION AGREEMENT INSTRUCTIONS
FOR PROSPECTUS DATED APRIL 29, 2014

Please refer to the following instructions in completing the attached Signature Page. Failure to follow these instructions may result in the rejection of your subscription.

Individuals desiring to purchases shares of common stock (the “Shares”) in Moody National REIT I, Inc., a Maryland corporation (the “Company”), must sign and deliver a copy of the attached subscription agreement signature page (“Signature Page”) along with the acknowledgement of receipt of the prospectus in Section 5 of this Subscription Agreement. If this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the prospectus of the Company, dated April 29, 2014  (the “Prospectus”). Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. Upon completion of this transaction, investors will receive a confirmation of purchase, subject to acceptance by the Company, within 30 days from the date the subscription is received.

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the final Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri, Nebraska and Ohio who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five business days of the date of subscription.

1. INVESTMENT. A minimum investment of $2,500 is required. A check for the full purchase price of the shares subscribed for should be made payable to “ Moody National REIT I, Inc.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made in Section 1 of this Subscription Agreement. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the “Additional Investment” box. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial and additional investment.

2. FORM OF OWNERSHIP. Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3. CUSTODIAL OWNERSHIP ACCOUNTS. If applicable, please provide the information requested for Custodial Accounts in this Section. Please enter the exact name in which the Shares are to be held and the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

4. REGISTRATION INFORMATION AND ADDRESS. Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship or tenants-in-common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 11, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

5. INVESTOR ACKNOWLEDGMENT. Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor’s behalf.

6. SUITABILITY ACKNOWLEDGEMENT. Please complete this Section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. The investor agrees to notify the Company and the broker-dealer named on the subscription agreement Signature Page in writing if at any time such investor fails to meet the minimum income and net worth standards or is unable to make any other representations and warranties as set forth in the Prospectus or subscription agreement.

7. DISTRIBUTION REINVESTMENT PLAN. By electing the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 4 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8. BROKER-DEALER. This Section is to be completed by the registered representative AND the broker-dealer.

9. PAYMENT INSTRUCTIONS. Please indicate the method of payment for your subscription in this Section.

10. ELECTRONIC DELIVERY OF REPORTS AND UPDATES. Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website and notifying you via e-mail when such reports and updates are available.

11. SUBSCRIBER SIGNATURES. The subscription agreement Signature Page must be signed by an authorized representative. The subscription agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer. Only original, completed copies of subscription agreements may be accepted. Photocopied or otherwise duplicated subscription agreements cannot be accepted by the Company.

MAILING INSTRUCTIONS.

The completed subscription agreement, including the executed subscription agreement signature page and payment (if sent by mail), should be sent to:

Via Mail	Via Overnight Delivery

Moody National REIT I, Inc.	Moody National REIT I, Inc.
c/o DST Services, Inc.	c/o DST Services, Inc.
P.O. Box 219280	430 West 7th Street
Kansas City, MO 64121-9280	Kansas City, MO 64105-1407

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (888) 457-2358.

SUBSCRIPTION AGREEMENT	Moody National REIT I, Inc. P.O. Box 219280 Kansas City, MO 64121-9280 Telephone: (888) 457-2358 Website: www.moodynationalreit.com

1 - INVESTMENT - See payment instructions in Section 9 below.

Minimum investment is $2,500.	Total Dollar Amount Invested:	Total Number of Shares Purchased:

State of Sale (if different from State of Residence):

             This is an ☐ initial investment; or ☐ additional investment. Payment will be made ☐ check enclosed; or ☐ funds wired.

☐
Check this box if you are purchasing Shares from a registered investment advisor (RIA), or if you are an investment participant in a wrap account or fee in lieu of commissions account approved by the broker-dealer, RIA, or a bank acting as a trustee or fiduciary, or similar entity.

2 - FORM OF OWNERSHIP

☐	Individual	☐	Joint Tenants with Rights of Survivorship	☐	Tenants in Common

☐
Corporation — Authorized signature required. Include copies of corporate resolutions designating executive officer as the person authorized to sign on behalf of corporation and authorizing the investment.

☐	Partnership — Authorized signature required. Include copy of partnership agreement.

Identify whether general or limited partnership:

☐	Estate — Personal representative signature required. Include a copy of the court appointment dated within 90 days.

Name of Executor:

☐	Trust — Trustee signature required in Section 11 below. Include a copy of the title and signature pages of the trust.

Name of Trust:

Name of Trustee:

Name of Beneficiary:

☐	Qualified Pension Plan or Profit Sharing Plan (Non-Custodian) — Trustee signature required in Section 11 below. Include a copy of the title and signature pages of the plan.

Name of Trustee:

☐	Other Non-Custodial Ownership Account (Specify):

3 - CUSTODIAL OWNERSHIP ACCOUNTS

Moody National REIT Sponsor, LLC does not provide custodial services; therefore, if this is a custodial account, a custodian must be indicated below. For custodial accounts, a completed copy of this Subscription Agreement should be sent directly to the custodian. The custodian will forward the subscription documents and wire the appropriate funds pursuant to the payment instructions in Section 9 below

☐	Traditional IRA — Custodian signature required in Section 11 below.	☐	Roth IRA — Custodian signature required in Section 11 below.
☐	KEOGH Plan — Custodian signature required in Section 11 below.	☐	Simplified Employee Pension/Trust (SEP)
☐	Pension or Profit-Sharing Plan — Custodian signature required in Section 11 below.	☐	Uniform Gift to Minors Act — Custodian signature required in Section 11 below.

State of:	Custodian for:

☐	Other (Specify):

Required for all custodial ownership accounts:

Name of Custodian:	Trustee:	Other Administrator:

Mailing Address:

City:	State:	Zip Code:

Custodian Telephone Number:

Custodian Social Security Number/Tax Identification Number:

Custodian Account Number:

4 - REGISTRATION INFORMATION AND ADDRESS - Please complete the following applicable information:

Name(s) in which Shares are to be Registered (Please print clearly):

Name(s) of Joint Investor in which Shares are to be Registered (if applicable):

Taxpayer Identification Number (Trust & Custodial Accounts must provide TIN and SSN):

Social Security Number(s) Investor:	Joint Investor:

Street Address of Investor:

City:	State:	Zip Code:

Street Address of Joint Investor: (if different from above):

City:	State:	Zip Code:

Daytime Telephone Number:	Evening Telephone Number:

E-Mail Address:

Citizenship Status of Investor	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien

Citizenship Status of Joint Investor	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien

Investor Driver’s License No./State of Issue:	Date of Birth (MM/DD/YYYY):

Joint Investor Driver’s License No./State of Issue:	Date of Birth (MM/DD/YYYY):

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO OR PENNSYLVANIA

5 - INVESTOR ACKNOWLEDGEMENT

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

			Investor		Co-Investor
(a)	I (we) received a final Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.	Initials		Initials

(b)	I (we) accept and agree to be bound by the terms and conditions of the Company’s charter.	Initials		Initials

(c)	I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	Initials		Initials

(d)
I (we) acknowledge that the assignability and transferability of the Shares is restricted and will be governed by the Company’s charter and bylaws and all applicable laws as described in the Prospectus;
		Initials		Initials

(e)	I (we) acknowledge that there is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.	Initials		Initials

6 - SUITABILITY ACKNOWLEDGEMENT

Please separately initial the following (as applicable):
			Investor		Co-Investor
•
I certify that I have a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
		Initials		Initials

•
I certify that I have a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
		Initials		Initials

•	If I am an Alabama investor, I have a liquid net worth of at least 10 times my investment in the Company and other similar programs and I otherwise meet the Company’s suitability standards.	Initials		Initials

•	If I am a California investor, my aggregate investment in this offering may not exceed 10% of my liquid net worth.	Initials		Initials

•
If I am a Kansas resident, I understand that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest in the aggregate more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
		Initials		Initials

•	If I am a Kentucky investor, my aggregate investment in this offering may not exceed 10% of my liquid net worth.	Initials		Initials

•
If I am a Maine investor, I understand that The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
		Initials		Initials

•	If I am an Iowa, Michigan or Tennessee investor, my maximum investment in the Company and affiliated programs cannot exceed 10% of my net worth.	Initials		Initials

•
If I am a New Jersey investor, my total investment in this offering and any similar program may not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
		Initials		Initials

•	If I am a New Mexico investor, my aggregate investment in this offering and affiliated programs may not exceed 10% of my liquid net worth.	Initials		Initials

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO, PENNSYLVANIA OR TENNESSEE

7 - DISTRIBUTION REINVESTMENT PLAN

Non-Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRIP).
In the event that the DRIP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 above.
☐	I prefer that my distribution be paid by check to the address in Section 4 above.
☐	I prefer that my distribution be deposited directly into the account listed as follows:

Name of Financial Institution:

Street Address:

City:	State:	Zip Code:

Name(s) on Account:

Bank Routing Number:	Account Number:

☐	Checking	☐ Savings (Attach a voided, pre-printed check or deposit slip.)

Custodial Ownership

☐
I prefer to participate in the Distribution Reinvestment Plan (DRIP). In the event that the DRIP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in Section 3 above.

☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account identified in Section 3 above.

8 - BROKER-DEALER - To be completed by the Registered Representative and the Broker-Dealer.

The Registered Representative and an authorized principal of the Broker-Dealer must sign below to complete the order. The Registered Representative and Broker-Dealer hereby warrant that each is duly licensed and may lawfully sell Shares in the state designated as the subscriber’s legal residence or the state in which the sale was made, if different.

Name of Broker-Dealer:

Broker-Dealer Home Office Street Address:

City:	State:	Zip Code:

Telephone Number:	Fax Number:

Name of Registered Representative:

Registered Representative Branch Code:	Registered Representative Rep Number:

Registered Representative Street Address:

City:	State:	Zip Code:

Telephone Number:	Fax Number:

Registered Representative Authorized E-Mail Address:

Shares Sold NAV:	Purchase Volume Discount:

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the Registered Representative and the Broker-Dealer are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the registered representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

Signature of Registered Representative*:	Date:

Signature of Broker-Dealer (Authorized Principal)*:	Date:

*SIGNATURES OF THE REGISTERED REPRESENTATIVE AND AN AUTHORIZED FIRM PRINCIPAL ARE REQUIRED FOR PROCESSING.

E-Mail:

9 - PAYMENT INSTRUCTIONS

Payment Method:

☐
By Mail — Checks should be made payable to “Moody National REIT I, Inc.” You should consult with your registered representative if you are unsure how to make your check payable. Forward the subscription agreement to the address set forth in the instructions to this Subscription Agreement.

☐
By Wire Transfer — If paying by wire transfer, please request that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account. Wire transfers should be made to the Company. You should consult with your registered representative to confirm wiring instructions for your subscription.:

10 - ELECTRONIC DELIVERY OF REPORTS AND UPDATES

☐
In lieu of receiving documents, I authorize Moody National REIT I, Inc. to make available on its website at www.moodynationalreit.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available.

Send notices to (You must provide an e-mail address if you choose this option):

E-Mail Address:

11 - SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required). Each investor signing below, under penalties of perjury, certifies that:

(1)
The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. person (including a non-resident alien).

NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Moody National REIT I, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Moody National REIT I, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Signature of Individual Owner:	Date:

Print or Type Name:

Signature of Joint Account Owner:	Date:

Print or Type Name:

Signature of Custodian Trustee, Officer, General Partner or other Authorized Person:

Print or Type Name:	Date:

Signature of Additional Person: (if required)	Date:

Print or Type Name:

APPENDIX C:

DISTRIBUTION REINVESTMENT PLAN
Effective as of April 15, 2009

          This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by Moody National REIT I, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

          1. Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

          2. Effective Date. The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

          3. Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant fails to meet the minimum income and net worth standards as stated in the subscription agreement for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.

          4. Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at an initial price of $9.50 per Share until the earliest of (i) the Board of Directors of the Company decides to change the purchase price for shares offered pursuant to the Plan, (ii) all the Plan Shares registered in the Initial Offering or any Future Offering are issued, (iii) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the SEC the unsold Plan Shares, or (iv) there is more than a de minimis amount of trading in the Shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company’s Board of Directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant Distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

          Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

          Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any

C - 1

Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

          If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

          5. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

          6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

          7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

          8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

          9. Amendment or Termination of Plan by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.

          10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C - 2

MOODY NATIONAL REIT I, INC.

UP TO $1,000,000,000 IN SHARES OF

COMMON STOCK

PROSPECTUS

          You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

April 29, 2014

MOODY NATIONAL REIT I, INC.

SUPPLEMENT NO. 9 DATED  OCTOBER 29 , 2014
TO THE PROSPECTUS DATED APRIL 29, 2014

This document supplements, and should be read in conjunction with, our prospectus dated April 29, 2014 relating to our offering of up to $1,000,000,000 in shares of our common stock. This Supplement No.  9 supercedes and replaces all prior supplements to our prospectus. Terms used and not otherwise defined in this Supplement No.  9 have the same meanings as set forth in our prospectus. The purpose of this Supplement No.  9   is to disclose:

•	the status of our public offerings;

•	the re-election of our four directors at our annual stockholder meeting;

•	selected financial data;

•	our performance—funds from operations and modified funds from operations;

•	a description of our current portfolio;

•	our potential acquisition of a hotel property located in Austin, Texas;

•	information regarding our indebtedness;

•	information regarding our distributions;

•	our net tangible book value per share;

•	information regarding redemption of our shares;

•	compensation paid to our advisor and its affiliates;

•	an update to the section of our prospectus entitled “Risk Factors;”

•	information on Experts; and

•	information incorporated by reference.

Status of Our Public Offerings

On October 12, 2012, we commenced a follow-on public offering of up to $1,000,000,000 in shares of our common stock. As of  October 22 , 2014, we had accepted investors’ subscriptions for, and issued,  6, 720,763 shares of our common stock in our follow-on offering, including  154,929 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in aggregate gross offering proceeds of $ 65,658,344 .  As of October 22 , 2014, we had accepted investors’ subscriptions for, and issued,  7,847,016 shares of our common stock in our initial public offering and follow-on offering, including  184,510 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in aggregate gross offering proceeds of $ 76,625,057 . As of October 22, 2014, approximately 93,419,166 shares of our common stock remained available for sale to the public in our follow-on public offering, excluding shares available under our distirbution reinvestment plan.

Our board of directors has elected to extend our follow-on public offering of shares of our common stock, in accordance with the terms established in our prospectus. Our follow-on public offering, which was scheduled to terminate on October 12, 2014, has been extended for up to an additional year. However, we currently expect to terminate our follow-on public offering on January 31, 2015.

The Re-Election of Our Four Directors at Our Annual Meeting of Stockholders

On August 11, 2014, we held the annual meeting of our stockholders, or the annual meeting. At the annual meeting, our four serving directors, Brett C. Moody, William H. Armstrong, III, Charles L. Horn and John P. Thompson were re-elected to the board of directors until the next annual meeting of our stockholders and until their successors are elected and qualified. Pursuant to our independent directors' compensation plan, each of our three independent directors received 2,500 shares of restricted common stock upon re-election. The shares of restricted common stock generally vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the shares of restricted stock granted will become fully vested on the earlier to occur of (1) the termination of the director’s service as a director due to his or her death or disability, or (2) a change in control of our company.

For biographical information on Messrs. Moody, Armstrong, Horn and Thompson, see “Management-Directors and Executive Officers” in our prospectus.

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 19, 2014, and our Quarterly Report on Form 10-Q for the quarter ended June 30 , 2014, filed with the SEC on August 14 , 2014, each of which is incorporated by reference into this prospectus supplement. Our historical results are not necessarily indicative of results for any future period.

	As of June 30 ,	As of December 31,
	2014	2013	2012	2011	2010	2009
Selected Financial Data
BALANCE SHEET DATA:
Total assets	$107,831,321	$70,917,596	$29,086,245	$21,940,218	$9,221,467	$313,509
Total liabilities	69,980,870	46,281,943	18,383,618	16,801,869	5,748,525	111,509
Special partnership units	1,000	1,000	1,000	1,000	1,000	1,000
Total equity	42,849,451	24,634,653	10,701,627	5,137,349	3,471,942	201,000

	Six Months Ended June 30 ,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
STATEMENT OF OPERATIONS DATA:
Total revenue	$9,371,830	$8,245,685	$1,094,920	$383,143	$—	$—
Total expenses	10,108,753	9,613,342	1,280,740	474,356	161,886	—
Total income (loss) from discontinued operations	—	—	1,179,933	117,403	(124,796)	—
Net income (loss)	(736,923)	(1,367,657)	994,113	26,460	(286,682)	—

STATEMENT OF CASH FLOWS DATA:
Net cash provided by operating activities	180,156	1,367,849	387,070	54,942	109,466	—
Net cash used in investing activities	29,081,227	13,007,494	2,595,923	1,374,545	2,491,419	—
Net cash provided by financing activities	32,125,414	14,253,859	3,852,064	1,464,350	3,102,096	—

OTHER DATA:
Distributions declared	$1,698,014	$1,773,715	$761,640	$341,147	$150,906	$—

Our Performance — Funds from Operations and Modified Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to net income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, an industry trade group, or NAREIT, has promulgated a standard known as Funds from Operations, or FFO for short, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because, in our view, FFO is a meaningful supplemental performance measure in conjunction with net income.

Changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted a significant increase in the magnitude of non-cash and non-operating items included in FFO, as defined. As a result, in addition to FFO, we also calculate modified funds from operations, or MFFO, a non-GAAP supplemental financial performance measure that our management uses in evaluating our operating performance.  Similar to FFO, MFFO excludes items such as depreciation and amortization.  However, MFFO excludes non-cash and non-operating items included in FFO, such as amortization of certain in-place lease intangible assets and liabilities and the amortization of certain tenant incentives. Our calculation of MFFO will exclude these items, as well as the effects of straight-line rent revenue recognition, fair value adjustments to derivative instruments that do not qualify for hedge accounting treatment, non-cash impairment charges and certain other items, when applicable. Our calculation of MFFO will also include, when applicable, items such as master lease rental receipts, which are excluded from net income (loss) and FFO, but which we consider in the evaluation of the operating performance of our real estate investments.

We believe that MFFO reflects the overall impact on the performance of our real estate investments of occupancy rates, rental rates, property operating costs and development activities, as well as general and administrative expenses and interest costs, which is not immediately apparent from net income (loss). As such, we believe MFFO, in addition to net income (loss) as defined by GAAP, is a meaningful supplemental performance measure which is used by our management to evaluate our operating performance and determine our operating, financing and dividend policies.

Please see the limitations listed below associated with the use of MFFO as compared to net income:

•
Our calculation of MFFO will exclude any gains (losses) related to changes in estimated values of derivative instruments related to any interest rate swaps which we hold. Although we expect to hold these instruments to maturity, if we were to settle these instruments prior to maturity, it would have an impact on our operations. We do not currently hold any such derivate instruments and thus our calculation of MFFO set forth in the table below does not reflect any such exclusion.

•
Our calculation of MFFO will exclude any impairment charges related to long-lived assets that have been written down to current market valuations. Although these losses will be included in the calculation of net income (loss), we will exclude them from MFFO because we believe doing so will more appropriately present the operating performance of our real estate investments on a comparative basis. We have not recognized any such impairment charges and thus our calculation of MFFO set forth in the table below does not reflect any such exclusion.

2

•
Our calculation of MFFO will exclude organizational and offering expenses and acquisition expenses payable to our advisor. Although these amounts reduce net income, we fund such costs with proceeds from our offering and acquisition-related indebtedness and do not consider these expenses in the evaluation of our operating performance and determining MFFO. Our calculation of MFFO set forth in the table below reflects such exclusions.

We believe MFFO is useful to investors in evaluating how our portfolio might perform after our offering and acquisition stage has been completed and, as a result, may provide an indication of the sustainability of our distributions in the future. However, as described in greater detail below, MFFO should not be considered as an alternative to net income (loss) or as an indication of our liquidity. Many of the adjustments to MFFO are similar to adjustments required by SEC rules for the presentation of pro forma business combination disclosures, particularly acquisition expenses, gains or losses recognized in business combinations and other activity not representative of future activities. MFFO is also more comparable in evaluating our performance over time and as compared to other real estate companies, which may not be as involved in acquisition activities or as affected by impairments and other non-operating charges.

MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter.  MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed.  MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO. Investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and given the relatively limited term of our operations, it could be difficult to recover any impairment charges.

The calculation of FFO and MFFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Consequently, our presentation of FFO and MFFO may not be comparable to other similarly titled measures presented by other REITs. In addition, FFO and MFFO should not be considered as an alternative to net income (loss) or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs.  In particular, as we are currently in the acquisition phase of our life cycle, acquisition costs and other adjustments which are increases to MFFO are, and may continue to be, a significant use of cash. MFFO also excludes impairment charges, rental revenue adjustments and unrealized gains and losses related to certain other fair value adjustments. Accordingly, both FFO and MFFO should be reviewed in connection with other GAAP measurements.

The table below summarizes our calculation of FFO and MFFO for the six months ended June 30 , 2014 and the years ended December 31, 2013 and 2012 and a reconciliation of such non-GAAP financial performance measures to our net income (loss).

	Six Months Ended June 30,	Year ended December 31,
	2014	2013	2012
Net Income (loss)	$(736,923)	$(1,367,657)	$994,113
Adjustments:
Depreciation of real estate assets and amortization of deferred costs	1,363,039	1,419,203	231,279
Gain on disposition of hotel property	—	—	(1,510,786)
Adjustments for noncontrolling interests	(38,737)	(78,224)	(39,267)
Funds from Operations	587,379	(26,678)	(324,661)
Adjustments:
Loss from early extinguishment of debt	—	—	466,056
Stock based compensation	42,028	89,004	100,086
Amortization of deferred loan costs	31,674	39,118	30,881
Property acquisition expense	751,892	1,353,078	365,720
Adjustments for noncontrolling interests	(1,363)	(2,749)	(123,611)
Modified Funds from Operations	$1,411,610	$1,451,773	$514,471

3

Description of Our Current Portfolio

Our portfolio is currently comprised of (1) seven hotel properties located in five states with an aggregate of 941 rooms and (2) a 74.5% joint venture interest in a mortgage note in the original principal amount of $13,000,000 secured by a hotel property.

Our Hotel Properties

The following table sets forth summary information regarding our seven hotel properties:

Property Name	Date Acquired	Location	Ownership Interest	Purchase Price(1)	Rooms	Mortgage Debt Outstanding(2)
Woodlands Hotel (Homewood Suites by Hilton) (3)	November 8, 2012	The Woodlands, Texas	100%	$12,000,000	91	$ 6,680,649

Germantown Hotel (Hyatt Place) (4)	April 9, 2013	Germantown, Tennessee	100%	11,300,000	127	7,632,535

Charleston Hotel (Hyatt Place) (5)	July 2, 2013	North Charleston, South Carolina	100%	11,800,000	113	7,676,670

Austin Hotel (Hampton Inn) (6)	December 30, 2013	Austin, Texas	100%	15,350,000	123	11,401,458

Grapevine Hotel (Residence Inn) (7)	March 31, 2014	Grapevine, Texas	100%	20,500,000	133	13,179,156

Silicon Valley Hotel (TownePlace Suites by Marriott)(8)	June 24, 2014	Newark, California	100%	10,000,000	127	5,034,778

Lyndhurst Hotel (Marriott Courtyard)(9)	September 30, 2014	Lyndhurst, New Jersey	(10)	33,322,000	227	32,095,074
Totals				$114,272,000	941	$83,700,320

(1)           Excludes closing costs.

(2)	As of September 30 , 2014. For more information on our indebtedness, see “Information Regarding Our Indebtedness” below.

(3)
The Woodlands Hotel was developed in 2001. All suites at the Woodlands Hotel have fully equipped kitchens, separate eating and sitting areas and high speed internet access. Property amenities include a business center, meeting rooms, fitness center and courtyard pool and spa.

(4)
The Germantown Hotel opened in August 2009. The guestrooms at the Germantown Hotel feature a refrigerator, 42” flat-panel HDTV, Hyatt Grand Bed, and flexible workspace with task lighting. Other amenities include Wi-Fi internet access throughout the hotel, 24-hour StayFit@Hyatt fitness center, heated outdoor pool, and 24/7 guest kitchen and bakery café. The Germantown Hotel also offers 1,125 square feet of flexible meeting space and offers all-inclusive meeting packages.

(5)
The Charleston Hotel opened in June 2010. The guestrooms at the Charleston Hotel feature a refrigerator, 42” flat-panel HDTV, Hyatt Grand Bed, and flexible workspace. Property amenities include Wi-Fi internet access throughout the hotel, heated indoor pool, and 24/7 guest kitchen and bakery café.

(6)
The Austin Hotel was built in 1997 and extensively renovated in 2012. Property amenities at the Austin Hotel include an outdoor swimming pool, business center, fitness room, breakfast buffet and meeting space.

(7)	The Grapevine Hotel was built in 2007.

(8)
The Silicon Valley Hotel was built in 2000 and features 127 suites with fully-equipped kitchenettes. The Silicon Valley Hotel also includes an exercise room, outdoor pool, BBQ area, and guest laundry facilities.

(9)
The Lyndhurst Hotel was constructed in 1990. Amenities at the Lyndhurst Hotel include a restaurant and lounge, 2,910 square feet of meeting space, lobby grab-and-go, indoor pool, outdoor terrace, fitness center and business center.

(10)
The Lyndhurst Hotel is owned by MN Lyndhurst Venture, LLC, or the Lyndhurst Joint Venture. Our operating partnership contributed $100 to the Lyndhurst Joint Venture in exchange for 100% of the Class B membership interests, or the Class B Interests, of the Lyndhurst Joint Venture. Pursuant to the operating agreement of the Lyndhurst Joint Venture, our operating partnership has also agreed to pay up to $3.92 million in costs and fees and capital reserve requirements associated with the transfer of the Lyndhurst Hotel to the Lyndhurst Joint Venture, all of which amounts will be deemed to be additional capital contributions by our operating partnership to the Lyndhurst Joint Venture in exchange for additional Class B Interests. The prior tenant-in common owners of the Lyndhurst Hotel contributed their tenant-in-common (TIC) ownership interests in the Lyndhurst Hotel (valued at $1,000 in the aggregate) to the Lyndhurst Joint Venture in exchange for non-voting class A membership interests, or the Class A Interests, of the Lyndhurst Joint Venture. Our operating partnership will serve as the sole manager of the Lyndhurst Joint Venture and will manage the business and affairs of the Lyndhurst Joint Venture. Cash available for distribution to the members of the Lyndhurst Joint Venture will be distributed as follows: (1) first, 100% to our operating partnership until it has received cash distributions equal to a 12% annual, cumulative, non-compounded return on its capital contributions to the Lyndhurst Joint Venture and a return of 100% of its unreturned capital contributions to the Lyndhurst Joint Venture, (2) next, 100% to the holders of the Class A Interests until they have received a return of 100% of their capital contributions to the Lyndhurst Joint Venture (valued at $1,000 in the aggregate), and (3) next, 60% to our operating partnership and 40% to the holders of the Class A Interests.

We believe that all of our hotel properties are adequately covered by insurance and are suitable for their intended purposes. Each of our hotel properties faces competition from other hotel properties in and around their respective submarkets. With the exception of plans for approximately $1.1 million in improvements at the Woodlands Hotel and approximately $1.0 million in improvements at the Lyndhurst Hotel , management is aware of no plans for any material renovations, improvements or development with respect to any of our properties.

4

Our Mortgage Note

The following table sets forth summary information regarding our investment in a mortgage note secured by a hotel property:

Date Acquired	Ownership Interest	Loan Type	Collateral	Aggregate Purchase Price	Outstanding Principal Balance	Interest Rate	Maturity Date
June 3, 2011	74.5% (1)	First Mortgage	Hotel (2)	$12,759,199 (3)	$ 12,113,771 (4)	(5)	February 1, 2018

(1)
We acquired our interest in the mortgage note through MNHP Note Holder, LLC, a Delaware limited liability company, which we refer to as the “note joint venture.” Our operating partnership owns a 74.5% membership interest in the note joint venture. Moody National Mortgage, an affiliate of our sponsor controlled by Brett C. Moody, our Chairman and Chief Executive Officer, owns a 14% membership interest in the note joint venture and members of Moody National HP Grapevine Trust, a Delaware statutory trust which is the borrower under the mortgage note, collectively own an 11.5% membership interest in the note joint venture.

(2)	The mortgage note is secured by a first lien on a 125-room hotel property constructed in 1995 located in Grapevine, Texas, commonly known as the Hyatt Place Grapevine Hotel.

(3)	A portion of the purchase price for the note was funded with the proceeds of a loan in the original aggregate principal amount of $11,483,280. See “Information Regarding Our Indebtedness.”

(4)	As of September 30 , 2014.

(5)
For the period from August 21, 2012 through August 21, 2015, the note accrues interest at a fixed rate equal to 5.15%.  For the period from August 21, 2015 through the maturity date, the note will bear interest at a fixed rate equal to (1) the variable interest rate per annum published in the Wall Street Journal as the “prime rate” for the U.S. in effect as of August 21, 2015, plus (2) 1.90%, provided that in no event will the interest rate exceed the maximum rate permitted by law.

5

Potential Property Acquisition

On September 8, 2014, we entered into an Agreement for Sale and Purchase of Hotel, or the purchase agreement, for the acquisition of a hotel property located in Austin, Texas, commonly known as the Hilton Garden Inn Northwest Arboretum, or the Hilton Garden Inn, from an unaffiliated third party seller for an aggregate purchase price of $29,250,000, excluding acquisition costs and subject to adjustments and prorations as contemplated by the purchase agreement. We intend to finance the acquisition of the Hilton Garden Inn with proceeds from our ongoing public offering and mortgage indebtedness secured by the Hilton Garden Inn.

The Hilton Garden Inn is a five-story, 138-room hotel located in Austin's Northwest/Arboretum corridor just off US 183. Built in 2002, the Hilton Garden Inn has been recently enhanced by a comprehensive multi-year capital program renovation. The hotel’s location along US 183, North Austin's major thoroughfare, places it within a five-mile radius of over 21 million square feet of office space, which is home to tenants such as Apple and Xerox Corporation, and The Domain, one of Austin's largest mixed-use developments. In addition, numerous medical facilities are located south of the hotel, including the 332-bed St. David's North Austin Medical Center, the adjacent St. David's Women's Center of Texas, and Northwest Surgery Center.

        The acquisition of the Hilton Garden Inn is subject to substantial conditions to closing, including: (1) the sale of a sufficient number of shares of our common stock in our public offering to fund a portion of the purchase price for the Hilton Garden Inn; (2) our ability to obtain financing for the acquisition of the Hilton Garden Inn; and (3) the absence of a material adverse change to the Hilton Garden Inn prior to the date of the acquisition. There is no assurance that we will close the acquisition of the Hilton Garden Inn on the terms described above or at all.

Information Regarding Our Indebtedness

    As of September 30, 2014, we had total outstanding indebtedness of $ 94,126,517 . As of  June 30, 2014, our leverage ratio, or the ratio of our total debt to total purchase price plus cash and cash equivalents, was approximately 61% . As of  June 30, 2014, our debt-to-net asset ratio, defined as our total debt as a percentage of our total assets (other than intangibles) less total liabilities, was approximately 149%.

Mortgage Notes Payable

The following is a summary of our notes payable as of September 30 , 2014:
Loan	Original Principal Amount	Interest Rate/Prepayment	Maturity Date	Outstanding Principal Balance

Hyatt Place Note Acquisition Loan	$11,483,280	(1)	May 5, 2018	$ 10,426,197
Woodlands Hotel Acquisition Loan	7,500,000	6.0%(2)	December 6, 2016	6,680,649
Germantown Hotel Acquisition Loan	7,800,000	4.30%(2)	May 6, 2023	7,632,535
Charleston Hotel Acquisition Loan	7,800,000	5.193%(2)	August 1, 2023	7,676,670
Austin Hotel Acquisition Loan	11,500,000	5.426%(2)	January 6, 2024	11,401,458
Grapevine Hotel Acquisition Loan	13,250,000	5.25%(2)	April 6, 2024	13,179,156
Silicon Valley Acquisition Loan	5,250,000	5.50%(2)	July 6, 2022	5,034,778
Lyndhurst Hotel Acquisition Loan	34,350,000	10.92%(2)	September 6, 2017	32,095,074
Total	$98,933,280			$94,126,517

(1)
For the period from August 21, 2012 through August 21, 2015, the note accrues interest at a fixed rate equal to 3.0%. For the period from August 21, 2015 through the maturity date, the note will bear interest at a fixed rate equal to (1) the prime rate in effect as of August 21, 2015, minus (2) 0.25%, provided that in no event will the interest rate exceed the maximum rate permitted by law.  All amounts of principal and interest due under the note that are more than ten days past due will bear interest at a rate equal to the applicable interest rate due under the note for such amounts plus 5.0%. The note may be prepaid, in whole or in part, at any time without penalty or premium.

(2)	We may prepay the loan in full without penalty at any time following the date that is three months prior to the maturity date upon at least thirty days prior written notice to the lender.

Information Regarding Our Distributions

    On May 20, 2010, our board of directors authorized and declared a cash distribution to our stockholders contingent upon the closing of our first property acquisition.  The distribution (1) began to accrue daily to our stockholders of record as of the close of business on each day commencing one business day following the closing of the acquisition of our first asset on May 27, 2010; (2) is payable in cumulative amounts on or before the 15th day of each calendar month; and (3) is calculated at a rate of $0.002192 per share of our common stock per day, which, if paid each day over a 365-day period, is equivalent to an 8.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock.

    The following table summarizes the distributions we paid in cash and pursuant to our distribution reinvestment plan (DRIP) for the period from July 2010 (the month we first paid distributions) through  June 30 , 2014:

				Net Cash Provided by
	Distributions Paid(1)			(used in)
Period	Cash	DRIP(3)	Total	Operating Activities
Period From May 27, 2010 to June 30, 2010(2)	$—	$—	$—	$(161,881)
Third Quarter 2010	40,388	20,901	61,289	114,490
Fourth Quarter 2010	39,639	26,375	66,014	156,857
First Quarter 2011	42,398	27,746	70,144	(9,178)
Second Quarter 2011	46,591	29,343	75,934	63,341
Third Quarter 2011	52,391	31,474	83,865	(27,056)
Fourth Quarter 2011	67,284	29,758	97,042	27,835
First Quarter 2012	90,374	26,723	117,097	(25,151)
Second Quarter 2012	114,446	35,856	150,302	199.325
Third Quarter 2012	148,527	52,850	201,377	132.140
Fourth Quarter 2012	177,655	61,594	239,249	80,756
First Quarter 2013	200,579	72,609	273,188	153,310
Second Quarter 2013	283,395	89,775	373,170	438,908
Third Quarter 2013	347,881	107,695	455,576	480,257
Fourth Quarter 2013	406,378	138,908	545,286	295,374
First Quarter 2014	482,368	194,592	676,960	(832,071)
Second Quarter 2014	630,109	257,705	887,814	1,012,227
Total	$3,170,403	$1,203,904	$4,374,307	$2,099,483

(1)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately 15 days following the end of such month.
(2)	Distributions accrued for the period from May 27, 2010 through June 30, 2010 were paid on July 15, 2010, the date we first paid a distribution.
(3)	Amount of distributions paid in shares of common stock pursuant to our distribution reinvestment plan.

For the six months ended June 30 , 2014, we paid $1,564,779 in distributions, including $452,297 in shares issued pursuant to our distribution reinvestment plan. For the six months ended June 30 , 2014, our net cash provided by operations was $ 180,156 and we had funds from operations, or FFO, of $ 587,379 . For the year ended December 31, 2013, we paid aggregate distributions of $1,647,220, which was comprised of $1,238,233 in cash distributions and $408,987 in shares issued pursuant to our distribution reinvestment plan, our net cash provided by operating activities was $1,367,849, and our FFO was $(26,678). For the year ended December 31, 2012, we paid aggregate distributions of $708,025, our net cash provided by operating activities was $387,070 and our FFO was $(324,661).

For the period from July 15, 2010 to June 30 , 2014, we paid aggregate distributions of $ 4,374,307 . Of the $ 4,374,307 in distributions we paid in the period from July 15, 2010 (the date we first paid distributions) to June 30 , 2014, $ 3,170,403 , or approximately 7 2%, was paid in cash, and $ 1,203,904 , or approximately 2 8%, was paid pursuant to our distribution reinvestment plan in the form of additional shares of common stock. Our net loss from our inception through June 30 , 2014 was $ 1,813,758 , our net cash provided by operations was $ 2,099,483 , and our FFO was $ 291,605 . For a discussion of how we calculate FFO, see “Our Performance—Funds From Operations and Modified Funds From Operations.” Of the $ 4,374,307 in distributions we paid during the period from our inception through June 30 , 2014, including shares issued pursuant to our distribution reinvestment plan, approximately 48 % was funded from cash flow from operations and approximately 52 % was funded from offering proceeds. To the extent that we fund distributions from offering proceeds, your investment will be diluted because we will have less funds available for investments.

The tax composition of our distributions declared for the years ended December 31, 2013 and 2012 was as follows:

	2013	2012
Capital Gain	0.0%	90.6%
Ordinary Income	32.2%	9.4%
Return of Capital	67.8%	0.0%
Total	100.0%	100.0%

6

Our Net Tangible Book Value Per Share

  As of  June 30, 2014 , our net tangible book value per share was $7 .28 , compared to our offering price of $10.00 per share pursuant to this offering. Our net tangible book value per share of our common stock was determined by dividing the net book value of our tangible assets (consisting of total assets less intangible assets, which are comprised of deferred financing and leasing costs acquired in-place lease value, net of liabilities to be assumed and noncontrolling interests) as of  June 30, 2014 by the number of shares of our common stock outstanding as of  June 30, 2014 . Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. Net tangible book value is not intended to reflect the value of our assets upon our orderly liquidation in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (1) accumulated depreciation and amortization of real estate investments, (2) fees paid in connection with our initial public offering and (3) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition and management of our investments. Additionally, investors who purchased shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to this offering, if we sell securities that are convertible into shares of our common stock or if we issue shares upon the exercise of options, warrants or other rights.

Information Regarding Redemption of Our Shares

In August 2012, in connection with the death of a stockholder, we redeemed 6,000 shares of our common stock at the original purchase price of $10.00 per share, for an aggregate redemption price of $60,000. We have received no other requests to redeem shares of our common stock pursuant to our share redemption program.

Compensation Paid to Our Advisor and its Affiliates

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation.”

The following table summarizes the cumulative compensation, fees and reimbursements we paid to our advisor, Moody National Advisor I, LLC, and its affiliates, including the dealer manager, during the  six months ended June 30 , 2014 and the years ended December 31, 2013 and 2012.

	Six Months Ended June 30 ,	Year Ended December 31,
Type of Fee or Reimbursement	2014	2013	2012
Offering Stage:
Selling commissions (1)	$1,763,995	$1,387,952	$595,905
Dealer manager fees (1)	508,976	422,906	167,783
Organization and offering expense reimbursement (2)	683,000	563,000	914,000
Operational Stage:
Acquisition fee	478,500	577,650	180,000
Origination fee	—	—	—
Debt financing fee	183,100	271,000	—
Asset management fee (1)	366,891	227,306	33,303
Property management and leasing fees	271,654	292,787	15,602
Operating expense reimbursement (3)	165,000	—	—
Acquisition expense reimbursement	—	—	—
Disposition Stage:
Disposition fee	—	—	—

(1)	All selling commissions, dealer manager fees and asset management fees incurred as of June 30 , 2014 had been paid as of June 30 , 2014, as indicated in the table above.
(2)
As of June 30 , 2014, we had aggregate reimbursed offering costs of $ 2,455,498 and organization costs of $ 28,083 and had offering costs receivable from our advisor of $ 115,960 . As of June 30 , 2014, no oganization costs were payable to our advisor.

(3)	As of June 30 , 2014, we had reimbursed $ 56,000 of operating expense to our advisor and had $ 165,000 of operating expense payable to our advisor.

7

Update to “Risk Factors”

We have and may continue to pay distributions from sources other than our cash flow from operations. To the extent that we pay distributions from sources other than our cash flow from operations, we will have reduced funds available for investment and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay distributions from any source, including net proceeds from our public offerings, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Since our inception, our cash flow from operations has not been sufficient to fund all of our distributions, and as a consequence we have funded a significant portion of our distributions with the net proceeds of our public offerings. Of the $4,374,307 in total distributions we paid during the period from our inception through June 30 , 2014, including shares issued pursuant to our distribution reinvestment plan, approximately 48 % was funded from cash flow from operations and approximately 52 % was funded from offering proceeds. In the future, our cash flow from operations may not be sufficient to fund our distributions and we may continue to fund all or a portion of our distributions from offering proceeds or other sources other than cash flow from operations. Until we make substantial investments, we may continue to fund distributions from the net proceeds from this offering or sources other than cash flow from operations. We have not established a limit on the amount of offering proceeds, or other sources other than cash flow from operations, which we may use to fund distributions.

If we are unable to consistently fund distributions to our stockholders entirely from our cash flow from operations, the value of your shares upon a listing of our common stock, the sale of our assets or any other liquidity event may be reduced. To the extent that we fund distributions from sources other than our cash flow from operations, our funds available for investment will be reduced relative to the funds available for investment if our distributions were funded solely from cash flow from operations, our ability to achieve our investment objectives will be negatively impacted and the overall return to our stockholders may be reduced. In addition, if we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, please see “Federal Income Tax Considerations–Taxation of Taxable U.S. Stockholders” in our prospectus.

Experts

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The (1) combined financial statements of Terrapin Operator Woodlands, LLC and the Tenancy In Common incorporated by reference from the Company’s Current Report on Form 8-K/A filed with the SEC on January 25, 2013,  (2)  financial statements of SHG HP Germantown LLC incorporated by reference from the Company’s Current Report on Form 8-K/A filed with the SEC on June 25, 2013, (3) financial statements of Naman Ashley I, LLC incorporated by reference from the Company’s Current Report on Form 8-K/A filed with the SEC on September 18, 2013, (4) combined financial statements of Austin Lodging, Inc. and the Tenancy In Common incorporated by reference from the Company’s Current Report on Form 8-K/A filed  with the SEC on March 18, 2014,  (5) combined financial statements of Moody National RI Grapevine S, LLC and Moody National RI Grapevine MT, LLC incorporated by reference from the Company’s Current Report on Form 8-K/A filed with the SEC on June 17, 2014, and (6) combined financial statements of MN Newark, LLC and Moody National TPS Newark MT, LLC incorporated by reference from the Company’s Current Report on Form 8-K/A filed with the SEC on September 9, 2014, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their reports included therein, which are incorporated herein by reference. Such financial statements have been so included in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing.

Incorporation of Certain Documents by Reference

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

8

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at http:www.moodynationalreit.com. There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

●	Annual Report on Form 10-K filed with the SEC on March 19, 2014;

●	Quarterly Report on Form 10-Q filed with the SEC on August 14, 2014;

●	Quarterly Report on Form 10-Q filed with the SEC on May 15, 2014;

●	Definitive Proxy Statement filed with the SEC on July 10, 2014;

●	Registration Statement on Form 8-A filed with the SEC on April 30, 2014;

●	Current Report on Form 8-K filed with the SEC on October 7, 2014;

●	Current Report on Form 8-K filed with the SEC on September 25, 2014;

●	Current Report on Form 8-K filed with the SEC on September 12, 2014;

●	Current Report on Form 8-K/A filed with the SEC on September 9, 2014;

●	Current Report on Form 8-K filed with the SEC on August 15, 2014;

●	Current Report on Form 8-K filed with the SEC on June 30, 2014;

●	Current Report on Form 8-K/A filed with the SEC on June 17, 2014;

●	Current Report on Form 8-K filed with the SEC on April 4, 2014;

●	Current Report on Form 8-K/A filed with the SEC on March 18, 2014;

●	Current Report on Form 8-K filed with the SEC on February 7, 2014;

●	Current Report on Form 8-K filed with the SEC on January 6, 2014;

●	Current Report on Form 8-K/A filed with the SEC on September 18, 2013;

●	Current Report on Form 8-K/A filed with the SEC on June 25, 2013; and

●	Current Report on Form 8-K/A filed with the SEC on January 25, 2013.

We will provide to each person to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 6363 Woodway Drive, Suite 110, Houston, Texas 77057 or call us at (713) 977-7500. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

9

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

Amount

SEC registration fee	$0
FINRA filing fee	$500
Accounting fees and expenses	$1,000,000
Legal fees and expenses	$2,000,000
Sales and advertising expenses	$4,500,000
Blue Sky fees and expenses	$200,000
Printing expenses	$2,175,000
Miscellaneous	9,850,000
Total	$19,725,500

Item 32. Sales to Special Parties.

Our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers, may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. Our advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

In connection with sales of over $500,000 or more to a qualifying purchaser, a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

We will not pay any sales commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of sales commissions payable with respect to the sale of their shares down to zero if (1) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the sales commissions payable in connection with such transaction.

Item 33. Recent Sales of Unregistered Securities.

          Effective February 19, 2008, we issued 22,222 shares of common stock at $9.00 per share to Moody National REIT Sponsor, LLC, our sponsor, for $200,000 in cash, reflecting that no sales commission or dealer manager fees were paid. We relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Moody National REIT Sponsor, LLC, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

          Effective April 25, 2008, our operating partnership issued 100 common units at $10.00 per unit to Moody Notional LPOP I for $1,000 and issued 100 special units at $10.00 per unit to Moody OP Holdings I, LLC for $1,000. Our operating partnership relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of these issuances. Our advisor and Moody OP Holdings I, LLC by virtue of their affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

           Under our independent directors compensation plan, each of our current independent directors was entitled to receive 5,000 shares of restricted common stock when we raised the minimum offering amount of $2,000,000 in our initial public offering. On May 18, 2010, we raised the minimum offering amount of $2,000,000 in our initial public offering and each of our three independent directors was granted 5,000 shares of restricted stock pursuant to our independent directors’ compensation plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On August 24, 2011, the date of the annual meeting of our stockholders, each of our three independent directors was granted 2,500 shares of restricted common stock pursuant to our independent directors’ compensation plan upon their reelection to our board of directors, resulting in an issuance of an aggregate of 7,500 shares of restricted stock. The 7,500 shares of restricted common stock were issued to our independent directors in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On August 14, 2012, the date of the annual meeting of our stockholders, each of our three independent directors was granted 2,500 shares of restricted common stock pursuant to our independent directors’ compensation plan upon their reelection to our board of directors, resulting in an issuance of an aggregate of 7,500 shares of restricted stock. The 7,500 shares of restricted common stock were issued to our independent directors in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On August 13, 2013, the date of the annual meeting of our stockholders, each of our three independent directors was granted 2,500 shares of restricted common stock pursuant to our independent directors’ compensation plan upon their reelection to our board of directors, resulting in an issuance of an aggregate of 7,500 shares of restricted stock. The 7,500 shares of restricted common stock were issued to our independent directors in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On August 11, 2014, the date of the annual meeting of our stockholders, each of our three independent directors was granted 2,500 shares of restricted common stock pursuant to our independent directors’ compensation plan upon their reelection to our board of directors, resulting in an issuance of an aggregate of 7,500 shares of restricted stock. The 7,500 shares of restricted common stock were issued to our independent directors in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 34. Indemnification of Directors and Officers.

Subject to the limitations set forth under Maryland law and in this Item, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

          The Maryland General Corporation Law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his or her service in that capacity. The Maryland General Corporation Law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.  Subject to the limitations set forth under Maryland law and in this Item, our charter provides that we will indemnify our present and former directors and officers, our advisor and any affiliates of our advisor, which we refer to as indemnitees, against any or all losses or liabilities reasonably incurred by the indemnitees in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor or affiliate, and pay or reimburse the indemnitees’ reasonable expenses in advance of final disposition of a proceeding.

          However, our charter provides that we may indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us only if: (1) the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (2) the indemnitee was acting on behalf of or performing services for us, (3) the loss or liability was not the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or if the indemnitee is an independent director, the loss or liability was not the result of gross negligence or willful misconduct and (4) the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. In addition, we may not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged material securities law violation as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

          Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if all of the following conditions are satisfied: (1) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (2) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by our charter, (3) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee is not entitled to indemnification, and (4) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

          We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35. Treatment of Proceeds from Securities Being Registered.

          Not applicable.

Item 36. Financial Statements and Exhibits.

(a) Financial Statements:

The following financial statements are incorporated by reference into this registration statement:

      •  The consolidated balance sheets of Moody National REIT I, Inc. and subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity and cash flows for the years then  ended included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 19, 2014.

• The condensed consolidated unaudited financial statements of Moody National REIT I, Inc. included in the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed with the SEC on May 15, 2014.

               •  The condensed consolidated unaudited financial statements of Moody National REIT I, Inc. included in the Registrant’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2014 filed with the SEC on August 14, 2014.

              •  The financial statements of Terrapin Operator Woodlands, LLC and the Tenancy In Common and related pro forma financial statements of Moody National REIT I, Inc. contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on January 25, 2013.

• The financial statements of SHG HP Germantown, LLC and related pro forma financial statements of Moody National REIT I, Inc. contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on June 25, 2013.

• The financial statements of Naman Ashley I, LLC and related pro forma financial statements of Moody National REIT I, Inc. contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on September 18, 2013.

• The combined financial statements of Austin Lodging, Inc. and the Tenancy In Common and related pro forma financial information of Moody National REIT I, Inc. contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on March 18, 2014.

• The combined financial statements of Moody National RI Grapevine S, LLC and Moody National RI Grapevine MT, LLC and related pro forma financial statements of Moody National REIT I, Inc. contained in the Registrant's Current Report on Form 8-K/A filed with the SEC on June 17, 2014.

• The financial statements of MN Newark, LLC and Moody National TPS Newark MT, LLC and related pro forma financial statements of Moody National REIT I, Inc. contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on September 9, 2014.

(b) Exhibits:

 See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37. Undertakings

          The registrant undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

          (6) that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser;

          (7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

          (9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

          (10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, for each significant property acquired and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

          (11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on  October 29 , 2014.

Moody National REIT I, Inc.

By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President

          Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the following capacities and on October 29 , 2014.

Signature	Title

/s/ Brett C. Moody	Chief Executive Officer, President and Chairman of the Board (principal executive officer)
Brett C. Moody

/s/ Robert W. Engel	Treasurer , Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)
Robert W. Engel

/s/ William H. Armstrong	Director
William H. Armstrong

/s/ Charles L. Horn	Director
Charles L. Horn

/s/ John P. Thompson	Director
John P. Thompson

EXHIBIT INDEX

Exhibit Number	Description

1.1
Dealer Manager Agreement, dated September 17, 2012, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L. P., Moody National Advisor I, LLC and Moody National Realty Company, L. P. (incorporated by reference to Exhibit 1.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (File No. 333-179521), as amended to date (the “Registration Statement”), filed on September 5, 2012)

3.1	Second Articles of Amendment and Restatement of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2014)

3.2	Bylaws of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-150612) filed on May 2, 2008)

3.3
Amendment No. 1 to Bylaws of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (File No. 333-150612) filed on February 23, 2009)

4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)

4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)

5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Amendment No. 4 to the Registration Statement filed on October 4, 2012)

8.1
Opinion of Alston & Bird LLP regarding certain federal income tax considerations relating to Moody National REIT I, Inc. (incorporated by reference to Exhibit 8.1 to Amendment No. 4 to the Registration Statement filed on October 4, 2012)

10.1
Amended and Restated Advisory Agreement among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody Realty Company, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2009)

10.2	Amendment No. 1 to the Amended and Restated Advisory Agreement, dated April 6, 2011, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody National Realty Company, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 6, 2011)

10.3	Amendment No. 2 to the Amended and Restated Advisory Agreement, dated April 12, 2012, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody National Realty Company, L.P. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on April 13, 2012)

10.4
Amendment No. 3 to the Amended and Restated Advisory Agreement, dated April 9, 2013, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody National Realty Company, L.P. (incorporated by reference to Exhibit 10.4 to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-11, filed on April 24, 2013)

10.5
Limited Partnership Agreement of Moody National Operating Partnership I, L.P. (incorporated by reference to Exhibit 10.3 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-11 (File No. 333-150612)filed on March 27, 2009)

10.6
Moody National REIT I, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-11 (File No. 333-150612) filed on March 27, 2009)

10.7
Moody National REIT I, Inc. Amended and Restated Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2009)

10.8
Agreement of Purchase and Sale and Escrow Agreement, dated as of April 30, 2010, by and among Moody National RI Perimeter Holding, LLC, First American Title Insurance Company of New York, Ramsey Title Agency and the Sellers party thereto (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, filed on August 16, 2010 (the “June 30 Form 10-Q”))

10.9
Loan Agreement, dated as of May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Citicorp North America, Inc. and Moody National RI Perimeter Master Tenant, LLC (incorporated by reference to Exhibit 10.2 to the June 30 Form 10-Q)

10.10
Promissory Note, dated as of May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.3 to the June 30 Form 10-Q)

10.11
Deed to Secure Debt and Security Agreement, dated as May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.4 to the June 30 Form 10-Q)

10.12
Recourse Guaranty, dated as of May 27, 2010, by and among Brett C. Moody, Moody National Operating Partnership I, L.P. and Moody National REIT I, Inc. in favor of Citicorp North America, Inc. (incorporated by reference to Exhibit 10.5 to the June 30 Form 10-Q)

10.13
Environmental Indemnity Agreement, dated as of May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC, Brett C. Moody, Moody National Operating Partnership I, L.P. and Moody National REIT I, Inc. in favor of Citicorp North America, Inc. (incorporated by reference to Exhibit 10.6 to the June 30 Form 10-Q)

10.14
Clearing Account Agreement, dated as of May 27, 2010, by and among Wells Fargo Bank, N.A., Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC, Residence Inn by Marriott, LLC and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.7 to the June 30 Form 10-Q)

10.15
Promissory Note, dated May 27, 2010, by and between Moody National Perimeter REIT JV Member, LLC and Moody National RI Perimeter TO, LLC (incorporated by reference to Exhibit 10.8 to the June 30 Form 10-Q)

10.16
Owner Agreement, dated May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant and Residence Inn by Marriott LLC (incorporated by reference to Exhibit 10.9 to the June 30 Form 10-Q)

10.17
Hotel Lease Agreement, date May 21, 2010, by and among Moody National RI Perimeter Holding, LLC and Moody National RI Perimeter Master Tenant, LLC (incorporated by reference to Exhibit 10.10 to the June 30 Form 10-Q)

10.18	Limited Liability Company Agreement of Moody National RI Perimeter JV, LLC, dated as of May 27, 2010, by and among Moody National RI Perimeter JV, LLC, Moody National RI Perimeter TO, LLC and Moody National Perimeter REIT JV, LLC (incorporated by reference to Exhibit 10.17 to the registrant’s Annual Report on Form 10-K filed on March 31, 2011)

10.19
MNHP Note Holder, LLC Limited Liability Company Operating Agreement, effective June 3, 2011, by and among Moody National Operating Partnership I, L.P., Moody National Mortgage Corporation and the other Members party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2011 (the “June 9th Form 8-K”))

10.20	Note Purchase Agreement, dated as of March 31, 2011, by and between Patriot Bank and Moody National Realty Company, L.P. (incorporated by reference to Exhibit 10.2 to the June 9th Form 8-K)

10.21
Assignment and Assumption of Note Purchase Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Moody National Realty Company, L.P. and MNHP Note Holder, LLC (incorporated by reference to Exhibit 10.3 to the June 9th Form 8-K)

10.22
Renewal, Extension and Modification Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between MNHP Note Holder, LLC and Moody National HP Grapevine Trust (incorporated by reference to Exhibit 10.4 to the June 9th Form 8-K)

10.23
Assignment of Notes and Liens, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Patriot Bank and MNHP Note Holder, LLC (incorporated by reference to Exhibit 10.5 to the June 9th Form 8-K)

10.24
Commercial Loan Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and among Patriot Bank, MNHP Note Holder, LLC, Moody National Realty Company, L.P., Moody National Mortgage Corporation, Moody National Management, L.P. and Brett C. Moody (incorporated by reference to Exhibit 10.6 to the June 9th Form 8-K)

10.25	Promissory Note, dated as of June 3, 2011 and effective as of May 5, 2011, by MNHP Note Holder, LLC in favor of Patriot Bank (incorporated by reference to Exhibit 10.7 to the June 9th Form 8-K)

10.26
Collateral Assignment of Notes and Liens, dated as of June 3, 2011 and effective as of May 5, 2011, by and between MNHP Note Holder, LLC and Patriot Bank (incorporated by reference to Exhibit 10.8 to the June 9th Form 8-K)

10.27
Guaranty Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Moody National Mortgage Corporation and Patriot Bank (incorporated by reference to Exhibit 10.9 to the June 9th Form 8-K)

10.28
Guaranty Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Moody National Realty Company, L.P. and Patriot Bank (incorporated by reference to Exhibit 10.10 to the June 9th Form 8-K)

10.29
Guaranty Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Moody National Management, L.P. and Patriot Bank (incorporated by reference to Exhibit 10.11 to the June 9th Form 8-K)

10.30
Limited Guaranty Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Brett C. Moody and Patriot Bank (incorporated by reference to Exhibit 10.12 to the June 9th Form 8-K)

10.31
Amendment to Promissory Note, effective June 3, 2011, by and between Moody National Perimeter REIT JV Member, LLC and Moody National RI Perimeter TO, LLC (incorporated by reference to Exhibit 10.13 to the June 9th Form 8-K)

10.32
Assignment and Assumption of Purchase Agreement, dated as of April 12, 2012, by and between Moody National Companies, LP and Moody National Wood-Hou Holding, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 13, 2012)

10.33
Purchase Agreement, dated as of March 22, 2012, by and between Moody National Companies, LP and Woodlands Terrapin Investors I, LLC, Woodlands Terrapin Investors II, LLC, Woodlands Terrapin Investors III, LLC, 537 Houston, LLC, Marc Hotel Houston, LLC, Miriam Hotel Houston, LLC and Terrapin Operator Woodlands, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 13, 2012)

10.34
First Amendment to Purchase Agreement, dated as of April 6, 2012, by and between Moody National Companies, LP and Woodlands Terrapin Investors I, LLC, Woodlands Terrapin Investors II, LLC, Woodlands Terrapin Investors III, LLC, 537 Houston, LLC, Marc Hotel Houston, LLC Miriam Hotel Houston, LLC and Terrapin Operator Woodlands, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on April 13, 2012)

10.35
Agreement of Purchase and Sale, dated August 14, 2012, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC and 6096 Barfield Road, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form8-K filed on August 20, 2012)

10.36
Fee and Expense Waiver Agreement, dated September 28, 2012, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody National Realty Company, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2012)

10.37
Hotel Lease Agreement, dated November 7, 2012, by and between Moody National Wood-Hou Holding, LLC and Moody National Wood-Hou MT, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 15, 2012)

10.38
Hotel Management Agreement, dated November 7, 2012, by and between Moody National Wood-Hou MT, LLC and Moody National Hospitality Management, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 15, 2012)

10.39
Promissory Note, dated November 17, 2006, by Woodlands Terrapin Investors I, LLC, Woodlands Terrapin Investors II, LLC, Woodlands Terrapin Investors III, LLC, 537 Houston, LLC, Maven Houston, LLC, Marc Hotel Houston, LLC and Miriam Hotel Houston, LLC, in favor of ARCS Commercial Mortgage Co., L.P. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on November 15, 2012)

10.40
Consent, Modification and Assumption Agreement With Release, dated November 7, 2012, by and among Woodlands Terrapin Investors I, LLC, Woodlands Terrapin Investors II, LLC, Woodlands Terrapin Investors III, 537 Houston, LLC, Maven Houston, LLC, Marc Hotel Houston, LLC, Miriam Hotel Houston, LLC, Terrapin Operator Woodlands, LLC, Moody Wood-Hou Holding, LLC, Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Wood-Hou MT, LLC, Brett C. Moody and U.S. Bank National Association, as Trustee, Successor-In-Interest to Bank of America, N.A., as Trustee, Successor by Merger to LaSalle Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on November 15, 2012)

10.41
Deed of Trust and Security Agreement, dated November 17, 2006, by and among Woodlands Terrapin Investors I, LLC, Woodlands Terrapin Investors II, LLC, Woodlands Terrapin Investors III, 537 Houston, LLC, Maven Houston, LLC, Marc Hotel Houston, LLC, Miriam Hotel Houston, LLC and ARCS Commercial Mortgage Co., L.P. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on November 15, 2012)

10.42
Security Agreement, dated November 7, 2012, by Moody National Wood-Hou MT, LLC in favor of U.S. Bank National Association, as Trustee, Successor-In-Interest to Bank of America, N.A., as Trustee, Successor by Merger to LaSalle Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on November 15, 2012)

10.43
Assignment of Leases and Rents, dated November 7, 2012, by Moody National Wood-Hou MT, LLC in favor of U.S. Bank National Association, as Trustee, Successor-In-Interest to Bank of America, N.A., as Trustee, Successor by Merger to LaSalle Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on November 15, 2012)

10.44
Assignment and Subordination of Management Agreement, dated November 7, 2012, by Moody National Wood-Hou MT, LLC and Moody National Hospitality Management, LLC in favor of U.S. Bank National Association, as Trustee, Successor-In-Interest to Bank of America, N.A., as Trustee, Successor by Merger to LaSalle Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on November 15, 2012)

10.45
Indemnity and Guaranty Agreement, dated November 7, 2012, by Moody National REIT I, Inc., Moody National Operating Partnership I, L.P. and Brett C. Moody in favor of U.S. Bank National Association, as Trustee, Successor-In-Interest to Bank of America, N.A., as Trustee, Successor by Merger to LaSalle Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on November 15, 2012)

10.46
Hazardous Substances Indemnity Agreement, dated November 7, 2012, by Moody National Wood-Hou Holding, LLC, Moody National REIT I, Inc., Moody National Operating Partnership I, L.P. and Brett C. Moody in favor of U.S. Bank National Association, as Trustee, Successor-In-Interest to Bank of America, N.A., as Trustee, Successor by Merger to LaSalle Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed on November 15, 2012)

10.47
Agreement of Purchase and Sale, dated February 11, 2013, by and among Moody National REIT I, Inc. and SHG HP Germantown, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 14, 2013)

10.48
Assignment and Assumption of Purchase Agreement, dated April 9, 2013, by and among Moody National REIT I, Inc., Moody National HP G-Town Holding, LLC and Moody National HP G-Town MT, LLC (incorporated by reference to Exhibit 10.48 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.49
Hotel Lease Agreement, dated April 9, 2013, by and between Moody National HP G-Town Holding, LLC and Moody National HP G-Town MT, LLC (incorporated by reference to Exhibit 10.49 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.50
Hyatt Place Hotel Franchise Agreement, dated April 9, 2013, by and between  Hyatt Place Franchising, L.L.C. and Moody National HP G-Town MT, LLC (incorporated by reference to Exhibit 10.50 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.51
Guaranty and Assumption of Obligations, dated April 9, 2013, by Moody National REIT I, Inc. in favor of Hyatt Place Franchising, L.L.C. (incorporated by reference to Exhibit 10.51 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.52
Hotel Management Agreement, dated April 9, 2013, by and between Moody National HP G-Town MT, LLC and Moody National Hospitality Management, LLC (incorporated by reference to Exhibit 10.52 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.53
Promissory Note, dated April 9, 2013, by Moody National HP G-Town Holding, LLC in favor of Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.53 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.54
Loan Agreement, dated April 9, 2013, by and between Moody National HP G-Town Holding, LLC and Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.54 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.55
Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated April 9, 2013, by and among Moody National HP G-Town Holding, LLC and Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.55 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.56
Assignment of Leases and Rents, dated April 9, 2013, by Moody National HP G-Town Holding, LLC in favor of Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.56 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.57
Assignment of Management Agreement and Subordination of Management Fees, dated April 9, 2013, by Moody National HP G-Town Holding, LLC and Moody National Hospitality Management, LLC in favor of Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.57 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.58
Guaranty of Recourse Obligations, dated April 9, 2013, by Brett C. Moody in favor of Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.58 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.59
Environmental Indemnity Agreement, dated April 9, 2013, by Moody National HP G-Town Holding, LLC and Brett C. Moody in favor of Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.59 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.60
Agreement of Purchase and Sale, dated April 23, 2013, by and between Naman Ashley I, LLC and Moody National REIT I, Inc. (incorporated by reference to Exhibit 10.60 to Post-Effective Amendment No. 2 to the Registration Statement, filed on April 24, 2013.

10.61
Assignment and Assumption of Agreement of Purchase and Sale, dated as of July 2, 2013, by and between Moody National REIT I, Inc. and Moody National HP N-Charles Holding, LLC (incorporated by reference to Exhibit 10.61 to Post-Effective Amendment No. 3 to the Registration Statement, filed on July 24, 2013)

10.62
Hotel Lease Agreement, dated July 2, 2013, by and between Moody National HP N-Charles Holding, LLC and Moody National HP N-Charles MT, LLC (incorporated by reference to Exhibit 10.62 to Post-Effective Amendment No. 3 to the Registration Statement, filed on July 24, 2013)

10.63
Hotel Management Agreement, dated July 2, 2013, by and between Moody National HP N-Charles MT, LLC and Moody National Hospitality Management, LLC (incorporated by reference to Exhibit 10.63 to Post-Effective Amendment No. 3 to the Registration Statement, filed on July 24, 2013)

10.64
Hyatt Place Hotel Franchise Agreement, dated July 2, 2013, by and between Moody National HP N-Charles MT, LLC and Hyatt Place Franchising, L.L.C. (incorporated by reference to Exhibit 10.64 to Post-Effective Amendment No. 3 to the Registration Statement, filed on July 24, 2013)

10.65
Promissory Note, dated July 2, 2013, by Moody National HP N-Charles Holding, LLC in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.65 to Post-Effective Amendment No. 3 to the Registration Statement, filed on July 24, 2013)

10.66
Loan Agreement, dated July 2, 2013, by and between by Moody National HP N-Charles Holding, LLC and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.66 to Post-Effective Amendment No. 3 to the Registration Statement, filed on July 24, 2013)

10.67
Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated July 2, 2013, by Moody National HP N-Charles Holding, LLC in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.67 to Post-Effective Amendment No. 3 to the Registration Statement, filed on July 24, 2013)

10.68
Guaranty Agreement, dated July 2, 2013, by Moody National REIT I, Inc. in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.68 to Post-Effective Amendment No. 3 to the Registration Statement, filed on July 24, 2013)

10.69
Guaranty Agreement, dated July 2, 2013, by Brett C. Moody in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.69 to Post-Effective Amendment No. 3 to the Registration Statement, filed on July 24, 2013)

10.70
Master Lease Subordination and Attornment Agreement, dated July 2, 2013, by and between JPMorgan Chase Bank, National Association and Moody National HP N-Charles MT, LLC (incorporated by reference to Exhibit 10.70 to Post-Effective Amendment No. 3 to the Registration Statement, filed on July 24, 2013)

10.71
Assignment of Management Agreement and Subordination of Management Fees, dated July 2, 2013, by and among Moody National HP N-Charles Holding, LLC, JPMorgan Chase Bank, National Association and Moody National Hospitality Management, LLC (incorporated by reference to Exhibit 10.71 to Post-Effective Amendment No. 3 to the Registration Statement, filed on July 24, 2013)

10.72
Environmental Indemnity Agreement, dated July 2, 2013, by and between Moody National REIT I, Inc. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.72 to Post-Effective Amendment No. 3 to the Registration Statement, filed on July 24, 2013)

10.73
Agreement of Purchase and Sale, dated September 3, 2013, by and between Moody National REIT I, Inc., Sethi Family Trust and Kapil D. Prashar (incorporated by reference to Exhibit 10.2 To the Registrant’s Quarterly Report on Form 10-Q, filed on November 14, 2013)

10.74
Loan Agreement, dated December 30, 2013, between  Moody National Austin-Govr Holding, LLC and Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.61 to the Registrant’s Annual Report on Form 10-K filed on March 19, 2014)

10.75
Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated December 30, 2013, between Moody National Austin-Govr Holding, LLC, Gary S. Farmer and Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.62 to the Registrant’s Annual Report on Form 10-K filed on March 19, 2014)

10.76
Promissory Note, dated December 30, 2013, by Moody National Austin-Govr Holding, LLC in favor of Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.63 to the Registrant’s Annual Report on Form 10-K filed on March 19, 2014)

10.77
Guaranty of Recourse Obligations, dated December 30, 2013, by Brett C. Moody in favor of Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.64 to the Registrant’s Annual Report on Form 10-K filed on March 19, 2014)

10.78
Environmental Indemnity Agreement, dated December 30, 2013, by Moody National Austin-Govr Holding, LLC and Brett C. Moody in favor of Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.65 to the Registrant’s Annual Report on Form 10-K filed on March 19, 2014)

10.79
Franchise Agreement, dated December 30, 2013, between Hampton Inns Franchise LLC and Moody National Austin-Govr MT, LLC (incorporated by reference to Exhibit 10.66 to the Registrant’s Annual Report on Form 10-K filed on March 19, 2014)

10.80
Agreement of Purchase and Sale, dated February 3, 2014, by and between Moody National REIT I, Inc., Moody National TPS Newark MT, LLC and MN Newark, LLC (incorporated by reference to Exhibit 10.80 to the Registrant's Post-Effective Amendment No. 4 to Registration Statement on Form S-11 (No. 333-179521), filed on March 28, 2014)

10.81	Fee and Expense Waiver Agreement, dated March 26, 2013, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody National Realty Company, L.P. (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q, filed on May 15, 2014)

10.82	Agreement of Purchase and Sale by and among Moody National REIT I, Inc., Moody National RI Grapevine S, LLC, Moody National RI Grapevine MT, LLC and Moody National Management, LP (incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q, filed on May 15, 2014)

10.83	Loan Agreement, dated March 31, 2014, between Moody National 2020-Grapevine Holding, LLC and Ladder Capital Finance, LLC (incporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q, filed on May 15, 2014)

10.84	Promissory Note, dated March 31, 2014, by Moody National 2020-Grapevine Holding, LLC in favor of Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q, filed on May 15, 2014)

10.85	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of March 31, 2014, by Moody National 2020-Grapevine Holding, LLC to David Parnell for the benefit of Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q, filed on May 15, 2014)

10.86	Guaranty of Recourse Obligations, dated as of March 31, 2014, by Brett C. Moody for the benefit of Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.7 to the Registrant's Quarterly Report on Form 10-Q, filed on May 15, 2014)

10.87	Environmental Indemnity Agreement, dated as of March 31, 2014, by Moody National 2020-Grapevine Holding, LLC in favor of Ladder Capital Finance, LLC (incorporated by reference to Exhibit 10.8 to the Registrant's Quarterly Report on Form 10-Q, filed on May 15, 2014)

10.88	Amended and Restated Master Lease Agreement, dated March 31, 2014, bewteeen Moody National 2020-Grapevine Holding, LLC and Moody National RI Grapevine MT, LLC (incorporated by reference to Exhibit 10.9 to the Registrant's Quarterly Report on Form 10-Q, filed on May 15, 2014)

10.89	Amended and Restated Hotel Management Agreement, dated as of March 31, 2014, by and between Moody National RI Grapevine MT, LLC and Moody National Hospitality Management, LLC (incorporated by reference to Exhibit 10.10 to the Registrant's Quarterly Report on Form 10-Q, filed on May 15, 2014)

10.90	Loan Agreement, dated June 15, 2012, by and between MN Newark, LLC and Ladder Capital Financing, LLC (incorporated by reference to Exhibit 10.90 to the Registrant’s Post-Effective Amendment No. 5 to Registration Statement on Form S-11, filed on July 29, 2014)

10.91	Promissory Note, dated June 15, 2012, by MN Newark, LLC in favor of Ladder Capital Financing, LLC (incorporated by reference to Exhibit 10.91 to the Registrant’s Post-Effective Amendment No. 5 to Registration Statement on Form S-11, filed on July 29, 2014)

10.92	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filings, dated June 15, 2012, by MN Newark, LLC in favor of Ladder Capital Financing, LLC (incorporated by reference to Exhibit 10.92 to the Registrant’s Post-Effective Amendment No. 5 to Registration Statement on Form S-11, filed on July 29, 2014)

10.93	Relicensing Franchise Agreement, dated January 29, 2014, by and between MIF L.L.C. and Moody National TPS Newark MT, LLC (incorporated by reference to Exhibit 10.93 to the Registrant’s Post-Effective Amendment No. 5 to Registration Statement on Form S-11, filed on July 29, 2014)

10.94	Amendment to Relicensing Franchise Agreement, dated June 24, 2014, by and between MIF L.L.C. and Moody National TPS Newark MT, LLC (incorporated by reference to Exhibit 10.94 to the Registrant’s Post-Effective Amendment No. 5 to Registration Statement on Form S-11, filed on July 29, 2014)

10.95	Guaranty, dated January 29, 2014, by Brett C. Moody in favor of MIF L.L.C. (incorporated by reference to Exhibit 10.95 to the Registrant’s Post-Effective Amendment No. 5 to Registration Statement on Form S-11, filed on July 29, 2014)

10.96	Hotel Managment Agreement, dated January 29, 2014, by and between Moody National TPS Newark MT, LLC and Moody National Hospitality Management, LLC (incorporated by reference to Exhibit 10.96 to the Registrant’s Post-Effective Amendment No. 5 to Registration Statement on Form S-11, filed on July 29, 2014)

10.97	Amended and Restated Master Lease Agreement, effective June 24, 2014, by and between Moody National Cedar-Newark Holding, LLC and Moody National TPS Newark MT, LLC (incorporated by reference to Exhibit 10.97 to the Registrant’s Post-Effective Amendment No. 5 to Registration Statement on Form S-11, filed on July 29, 2014)

10.98	Agreement for Sale and Purchase of Hotel, dated September 8, 2014, by and among Moody National REIT I, Inc. and WS Arboretum JV, LLC

10.99	Limited Liability Company Operating Agreement of MN Lyndhurst Venture, LLC

10.100	Hotel Management Agreement, dated September 30, 2014, by and among Moody National CY Lyndhurst MT, LLC and Moody National Hospitality Management, LLC

10.101	Amended and Restated Master Lease Agreement, effective September 30, 2014, by and among Moody National 1 Polito Lyndhurst Holding, LLC and Moody National CY Lyndhurst MT, LLC

10.102
Second Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated September 30, 2014, by and between German American Capital Corporation, a Maryland corporation, and Moody National 1 Polito Lyndhurst Holding, LLC

10.103	Guaranty, dated September 30, 2014, by Moody National REIT I, Inc. for the benefit of German American Capital Corporation

10.104	Assumption of Environmental Indemnity, dated September 30, 2014, by and between Moody National 1 Polito Lyndhurst Holding, LLC, Moody National REIT I, Inc. and German American Capital Corporation

10.105	Assumption and Loan Modification Agreement, dated September 30, 2014, by and among German American Capital Corporation, Moody National 1 Polito Lyndhurst Holding, LLC, and Moody National REIT I, Inc.

10.106	Amendment to Courtyard by Marriott Relicensing Franchise Agreement, dated September 30, 2014, by and between Marriott International, Inc. and Moody National CY Lyndhurst MT, LLC

15.1	Letter re unaudited interim financial information**

21	Subsidiaries of the Company*

23.1	Consent of Frazier & Deeter, LLC*

23.3	Consent of Venable LLP (included in Exhibit 5.1)

23.4	Consent of Alston & Bird LLP (included in Exhibit 8.1)
_________________________
*   Filed herewith
** Previously Filed